AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 13, 1999
                                                      REGISTRATION NO. 333-69435

================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   -----------

                                AMENDMENT NO. 1
                                       TO

                                    FORM S-4
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                   -----------

                               WHAT A WORLD!, INC.
             (Exact name of Registrant as specified in its charter)

           Delaware                            6799                     59-3200879
(State or other jurisdiction of     (Primary Standard Industrial      (I.R.S. Employer
 incorporation or organization)      Classification Code Number)     Identification No.)

                                 P.O. BOX 20125
                              TAMPA, FLORIDA 33622
                                 (813) 577-9366
          (Address, including zip code, and telephone number, including area code, of Registrant's principal place of business)

                                 BRIAN S. LAPPIN
                            VICE PRESIDENT OF FINANCE
                           AND CHIEF FINANCIAL OFFICER
                               WHAT A WORLD!, INC.
                                 P.O. BOX 20125
                              TAMPA, FLORIDA 33622
                                 (813) 577-9366
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                   -----------

                                   COPIES TO:

  JAMES MARTIN KAPLAN, ESQ.                              PAUL LABARGE, ESQ.
   Tenzer Greenblatt LLP                                 LaBarge Weinstein
    405 Lexington Avenue                                    Xerox Tower
  New York, New York 10174                              333 Preston Street
Telephone No.: (212) 885-5000                             Ottawa, Ontario
Facsimile No.: (212) 885-5001                                 K1S 5N4
                                                   Telephone No.: (613) 231-3000
                                                   Facsimile No.: (613) 231-3900

                                   -----------

                APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC:
   AS SOON AS PRACTICABLE AFTER THIS REGISTRATION STATEMENT BECOMES EFFECTIVE AND CERTAIN OTHER CONDITIONS UNDER THE SHARE PURCHASE AGREEMENT
                               ARE MET OR WAIVED.

                                   -----------

        If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

                                   -----------

                                               CALCULATION OF REGISTRATION FEE
=============================================================================================================================
                                                            PROPOSED MAXIMUM          PROPOSED MAXIMUM
     TITLE OF EACH CLASS OF            AMOUNT TO BE              OFFERING             AGGREGATE OFFERING         AMOUNT OF
   SECURITIES TO BE REGISTERED         REGISTERED(1)         PRICE PER UNIT(2)             PRICE(2)          REGISTRATION FEE
-----------------------------------------------------------------------------------------------------------------------------
     Common Stock, par value            13,011,339               $.089                  $1,158,009.17             $341.61
         $.01 per share
=============================================================================================================================

(1) Pursuant to Rule 416 of the Securities Act of 1933, as amended, this Registration Statement also relates to such additional indeterminate number of shares of Common Stock as may become issuable by reason of stock splits, stock dividends and similar adjustments in accordance with the anti-dilution provisions of the Share Purchase Agreement.

(2) Calculated pursuant to Rule 457(f)(2) based upon the book value, as of November 30, 1998, of the securities to be acquired by the Registrant in the transaction described in this Registration Statement.


(3)  $310.52 of such amount has been previously paid.


        The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
================================================================================

                               WHAT A WORLD!, INC.

                              ---------------------

                              CROSS REFERENCE SHEET

                   Pursuant to Rule 404(a) Showing Location in
                    Proxy Statement/Prospectus of Information
                            Required by Items in S-4

FORM S-4 ITEM NUMBER AND CAPTION                                     LOCATION IN PROSPECTUS
--------------------------------                                     ----------------------
A.   Information About the Transaction

     1.  Forepart of Registration Statement
            and Outside Front Cover Page of
            Prospectus....................................           Forepart of Registration Statement; Outside
                                                                     Front Cover Page of Proxy
                                                                     Statement/Prospectus

     2.  Inside Front and Outside Back Cover Pages
            of Prospectus.................................           Inside Front and Outside Back Cover Pages of
                                                                     Proxy Statement/Prospectus; Available
                                                                     Information; Table of Contents

     3.  Risk Factors, Ratio of Earnings to Fixed
            Charges and Other Information.................           Summary; Risk Factors; The Special Meeting;
                                                                     The Transaction; The Share Purchase
                                                                     Agreement; The Proposed Amendment;
                                                                     Capitalization; Selected Historical Financial
                                                                     Data of WAW; Selected Historical Financial
                                                                     Data of TeleHub; Pro Forma Condensed
                                                                     Financial Data; Comparative Market Prices and
                                                                     Dividends; Business of WAW; Business of
                                                                     TeleHub; Management of WAW; Principal
                                                                     Holders of WAW Securities

     4.  Terms of the Transaction.........................           Summary; The Transaction; The Share Purchase
                                                                     Agreement; Comparison of Stockholder Rights;
                                                                     Description of WAW Capital Stock; Certain
                                                                     Tax Consequences

     5.  Pro Forma Financial Information..................           Pro Forma Condensed Financial Data

     6.  Material Contracts with the Company
            Being Acquired................................           *

     7.  Additional Information Required for
            Reoffering by Persons and Parties Deemed
            to be Underwriters............................           *

     8.  Interests of Named Experts and Counsel...........           *

FORM S-4 ITEM NUMBER AND CAPTION                                     LOCATION IN PROSPECTUS
--------------------------------                                     ----------------------
     9.  Disclosure of Commission Position on
            Indemnification for Securities Act
            Liabilities...................................           *

B.   Information About the Registrant

     10. Information with Respect to S-3
            Registrants...................................           *

     11. Incorporation of Certain Information by
            Reference.....................................           *

     12. Information with Respect to S-2 or S-3
            Registrants...................................           *

     13. Incorporation of Certain Information by
            Reference.....................................           *

     14. Information with Respect to Registrants
            Other Than S-2 or S-3 Registrants.............           Summary; Risk Factors; Comparative Market
                                                                     Prices and Dividends; Capitalization; Selected
                                                                     Historical Financial Data of WAW;
                                                                     Management's Discussion and Analysis or Plan
                                                                     of Operation of WAW; Business of WAW;
                                                                     Management of WAW; WAW Related Party
                                                                     Transactions; Principal Holders of Securities of
                                                                     WAW; Description of WAW Capital Stock

C.   Information About the Company Being
         Acquired

     15. Information with Respect to S-3
            Companies.....................................           *

     16. Information with Respect to S-2 or S-3
            Companies.....................................           *

     17. Information with Respect to Companies
            Other Than S-2 or S-3 Companies...............           Summary; Risk Factors; Comparative Market
                                                                     Prices and Dividends; Capitalization; Selected
                                                                     Historical Financial Data of TeleHub; Pro
                                                                     Forma Condensed Financial Data;
                                                                     Management's Discussion and Analysis or Plan
                                                                     of Operation of TeleHub; Business of TeleHub;
                                                                     Management of TeleHub; Principal Holders of
                                                                     Securities of TeleHub; Description of WAW
                                                                     Capital Stock


FORM S-4 ITEM NUMBER AND CAPTION                                     LOCATION IN PROSPECTUS
--------------------------------                                     ----------------------
D.   Voting and Management Information

     18. Information if Proxies, Consents or
            Authorizations Are to be Solicited............           Available Information; Summary; The Special
                                                                     Meeting; The Transaction; The Share Purchase
                                                                     Agreement; The Proposed Amendment; Certain
                                                                     Tax Consequences; Management of WAW;
                                                                     WAW Related Party Transactions; Principal
                                                                     Holders of Securities of WAW; Business of
                                                                     TeleHub; Management of TeleHub; Principal
                                                                     Holders of Securities of TeleHub; Stockholder
                                                                     Proposals

     19. Information if Proxies, Consents or
            Authorizations Are Not to be Solicited or
            in an Exchange Offer..........................           *

----------
*  Not applicable or answer is negative

                                                                PRELIMINARY COPY

                               WHAT A WORLD!, INC.
                                 P.O. BOX 20125
                              TAMPA, FLORIDA 33622

                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS


        A Special Meeting of Stockholders of What A World!, Inc. ("WAW" or the "Company") will be held at the offices of Tenzer Greenblatt LLP, 405 Lexington Avenue, 14th Floor, New York, New York 10174 on February 4, 1999 at 9:00 a.m. (local time) to consider and vote upon the following proposals:

        1. To approve the Share Purchase Agreement, dated as of December 21, 1998 and amended as of January 11, 1999, between the Company, Tele Hub Link Corporation ("TeleHub") and the shareholders of TeleHub, pursuant to which the Company will acquire from the TeleHub shareholders all of the outstanding common stock of TeleHub, the Company will issue to the TeleHub shareholders shares of the Company's common stock at a rate of 3.9252318 shares for each share of common stock of TeleHub and, as a result, TeleHub will become a wholly-owned subsidiary of the Company (the "Transaction");


        2. To amend the Company's Certificate of Incorporation to increase to 50,000,000 the number of shares of the Company's common stock authorized for issuance by the Company and to change the Company's name to TeleHubLink Corporation;

        3. To elect five directors to serve on the Company's Board of Directors until the next annual meeting of stockholders and until their successors are elected and qualified; and

        4. To transact such other business as may properly come before the Special Meeting.

        If either the proposal relating to the Share Purchase Agreement or the proposal regarding the amendment to the Company's Certificate of Incorporation is not approved by the stockholders of the Company, then neither proposal will be implemented and the Transaction will not occur. If the Transaction does not occur, the current directors of the Company will continue to serve on the Board of Directors of WAW. The Share Purchase Agreement has previously been approved and adopted by the TeleHub shareholders.


        The Board of Directors has set the close of business (5:00 p.m., New York City time) on January 19, 1999 as the record date for determining the stockholders entitled to notice of and to vote at the Special Meeting.


        THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAT THE STOCKHOLDERS VOTE TO APPROVE THE SHARE PURCHASE AGREEMENT AND THE PROPOSED AMENDMENT OF THE COMPANY'S CERTIFICATE OF INCORPORATION.

         By order of the Board of Directors,

         DAVID B. CORNSTEIN                                      DAVID F. MILLER
         CHAIRMAN OF THE BOARD                                   SECRETARY


Tampa, Florida
January 19, 1999


WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, PLEASE DATE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT IN THE ENCLOSED ENVELOPE. YOU MAY REVOKE YOUR PROXY AT ANY TIME PRIOR TO ITS EXERCISE BY SENDING WRITTEN NOTICE OF REVOCATION TO THE SECRETARY OF THE COMPANY BEFORE THE SPECIAL MEETING OR BY ATTENDING THE SPECIAL MEETING AND VOTING YOUR SHARES IN PERSON.

The information in this Proxy Statement/Prospectus is not complete and may be changed. We may not issue these securities until the registration statement filed with the Securities and Exchange Commission is effective. This Proxy Statement/Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.


                              SUBJECT TO COMPLETION
               PROXY STATEMENT/PROSPECTUS DATED JANUARY 13, 1999
                                       OF
                               WHAT A WORLD!, INC.


                         Special Meeting of Stockholders
                                  to be held on


                                February 4, 1999


                                   -----------

                        13,011,339 Shares of Common Stock
                   Issuable in Connection with the Transaction
                       Involving Tele Hub Link Corporation


        This Proxy Statement/Prospectus is being sent to the holders of common stock of What A World!, Inc., (the "Company" or "WAW") in connection with the Special Meeting of Stockholders of the Company to be held on February 4, 1999. At the Special Meeting, the Company's stockholders will be asked to vote upon
(i) a proposal to approve the Share Purchase Agreement, dated as of December 21, 1998 and amended as of January 11, 1999 (as amended, the "Share Purchase Agreement"), between the Company, Tele Hub Link Corporation, a corporation organized under the laws of the Province of Ontario, Canada ("TeleHub"), and the shareholders of TeleHub pursuant to which the Company will acquire from the TeleHub shareholders all of the outstanding capital stock of TeleHub, the Company will issue to the TeleHub shareholders shares of the Company's common stock at a rate of 3.9252318 shares for each share of common stock of TeleHub and, as a result, TeleHub will become a wholly-owned subsidiary of the Company (the "Transaction"); (ii) a proposal to amend the Company's Certificate of Incorporation to increase to 50,000,000 the number of shares of the Company's common stock authorized for issuance by the Company and to change the name of the Company to TeleHubLink Corporation; and (iii) the election of five directors to serve on the Company's Board of Directors until the next annual meeting of stockholders and until their successors are elected and qualified. If the Transaction does not occur, the current directors of the Company will continue as the directors of WAW.


        Under Delaware law, the proposal to approve the Share Purchase Agreement shall be determined by the affirmative vote of a majority of the voting power present in person or represented by proxy at the Special Meeting, the proposal to approve the amendment of the Company's Certificate of Incorporation shall be determined by the affirmative vote of the holders of a majority of the shares of the Company's common stock outstanding and the election of directors shall be determined by a plurality of the voting power present in person or represented by proxy at the Special Meeting. Of the five individuals nominated for election to the WAW Board of Directors at the Special Meeting, four have been designated by TeleHub and only one nominee, David B. Cornstein, the Chairman of the Board of the Company, has been designated by WAW to serve after completion of the Transaction. Mr. Cornstein and David F. Miller, each of whom is a member of the Board of Directors of the Company, have agreed to vote their shares of the Company's common stock in favor of the Share Purchase Agreement and the proposed amendment to the Company's Certificate of Incorporation and in favor of the election of the nominees named in this Proxy Statement/Prospectus as directors of WAW. Messrs. Cornstein and Miller represent, in the aggregate, approximately 44.7% of the Company's outstanding common stock. Therefore, the affirmative vote of other stockholders holding shares which represent only approximately

6.3% of the outstanding shares of the Company's common stock will be sufficient to approve the proposals and to elect the five nominees as directors.

        This document also constitutes the Company's Prospectus with respect to 13,011,339 shares of common stock of the Company to be issued to the TeleHub shareholders in the Transaction.


        This Proxy Statement/Prospectus and the accompanying proxies are first being mailed to the Company's stockholders on or about January 20, 1999.


        SEE "RISK FACTORS" BEGINNING ON PAGE 10 FOR A DISCUSSION OF VARIOUS RISKS THAT SHOULD BE CONSIDERED BY STOCKHOLDERS IN EVALUATING THE TRANSACTION AND THE PROPOSED AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION.

                                   -----------

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this Proxy Statement/Prospectus. Any representation to the contrary is a criminal offense.


The date of this Proxy Statement/Prospectus is January __, 1999

                       WHERE YOU CAN FIND MORE INFORMATION

        The Company files annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission (the "SEC"). You may read and copy any reports, statements or other information that the Company files at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. The Company's public filings are also available to the public from commercial document retrieval services and at the Internet World Wide Web site maintained by the SEC at "http://www.sec.gov."

        The Company has filed a Registration Statement to register with the SEC the shares of the Company's common stock to be issued to TeleHub's shareholders in the Transaction. This Proxy Statement/Prospectus is a part of the Registration Statement and constitutes a prospectus of the Company with respect to such shares and a proxy statement of the Company for its Special Meeting. As allowed by SEC rules, this Proxy Statement/Prospectus does not contain all the information that stockholders can find in the Registration Statement or the exhibits to the Registration Statement.

        The Company has supplied all information contained in this Proxy Statement/Prospectus relating to the Company, and TeleHub has supplied all such information relating to TeleHub.


        You should rely only on the information contained in this Proxy Statement/Prospectus to vote your shares at the Special Meeting. The Company has not authorized anyone to provide you with information that is different from what is contained in this Proxy Statement/Prospectus. This Proxy Statement/Prospectus is dated January __, 1999. You should not assume that the information contained in the Proxy Statement/Prospectus is accurate as of any date other than that date, and neither the mailing of this Proxy Statement/Prospectus to stockholders of the Company nor the issuance of the Company's securities in the Transaction shall create any implication to the contrary. This Proxy Statement/Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities, or the solicitation of a proxy, in any jurisdiction in which, or to any person to whom, it is unlawful to make any such offer or solicitation.

                          CANADIAN/U.S. EXCHANGE RATES

        In this Proxy Statement/Prospectus, dollar amounts are expressed either in Canadian dollars ("Cdn $") or in United States dollars ("$").

        According to Pacific Exchange Rate Service, for the Company's fiscal years ended February 1, 1997 and January 31, 1998 and for the 39 weeks ended October 31, 1998, the high and low exchange rates (which is the rate at which Canadian dollars were sold for U.S. dollars), the average exchange rate (the average of the exchange rates on the last day of each month during the period) and the end-of-period exchange rates for one Canadian dollar expressed in U.S. dollars for the periods indicated are set forth below:

                              FISCAL YEAR ENDED
                    ---------------------------------------         39 WEEKS ENDED
                    FEBRUARY 1, 1997       JANUARY 31, 1998        OCTOBER 31, 1998
                    ----------------       ----------------        ----------------
High for period          $.7515                 $.7445                 $.7105

Low for period            .7215                  .6831                  .6343

Average for period        .7343                  .7153                  .6750

End of period             .7422                  .6867                  .6483


On January 11, 1999, the exchange rate for one Canadian dollar expressed in U.S. dollars was $.6641.

                                TABLE OF CONTENTS

WHERE YOU CAN FIND MORE INFORMATION.........................................  i

CANADIAN/U.S. EXCHANGE RATES................................................ ii

QUESTIONS AND ANSWERS ABOUT THE TRANSACTION.................................  1

SUMMARY.....................................................................  2
The Companies...............................................................  2
The Special Meeting.........................................................  3
The Transaction.............................................................  4
No Dissenters' Rights of Appraisal..........................................  7
Certain Tax Consequences....................................................  7
Risk Factors................................................................  7
Comparative Per Share Market Price Information..............................  7
Selected Historical Financial Data of WAW...................................  8
Selected Historical Financial Data of TeleHub...............................  9

RISK FACTORS................................................................ 10
Risks Related to WAW and the Transaction.....................................10
Risks Related to TeleHub.................................................... 13

FORWARD-LOOKING STATEMENTS.................................................. 17

THE SPECIAL MEETING......................................................... 18
Time, Place, and Purpose.................................................... 18
Record Date; Holders Entitled to Vote....................................... 18
Voting and Solicitation of Proxies.......................................... 18
Quorum; Required Vote....................................................... 19
Recommendation.............................................................. 20

THE TRANSACTION............................................................. 20
Background.................................................................. 20
Reasons for the Transaction................................................. 22
Opinion of Financial Advisor................................................ 23
Interests of Insiders in the Transaction.................................... 23
Conduct of Business Following the Transaction............................... 24
Accounting Treatment of the Transaction..................................... 24
Regulatory Matters.......................................................... 24
Resale of Shares of WAW Common Stock Issued in the Transaction.............. 24
No Dissenters' Rights of Appraisal.......................................... 25

THE SHARE PURCHASE AGREEMENT................................................ 26
Acquisition of TeleHub...................................................... 26
Certain Representations and Warranties...................................... 26
Conditions to Consummation of the Transaction............................... 27
No Solicitations............................................................ 27

Certain Other Covenants..................................................... 27
Termination of the Share Purchase Agreement................................. 28

CERTAIN TAX CONSEQUENCES.................................................... 29
U.S. Federal Income Tax Consequences to WAW Stockholders.................... 29
Canadian Federal Income Tax Consequences to TeleHub Stockholders............ 29

SELECTED HISTORICAL FINANCIAL DATA OF WAW................................... 31

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION OR PLAN OF
OPERATION OF WAW............................................................ 33

SELECTED HISTORICAL FINANCIAL DATA OF TELEHUB............................... 37

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION OF TELEHUB........ 38

COMPARATIVE MARKET PRICES AND DIVIDENDS..................................... 41

CAPITALIZATION.............................................................. 43

BUSINESS OF WAW............................................................. 44
General......................................................................44
Business of Post-Sale WAW....................................................45
Business of Pre-Sale WAW.....................................................46
Service Mark.................................................................47
Properties...................................................................47
Legal Proceedings............................................................48

MANAGEMENT OF WAW........................................................... 49

PRINCIPAL HOLDERS OF SECURITIES OF WAW...................................... 54

WAW RELATED PARTY TRANSACTIONS.............................................. 55

BUSINESS OF TELEHUB......................................................... 56
Overview.................................................................... 56
Industry Background......................................................... 56
The TeleHub Approach........................................................ 57
Services.................................................................... 58
Strategy.................................................................... 60
Customers................................................................... 61
Competition................................................................. 62
Regulation.................................................................. 62
Employees................................................................... 63
Properties.................................................................. 64
Legal Proceedings........................................................... 64

MANAGEMENT OF TELEHUB....................................................... 65

PRINCIPAL HOLDERS OF SECURITIES OF TELEHUB.................................. 67

DESCRIPTION OF WAW CAPITAL STOCK............................................ 68

COMPARISON OF STOCKHOLDER RIGHTS............................................ 71

THE PROPOSED AMENDMENT TO WAW'S CERTIFICATE OF INCORPORATION................ 74

ELECTION OF DIRECTORS OF WAW................................................ 76

LEGAL MATTERS............................................................... 76

EXPERTS..................................................................... 76

STOCKHOLDER PROPOSALS....................................................... 77

OTHER ACTION AT MEETING AND VOTING OF PROXIES............................... 77

INDEX TO FINANCIAL STATEMENTS...............................................F-1

ANNEXES
Annex A -- Share Purchase Agreement
Annex B -- Form of Certificate of Amendment of the Certificate of
           Incorporation of What A World!, Inc.
Annex C -- Opinion of Prospect Capital Advisors, LLC

                   QUESTIONS AND ANSWERS ABOUT THE TRANSACTION

Q:      Why is the Company proposing the Transaction?

A: Since the sale of substantially all of the Company's assets to Natural Wonders, Inc. in May 1997, the Company has had no operating business and has been seeking to complete an acquisition with an operating company which the Company believes has significant growth potential. The Company believes that the Transaction has the potential to achieve this business objective, and that the Transaction will offer the Company and its stockholders the opportunity to participate in TeleHub's potential future growth and therefore build value for the Company's stockholders.

Q:      When is the Special Meeting?


A: The Special Meeting will take place on February 4, 1999. At the Special Meeting, you will be asked to approve the Share Purchase Agreement relating to the Transaction and the proposed amendment to the Company's Certificate of Incorporation. You will also be asked to vote for the election of five directors of the Company. TeleHub's shareholders do not need to vote on the Transaction.


Q:      What do I need to do now?

A: Just mail your signed proxy card in the enclosed return envelope as soon as possible, so that your shares of the Company's common stock will be represented at the Special Meeting.

Q:      What do I do if I want to change my vote?

A: Just send in a later-dated, signed proxy card to the Company's Secretary or transfer agent before the Special Meeting or attend the Special Meeting in person and vote.

Q: If my shares are held in "street name" by my broker, will my broker vote my shares for me?

A: Your broker will vote your shares only of you provide instructions on how to vote. Please tell your broker how you would like him or her to vote your shares. If you do not tell your broker how to vote, your shares will not be voted by your broker, which will have the effect of a vote against the Transaction and against the proposed amendment to the Company's Certificate of Incorporation.

Q:      When do you expect the Transaction to be completed?

A: The Company currently anticipates that the Transaction will be completed immediately following the Special Meeting.

Q: What are the tax consequences of the Transaction to the Company's stockholders?

A: The Transaction will be tax-free to the Company's stockholders for U.S. federal income tax purposes.

                                     SUMMARY

         THIS SUMMARY HIGHLIGHTS SELECTED INFORMATION CONTAINED ELSEWHERE IN THIS PROXY STATEMENT/PROSPECTUS AND MAY NOT CONTAIN ALL THE INFORMATION THAT IS IMPORTANT TO YOU. FOR A MORE COMPLETE UNDERSTANDING OF THE TRANSACTION AND A MORE DETAILED DESCRIPTION OF THE LEGAL TERMS OF THE TRANSACTION, YOU SHOULD READ THIS ENTIRE DOCUMENT CAREFULLY, INCLUDING THE RISK FACTORS AND FINANCIAL STATEMENTS. UNLESS OTHERWISE STATED, ALL DOLLAR AMOUNTS SET FORTH IN THIS DOCUMENT ARE IN UNITED STATES DOLLARS.

                                  THE COMPANIES

WAW

         WAW was incorporated under the laws of the State of Delaware in July 1993. Until May 1997, WAW operated as a mall-based specialty retailer of a wide assortment of products which targeted customers having an active interest in nature, the environment, education, wildlife, the outdoors and science. In May 1997, the Company sold substantially all of its assets to Natural Wonders, Inc. for cash in the amount of $517,795 plus the assumption by Natural Wonders, Inc. of specified liabilities (the "Sale"). The completion of the Sale terminated WAW's specialty retail operations. Since May 1997, WAW has had no operating business and has been seeking to serve as a vehicle to effect acquisitions, whether by merger, exchange of capital stock, acquisition of assets or other similar business combination. See "Business of WAW."

TELEHUB

         TeleHub was formed in May 1998 under the Business Corporations Act (Ontario) and is currently in the early development stage. Since its inception, TeleHub has been exploring opportunities and has recently commenced operations in the call center teleservices industry. Call centers facilitate the direct communication of information by telephone to and from current and prospective customers of the call center's clients. Generally, the teleservices provided by call centers include performing call center-initiated ("outbound") telemarketing services as well as responding to and managing customer-initiated ("inbound") calls. Outbound telemarketing services consist primarily of direct marketing and sales activities initiated on behalf of a call center's clients, and inbound teleservices activities consist primarily of the processing of incoming phone calls (often placed by customers using toll-free numbers) for product or service orders, customer inquiries, processing of credit and other consumer applications and customer and technical services.


         Since its formation, TeleHub has been marketing its proposed services and forming relationships with individuals and organizations in the teleservices industry to develop and further TeleHub's call center business. To date, TeleHub has provided telemarketing services pursuant to agreements with Access One Communications, Inc., a telecommunications services provider, Call-Tel U.M.P.G., a telemarketing company, Corporate Services Telecom, Inc., a long-distance telephone service provider, and Shared Network Services, an Internet service and content provider, and is currently providing telemarketing services pursuant to non-binding arrangements with MetroNet Communications Group, Inc., a telecommunications services provider, and PageMart Canada Limited, a telecommunications messaging services provider. To date, TeleHub has generated limited revenues from its operations.

                               THE SPECIAL MEETING

TIME, PLACE, AND PURPOSE


         The Special Meeting of WAW's stockholders will be held at 9:00 a.m. (local time) on February 4, 1999, at the offices of Tenzer Greenblatt LLP, 405 Lexington Avenue, 14th Floor, New York, New York 10174. At the Special Meeting, WAW's stockholders will be asked to vote upon (i) a proposal to approve the Share Purchase Agreement relating to the Transaction, (ii) a proposal to amend WAW's Certificate of Incorporation to increase to 50,000,000 the number of shares of WAW's common stock authorized for issuance by WAW and to change the name of WAW to TeleHubLink Corporation, (iii) the election of five directors to serve on WAW's Board of Directors until the next annual meeting of stockholders and until their successors are elected and qualified and (iv) such other business as may properly come before the Special Meeting.


         A copy of the Share Purchase Agreement, which is the legal document governing the Transaction, is attached to this Proxy Statement/Prospectus as Annex A. The full text of the amendment is set forth in the Form of Certificate of Amendment to the Certificate of Incorporation of WAW, which is attached to this Proxy Statement/Prospectus as Annex B. The Company urges its stockholders to read each of those documents carefully.

RECORD DATE; HOLDERS ENTITLED TO VOTE


         If you are a stockholder of WAW, you are entitled to vote at the Special Meeting if you owned shares of WAW's common stock as of the close of business (5:00 p.m., New York City time) on January 19, 1999, the Record
Date. On the Record Date, there were 2,118,125 shares of WAW common stock outstanding and entitled to vote at the Special Meeting. WAW stockholders will be entitled to one vote for each share of WAW common stock held of record on the Record Date.


QUORUM; REQUIRED VOTE

         The presence, in person or by proxy, of holders of a majority of the outstanding shares of the Company's common stock will constitute a quorum at the Special Meeting. At the Special Meeting:

         /bullet/ approval of the proposal regarding the Share Purchase
                  Agreement will require the affirmative vote of the holders of a majority of the shares of the Company's common stock present, in person or by proxy, at the Special Meeting;

         /bullet/ approval of the proposal regarding the amendment to the Company's Certificate of Incorporation will require the affirmative vote of the holders of a majority of the outstanding shares of the Company's common stock; and

         /bullet/ directors will be elected by holders of a plurality of the shares of the Company's common stock present, in person or by proxy, at the Special Meeting.

See "The Special Meeting -- Quorum; Vote Required."

         David B. Cornstein and David F. Miller, each of whom is a member of the Board of Directors of the Company, have agreed to vote their shares of the Company's common stock in favor of the Share Purchase Agreement and the proposed amendment to the Company's Certificate of Incorporation and in favor of the election of the nominees named in this document as directors of WAW. Messrs. Cornstein and Miller represent in the aggregate approximately 44.7% of the Company's common stock. Therefore, the affirmative vote of other stockholders holding shares which represent only 6.3% of the outstanding shares of the Company's common stock will be sufficient to approve such proposals and to elect the five nominees as directors. If the Transaction is not approved at the Special Meeting or, if approved, is not thereafter completed for any reason, the current directors of the Company (including Mr. Cornstein) will continue as the directors of WAW. See "The Special Meeting - Quorum; Vote Required."

THE SPECIAL COMMITTEE

         As described below under "Interests of Insiders in the Transaction," Messrs. Cornstein and Miller, each of whom is a director of the Company, currently own shares of TeleHub common stock and may therefore have interests in the Transaction that are different from those of other stockholders of WAW. Accordingly, the Board of Directors appointed a special committee comprised of two disinterested outside directors of WAW (the "Special Committee") to review and consider the purposes, terms and conditions of the proposed Transaction and to make a recommendation to the Board of Directors. The Special Committee determined that the Transaction is in the best interest of, and is fair to, WAW and its stockholders and recommended to the full Board of Directors the approval of the Share Purchase Agreement and the Transaction contemplated by the Share Purchase Agreement.

RECOMMENDATION

         Based upon the recommendation of the Special Committee, the Board of Directors has determined that the Transaction is in the best interest of, and is fair to, WAW and its stockholders. THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS OF WAW VOTE FOR THE APPROVAL OF THE SHARE PURCHASE AGREEMENT AND THE TRANSACTION CONTEMPLATED BY THE SHARE PURCHASE AGREEMENT AND FOR THE APPROVAL OF THE PROPOSED AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION. The Board of Directors also recommends that the stockholders of WAW vote FOR the election of the nominees named in this document as directors of WAW. See "The Special Meeting - Recommendation of the Board of Directors."

                                 THE TRANSACTION

TERMS OF THE TRANSACTION


         Pursuant to the terms of the Share Purchase Agreement, WAW has agreed to acquire from the shareholders of TeleHub all of the outstanding capital stock of TeleHub and to issue to the TeleHub shareholders an aggregate of 13,011,339 shares of WAW's common stock (or 3.9252318 shares of WAW's common stock for each outstanding share of TeleHub's common stock). As a result, TeleHub will become a wholly-owned subsidiary of the Company. Following the Transaction, the former TeleHub shareholders will hold approximately 86% of the outstanding shares of WAW's common stock, and the pre-Transaction shareholders of WAW, who currently hold 100% of the outstanding shares of WAW's common stock, will hold the remaining 14% of the outstanding post-Transaction shares. The Transaction will therefore result in a change of control of WAW and, following the Transaction, the former TeleHub shareholders will be able to elect the members of the Board of Directors of WAW and control the business, affairs and policies of WAW.


REASONS FOR THE TRANSACTION

         Since the Sale, the Company has had no operating business and has been seeking to complete an acquisition or other business combination with an operating company which the Company believes has significant growth potential. The Board of Directors of WAW believes that the Transaction has the potential to achieve this business objective and that it offers an opportunity for the Company to build value for its stockholders. Based upon the recommendation of the Special Committee, the Board has determined that the Transaction is fair to, and in the best interests of, its stockholders. In reaching this conclusion, the Board considered a number of factors which had been carefully considered by the Special Committee and presented to the full Board, including:

         /bullet/ the current financial condition of WAW and the fact that WAW currently has no ability to generate income to fund its ongoing general and administrative expenses;

         /bullet/ the potential of the Transaction to achieve WAW's business objective of entering into a business combination with an operating company which WAW believes has significant growth potential, especially in light of the fact that, since the Sale, WAW has neither located nor been approached by other potential acquired businesses;

         /bullet/ the Special Committee's and the Board of Directors' belief that, given the current financial condition of WAW, WAW would likely be forced to liquidate if it is not able to complete a business combination with an operating business on a timely basis, and the uncertainty of the liquidation value, if any, of WAW's common stock following a liquidation of WAW;

         /bullet/ the results of WAW's due diligence investigation of TeleHub, including its review of information with respect to the financial condition, operations, assets, liabilities and prospects of TeleHub, as well as with respect to economic and market conditions and conditions in the telecommunications industry;

         /bullet/ the Special Committee's and the Board of Directors' belief that TeleHub demonstrates the potential for future revenues and growth and that the Transaction offers the stockholders of WAW the opportunity to participate in such growth;

         /bullet/ the experience and capabilities of TeleHub's Board of Directors and management;

         /bullet/ the Special Committee's and the Board of Directors' belief that the number of shares of WAW's common stock to be issued to the TeleHub shareholders in the Transaction is fair to WAW and its stockholders from a financial point of view and the receipt by the Special Committee of an opinion to such effect from Prospect Capital Advisors, LLC, its financial advisor; and

         /bullet/ the terms and conditions of the Share Purchase Agreement.

See "The Transaction - Reasons for the Transaction."

OPINION OF FINANCIAL ADVISOR


         On December 14, 1998, Prospect Capital Advisors, LLC ("Prospect Capital") provided a draft of its opinion to the Special Committee, opining that, as of such date, based upon certain analyses performed by Prospect Capital and subject to certain factors and assumptions, the number of shares of WAW common stock to be paid by WAW in the Transaction for each share of TeleHub common stock is fair, from a financial point of view, to the unaffiliated stockholders of WAW. The opinion was reaffirmed in a written opinion dated as of January 12, 1999. The opinion was provided to the Special Committee for its information and does not constitute a recommendation to any stockholder of WAW as to how to vote with respect to the Transaction. The full text of the opinion, which sets forth assumptions made, matters considered and limitations on the review undertaken in connection with such opinion, is attached to this Proxy Statement/Prospectus as Annex C. The Company urges its stockholders to read the opinion in its entirety. See "The Transaction - Opinion of Financial Advisor."


INTERESTS OF INSIDERS IN THE TRANSACTION


         When considering the recommendation of WAW's Board of Directors that WAW stockholders vote in favor of the Share Purchase Agreement and the proposed amendment to the Company's Certificate of Incorporation, stockholders should be aware that Messrs. Cornstein and Miller currently own common stock of both WAW and TeleHub, and owned such common stock at the time the Board made its recommendation. Specifically, Mr. Cornstein currently owns approximately 31.7% of the Company's common stock as well as approximately 4.4% of TeleHub's common stock, and Mr. Miller currently owns approximately 27% of the

Company's common stock and approximately .6% of TeleHub's common stock. In addition, Mr. Cornstein's son owns approximately 8.4% of TeleHub's common stock (as to which shares Mr. Cornstein disclaims beneficial ownership). Therefore, Messrs. Cornstein and Miller may have interests in the Transaction that are different from those of other stockholders of WAW.


         Of the five individuals nominated for election to the WAW Board of Directors at the Special Meeting, four have been designated by TeleHub and only one nominee, Mr. Cornstein, has been designated by WAW to serve after completion of the Transaction. If the Transaction is not completed, the current directors of WAW (including Mr. Cornstein) will continue as the directors of WAW.

CONDITIONS TO THE TRANSACTION

         The completion of the Transaction depends upon the satisfaction of a number of conditions, including the following:

         /bullet/ the stockholders of WAW having approved the Share Purchase
                  Agreement and the proposed amendment to WAW's Certificate of Incorporation at the Special Meeting;

         /bullet/ there being no law or regulation making the Transaction illegal or order or injunction prohibiting the Transaction; and

         /bullet/ the Company being satisfied with its due diligence review of TeleHub.

TERMINATION OF THE SHARE PURCHASE AGREEMENT

         The Company and TeleHub can agree to terminate the Share Purchase Agreement at any time before the Transaction is completed. In addition, either the Company or TeleHub can terminate the Share Purchase Agreement under various circumstances, including if:

         /bullet/ the Transaction is not completed by May 1, 1999, provided that neither party can terminate the Share Purchase Agreement if its breach of any provision of the agreement is the reason the Transaction has not been completed by such date;

         /bullet/ a law or regulation makes the Transaction illegal or any order or injunction permanently prohibits the Transaction; or

         /bullet/ the other party (and, in the case of the Company, any TeleHub shareholder) materially breaches any of its representations, warranties or obligations under the Share Purchase Agreement.

CONDUCT OF BUSINESS AFTER THE TRANSACTION

         As a result of the Transaction, the business of WAW will become substantially the same as the business conducted by TeleHub prior to the Transaction. WAW and TeleHub currently anticipate that, following the Transaction, the current directors and officers of TeleHub will continue to serve in such capacities, and the Board of Directors of WAW will consist of the five nominees named in this Proxy Statement/Prospectus, only one of whom (Mr. Cornstein) has been designated by WAW to serve after completion of the Transaction. See "The Transaction - Conduct of Business Following the Transaction."

ACCOUNTING TREATMENT OF THE TRANSACTION

         For accounting and financial reporting purposes, the Transaction will be accounted for as a recapitalization of TeleHub, with the issuance of shares of TeleHub common stock for the net assets of WAW, consisting primarily of cash. Since WAW has had no business operations since the Sale other than the search for a suitable target business, WAW's assets will be recorded in the balance sheet of the combined company (I.E., the post-Transaction WAW) at book value.

NO DISSENTERS' RIGHTS OF APPRAISAL

         The Company is organized under Delaware law. Under the corporation law of Delaware, stockholders of the Company do not have any rights to receive the appraised value of their shares of common stock in connection with the Transaction. See "The Transaction - No Dissenters' Rights of Appraisal."

                            CERTAIN TAX CONSEQUENCES

         Neither the Company nor its stockholders will recognize gain or loss for U.S. federal income tax purposes as a result of the issuance by the Company of shares of its common stock in exchange for all of the outstanding shares of TeleHub common stock.

         Under the current provisions of the Income Tax Act (Canada) and the regulations promulgated thereunder, holders of TeleHub common stock will generally be required to pay additional income tax on any capital gain resulting from the receipt of shares of WAW Common Stock in the Transaction. Generally, the amount of the additional tax that a TeleHub shareholder will be required to pay will equal the amount of such shareholder's taxable capital gain (I.E., the amount by which the proceeds from the disposition of such shareholder's TeleHub common stock, net of any reasonable costs of disposition, exceed the adjusted cost base of the common stock) multiplied by the applicable tax rate. Holders of TeleHub common stock are urged to read the discussion under the heading "Certain Tax Consequences" for more detailed information regarding the Canadian federal income tax consequences of the Transaction.

                                  RISK FACTORS

         In deciding how to vote their shares of common stock at the Special Meeting, stockholders of WAW should consider the risk factors relating to the business and operations of WAW and TeleHub that are discussed in this Proxy Statement/Prospectus under the heading "Risk Factors."

                 COMPARATIVE PER SHARE MARKET PRICE INFORMATION

WAW


         Shares of the Company's common stock trade under the symbol "WHAT" on the bulletin board maintained by the National Association of Securities Dealers ("NASD") or in the over-the-counter "pink sheets." On December 18, 1998, the last full trading day prior to the public announcement of the Transaction, the last reported (closing) sale price of the common stock on the NASD bulletin board or in the over-the-counter "pink sheets" was $0.3125 bid and $0.59375 asked per share. On January 11, 1999, the last reported (closing) sale price of WAW common stock on the NASD bulletin board or in the over-the-counter "pink sheets" was $0.375 bid and $0.59375 asked per share.


TELEHUB


         TeleHub is a private company under the laws of Ontario, Canada. The capital stock of TeleHub is not traded on an established public trading market. On January 12, 1999, the book value per share of TeleHub's common stock was $0.089.

                    SELECTED HISTORICAL FINANCIAL DATA OF WAW

         The following selected historical financial data have been derived from the financial statements of the Company. The data as of and for the fiscal year ended January 31, 1998 are derived from the financial statements of the Company audited by Kirkland, Russ, Murphy & Tapp, independent public accountants, whose report with respect to the fiscal year ended January 31, 1998 is included elsewhere in this Proxy Statement/Prospectus. The data for the fiscal year ended February 1, 1997 are derived from the financial statements of the Company audited by Arthur Andersen LLP, independent public accountants, whose report with respect to the fiscal year ended February 1, 1997 is included elsewhere in this Proxy Statement/Prospectus. The following data should be read in conjunction with the Company's financial statements and related notes, "Management's Discussion and Analysis or Plan of Operation of WAW," and the other financial information included elsewhere in this Proxy Statement/Prospectus. Results for the interim period are not necessarily indicative of results for the full year.

                                                              YEARS ENDED                               39 WEEKS ENDED
                                                    --------------------------------            --------------------------------
                                                    JANUARY 31,          FEBRUARY 1,            OCTOBER 31,          NOVEMBER 1,
                                                       1998                 1997                  1998                 1997
                                                    -----------          -----------            -----------          -----------
                                                                                                          (UNAUDITED)
STATEMENT OF OPERATIONS DATA:(1)
         Loss from continuing
          operations                                 $(214,904)           $(223,736)             $(71,143)          $(165,672)
         Loss from discontinued
          operations                                  (508,186)          (2,304,875)                 - 0 -           (487,048)
         Loss on disposal of assets and               (393,741)                - 0 -                 - 0 -           (393,741)
            adjustment to net realizable
            value of accounts payable and
            capital lease obligations
         Net loss                                   (1,116,831)          (2,528,611)              (71,143)         (1,046,461)
         Net loss per weighted average
          common and common
          equivalent share - basic and
          diluted                                        $(.53)              $(1.19)                $(.03)              $(.49)

BALANCE SHEET DATA:

                                                    JANUARY 31,                                 OCTOBER 31,
                                                       1998                                       1998
                                                    -----------                                 -----------
                                                                                               (UNAUDITED)
         Cash and cash equivalents                  $   130,713                                $    13,178
         Working capital                                 45,118                                    (26,749)
         Property and equipment, net                      2,500                                      1,375
         Total assets                                   140,086                                     17,268
         Capital lease obligations                        1,849                                        -0-
         Accumulated deficit                         (4,514,194)                                (4,585,337)
         Total stockholders' equity                      45,769                                    (25,374)

----------
(1) As a result of the Sale in May 1997, the results of WAW for all years presented are reported under discontinued operations. For purposes of accounting for the Sale and the resulting presentation as discontinued operations, WAW has treated all activity which related to the support and operation of WAW's specialty retail operations as discontinued operations, and has restated the Fiscal 1996 results to create comparable periods. The primary components of discontinued operations include net sales, cost of sales, selling expenses, general and administrative expenses (i.e., expenses that ceased in conjunction with the Sale which had related to the support and operation of WAW's specialty retail business), loss on impairment, interest and other income and interest expense.

                  SELECTED HISTORICAL FINANCIAL DATA OF TELEHUB

         The following selected historical financial data have been derived from the financial statements of the Company. The data as of and for the three-month period ended October 31, 1998 are derived from the unaudited financial statements of the Company reviewed by Giroux, Menard et Associes, independent chartered accountants. The following data should be read in conjunction with TeleHub's financial statements and notes, "Management's Discussion and Analysis or Plan of Operation of TeleHub," and the other financial information included elsewhere in this Proxy Statement/Prospectus. Results for the three-month period ended October 31, 1998 are not necessarily indicative of results for the full year.

STATEMENT OF OPERATIONS DATA:

                                                                   THREE MONTHS ENDED
                                                                    OCTOBER 31, 1998
                                                                   -------------------
                                                                    ($US; UNAUDITED)
Net sales                                                              $  82,729
Cost of sales                                                             42,559
Income from operations                                                    40,170
Selling, general and administrative expenses                              86,345
Net loss                                                                 (46,175)
Net loss per share                                                     $   (0.02)

BALANCE SHEET DATA:
                                           JULY 31, 1998           OCTOBER 31, 1998
                                         ----------------          ----------------
                                               ($US)               ($US; UNAUDITED)
Cash                                          $ 94,979                  $  5,304
Working capital                                115,213                    51,235
Property and equipment, net                        -0-                   186,663
Total assets                                   115,213                   299,686
Long-term debt, less current portion               -0-                   164,434
Accumulated deficit                                -0-                   (46,175)
Total stockholders' equity                     115,213                    84,038


                                  RISK FACTORS

     IN ADDITION TO THE OTHER INFORMATION INCLUDED IN THIS PROXY
STATEMENT/PROSPECTUS, THE MATTERS DESCRIBED BELOW SHOULD BE CAREFULLY CONSIDERED IN EVALUATING THE TRANSACTION.

RISKS RELATED TO WAW AND THE TRANSACTION

         LIMITED OPERATING HISTORY OF WAW; HISTORY OF LOSSES. WAW was incorporated in July 1993 and, until May 1997, operated as a mall-based specialty retailer of a wide assortment of products which targeted customers having an active interest in nature, the environment, education, wildlife, the outdoors and science. Pursuant to the Sale in May 1997, the Company sold substantially all of its assets to Natural Wonders, Inc. The Sale resulted in a loss from disposal of assets of $673,411 which, after giving effect to a one-time non-recurring gain from disposal of assets of $279,670 in the second quarter of the 1997 fiscal year ended January 31, 1998, resulted in a loss from disposal of assets of $393,741. In fiscal 1997 and fiscal 1996, WAW incurred losses from discontinued operations of $508,186 and $2,304,875, losses from continuing operations of $214,904 and $223,736, and net losses of $1,116,831 and $2,528,611. For the thirty-nine weeks ended October 31, 1998, WAW incurred a loss from discontinued operations of $0, a loss from continuing operations of $71,143 and a net loss of $71,143. See "Management's Discussion and Analysis or Plan of Operation of WAW."

         As a result of the Sale in May 1997, WAW has had no operating business and has been seeking to serve as a vehicle to effect acquisitions, whether by merger, exchange of capital stock, acquisition of assets or other similar business combination. To date, WAW has not entered into any agreement (other than the Share Purchase Agreement) with respect to any such transaction with, or acquisition of, any entity. WAW therefore has had a limited operating history since the Sale upon which an evaluation of its performance and prospects can be made. WAW may not be successful in identifying and evaluating suitable merger or acquisition candidates or in concluding a merger or acquisition transaction on terms favorable to WAW. Even if WAW completes such a transaction (including the Transaction), that transaction may not result in a financial return to WAW's stockholders.

         POSSIBLE NEED FOR ADDITIONAL FINANCING. Until the Sale, WAW financed its capital and operating requirements primarily from sales of equity securities to Messrs. Cornstein, Miller and Munley (each of whom is a director and founder of WAW), cash proceeds received from loans made by certain members of the Board of Directors and by third parties, and cash proceeds from WAW's November 1994 initial public offering. Subsequent to the Sale, WAW has used, and expects to continue to use, to the extent available, any remaining cash generated from operations and the Sale to finance losses from its remaining limited operations. Since the Sale, WAW has not generated any cash flow to support its current corporate overhead expenses and, as a result, WAW operated at a loss for fiscal 1997. If the Transaction occurs, TeleHub may not be able to generate enough revenue to fund WAW's and TeleHub's ongoing operating expenses and capital requirements. WAW has no current arrangements regarding additional financing and may not be able to obtain financing in the future on commercially reasonable terms, or at all. WAW does not anticipate that any of its officers, directors or stockholders or any of the directors or officers of TeleHub will provide any portion of WAW's future financing requirements. Any inability to obtain additional financing when needed will have a material adverse effect on WAW, and may require WAW and TeleHub to curtail, or even cease, their activities.

         LACK OF DIVERSIFICATION; HOLDING COMPANY RELIANCE ON SUBSIDIARY FUNDS. Upon completion of the Transaction, WAW will be a holding company, the sole asset of which will be the shares of TeleHub common stock. The prospects for WAW's performance and the market prices for WAW's securities will then be entirely dependent upon the future performance of TeleHub. After the Transaction occurs, WAW may not have the resources to diversify its operations in order to benefit from the possible spreading of risks and/or offsetting of liabilities. WAW's failure to diversify its activities into a number of areas may subject it to economic fluctuations within a particular business or industry and, therefore, increase the risks associated with WAW's operations.

         As a holding company, WAW will rely upon dividends and other payments from its subsidiary to generate the funds necessary to meet its obligations. The success of WAW will depend to a great extent on the operations, financial condition and management of TeleHub and/or any other companies with which WAW may merge or which WAW may acquire. It is possible that the Company may not complete any such acquisitions (including the Transaction), and that even if accomplished, the acquired entity or entities (including TeleHub) may not have funds available for the payment of dividends or to effect other cash payments for the benefit of WAW.

         CONCENTRATION OF OWNERSHIP FOLLOWING THE TRANSACTION. Following the Transaction and the issuance of shares of WAW common stock to the current TeleHub shareholders, the current TeleHub shareholders will own approximately 86% of the outstanding shares of WAW common stock (without giving effect to the exercise of any outstanding options or warrants of WAW). The Transaction will therefore result in a change of control of WAW and, following the Transaction, the current TeleHub shareholders will be able to elect the members of the Board of Directors of WAW and control the business, affairs and policies of WAW. In addition, of the five individuals nominated for election to WAW's Board of Directors at the Special Meeting, four have been designated by TeleHub and only one, Mr. Cornstein, has been designated by WAW to serve after the Transaction.

         IMMEDIATE SUBSTANTIAL DILUTION; POSSIBLE FUTURE DILUTION RESULTING FROM ADDITIONAL ISSUANCES OF SECURITIES. Upon the issuance of shares of WAW's common stock to the TeleHub shareholders in the Transaction, the current stockholders of WAW will suffer an immediate and substantial dilution of their ownership interests in WAW. In addition, the current stockholders of WAW will suffer further dilution of such ownership interests in the event of future issuances of WAW's common stock. Following the Transaction and the amendment to WAW's Certificate of Incorporation, WAW's Certificate of Incorporation will authorize the issuance of 50,000,000 shares of common stock. It is anticipated that, at such time, there will be outstanding 15,279,464 shares of WAW common stock (assuming the issuance of 13,011,339 shares of WAW common stock in the Transaction and the issuance of 150,000 shares of WAW common stock to Prospect Capital upon consummation of the Transaction in accordance with the terms of Prospect Capital's engagement letter with WAW, and assuming no exercise prior to the Transaction of any outstanding options or warrants), with 2,150,000 shares reserved for issuance upon exercise of options or warrants either then granted or authorized to be granted. Accordingly, following the Transaction and the amendment of WAW's Certificate of Incorporation, there will be 32,570,536 shares of WAW's common stock available for other issuances. The Board of Directors of WAW may, without stockholder approval, issue any or all of the authorized but unissued (and unreserved) shares of WAW's common stock, including for purposes of financing its obligations or acquiring additional businesses. In the event of any additional issuances of equity securities, the then existing holders of WAW's common stock would suffer dilution of their ownership interest. In addition, any such issuances may adversely affect the market price of shares of WAW's common stock and may adversely affect the net tangible book value per share attributable to WAW's common stock.

         DELISTING OF SECURITIES FROM NASDAQ SMALLCAP MARKET; "PENNY STOCK" RESTRICTIONS. During 1996, WAW experienced a substantial decline in the price of its common stock. The market price fell to a point that precluded WAW from continuing its listing on the Nasdaq SmallCap Market. As the Company was unable to demonstrate, by the date specified by The Nasdaq Stock Market, Inc. ("Nasdaq"), compliance with Nasdaq's listing requirements, Nasdaq issued a formal notice of deficiency for WAW's securities in January 1997. Since such delisting, shares of the Company's common stock, to the extent traded, have traded on the NASD bulletin board and in the over-the-counter "pink sheets." An investor may therefore find it more difficult to dispose of, or obtain accurate quotations as to the market value of, WAW's securities. Delisting of the Company's securities may also result in lower prices for WAW's securities than might otherwise prevail.

         In addition, once the Company's common stock was delisted from trading on Nasdaq and the trading price of the Company's common stock remained below $5.00 per share, trading in the Company's common stock also became subject to Rule 15g-9 under the Exchange Act. That rule requires additional disclosure by broker-dealers in connection with any trades involving a stock defined as a "penny stock" (generally, any non-Nasdaq equity security that has a market price of less than $5.00 per share, subject to certain exceptions). The rule requires the delivery, prior to any penny stock market transaction, of a disclosure schedule explaining the penny stock market and its associated risks, and imposes various sales practice requirements on broker-dealers who sell penny stocks to persons other than established customers and accredited investors (generally, institutions). For these types of transactions, the broker-dealers must make a special suitability determination for the purchaser and have received the purchaser's written consent to the transaction prior to sale. The additional burden imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in WAW's securities, which could materially adversely affect the market price and severely limit liquidity of the Company's securities and the ability of securityholders to sell the Company's securities in the secondary market as well as WAW's ability to obtain additional financing.

         LIMITED TRADING MARKET FOR WAW COMMON STOCK; POSSIBLE VOLATILITY OF MARKET PRICE OF COMMON STOCK. Shares of the Company's common stock currently trade on the NASD bulletin board or in the over-the-counter "pink sheets" and, as a result, there is currently only a limited trading market for the Company's common stock. If an active or regular trading market for the Company's common stock does not develop, the holders of the Company's common stock may not be able to sell their shares at any particular time or at prices that reflect the actual value of the Company's common stock. In addition, the market price for the Company's common stock following the Transaction may be highly volatile, as has been the case with the securities of other companies in emerging businesses. Factors such as WAW's financial results, the success of TeleHub's business following the Transaction and various factors affecting the telecommunications industry and the general economy may have a significant impact on the market price of the Company's common stock. Additionally, in recent years, the stock market has experienced a high level of price and volume volatility and market prices for the stock of many companies (particularly of small and emerging growth companies, the common stock of which typically trades in the over-the-counter market) have experienced wide price fluctuations which have not necessarily been related to the operating performance of such companies.

         NO DIVIDENDS CONTEMPLATED. To date, WAW has not paid any cash dividends, and any determination to pay dividends in the future will be at the discretion of WAW's Board of Directors. The Board's determination whether to pay dividends will depend upon WAW's earnings, if any, financial condition and capital requirements, as well as on other relevant factors. The Board of Directors does not intend to declare dividends in the foreseeable future, but instead intends to retain earnings, if any, for future use in the Company's business operations. See "Comparative Market Prices and Dividends" and "Description of WAW Capital Stock."

         SHARES ELIGIBLE FOR FUTURE SALE. Upon the completion of the Transaction and the issuance of 13,011,339 shares of WAW common stock to the TeleHub shareholders and the issuance of 150,000 shares of WAW common stock to Prospect Capital pursuant to its engagement letter with WAW, WAW will have 15,279,464 shares of common stock outstanding (assuming no exercise of outstanding options or warrants). Of these shares, 14,011,339 shares will be freely tradeable without restriction or further registration under the Securities Act. All of the remaining 1,268,125 shares of the Company's common stock outstanding will be "restricted securities," as that term is defined under Rule 144 of the Securities Act, and in the future may only be sold pursuant to a registration statement under the Securities Act, in compliance with the exemption provisions of Rule 144 or pursuant to another exemption under the Securities Act. WAW has granted Messrs. Cornstein, Miller and Munley and some of their family members "piggyback" registration rights with respect to restricted shares of the Company's common stock held by them. WAW has also granted to Whale Securities Co., L.P., the underwriter engaged by WAW in connection with the Company's November 1994 initial public offering, demand and "piggyback" registration rights with respect to restricted securities granted to the underwriter. The Company is not able to predict the effect, if any, that sales of shares of the Company's common stock or even the availability of such shares for sale will have on the market prices prevailing from time to time. See "Description of WAW Capital Stock - The Underwriter's Warrant and Underlying Warrants" and "- Registration Rights."

RISKS RELATED TO TELEHUB

         NO OPERATING HISTORY. TeleHub was incorporated in May 1998 and is currently in an early development stage. Prior to October 1998, TeleHub did not actively carry on business. To date, TeleHub has generated limited revenues and expects to incur substantial up-front capital expenditures and operating costs in establishing and operating its call center, which may result in significant losses for the foreseeable future. The Transaction should be regarded as highly speculative due to the nature of, and the very early stage of development of, TeleHub's business.

         START UP RISKS. TeleHub believes that its success will be dependent on many factors, including its ability to: (i) install and implement the equipment and technologies necessary to operate a call center at favorable rates; (ii) secure teleservices contracts with clients and generate revenues under such contracts; (iii) attract, recruit, train and motivate qualified personnel on a timely and economical basis to perform and sell TeleHub's proposed service offerings; (iv) successfully implement marketing and sales methods or channels for its proposed teleservices; and (v) provide and maintain quality services to clients. In addition to the foregoing factors, the likelihood of success must also be considered in light of the problems, expenses, difficulties, complications and delays that are frequently encountered by a company in connection with the establishment of any new business and/or service offerings, such as competition from third parties, market acceptance of its service offerings and the development of market expertise. TeleHub may not be able to secure teleservices contracts, or hire call center representatives to perform under such contracts, in a timely manner. If TeleHub encounters significant delays in securing teleservices contracts or is otherwise unable to commence significant operations, its business, results of operations or financial condition would be materially adversely affected.


         FUTURE CAPITAL NEEDS; UNCERTAINTY OF ADDITIONAL FINANCING. At January 1, 1999, TeleHub had cash and cash equivalents of Cdn $12,000, which will be used primarily for the development of its Montreal call center and employee compensation. TeleHub has recently begun to generate a limited cash flow from its operations. If TeleHub is unable to generate sufficient revenue from its existing contracts or secure additional revenue-generating teleservices contracts prior to the end of February 1999, TeleHub will need to raise money in order to fund its future operations and to take advantage of growth opportunities. These opportunities may require a rapid expansion or acquisitions of complementary businesses or technologies, the development of new service offerings and other responses to competitive pressures. In the event that TeleHub's revenues are insufficent to fund its operations, certain of the principal shareholders of TeleHub (in particular, Stanley Young and Bruce
Young) have orally agreed to provide interim financing, if necessary, up to an aggregate amount of $50,000. TeleHub currently has no other arrangements with respect to, or sources of, additional financing. Additional financing may not be available to TeleHub when needed, on commercially reasonable terms, or at all. Any inability to promptly obtain additional financing when and if required would have a material adverse effect on TeleHub, requiring it to curtail and possibly cease its operations.


         ACHIEVING AND MANAGING GROWTH. In addition to the start-up risks identified above, any growth of TeleHub will depend in significant part on its ability to successfully develop and utilize its acquired infrastructure and developed databases to perform teleservices for its clients. TeleHub's future growth will also depend upon TeleHub's ability to develop and successfully implement marketing and sales methods or channels for new services and expand into new areas, either internally or through mergers and acquisitions, in a timely and economic fashion. TeleHub's growth will also require TeleHub's implementing enhanced operational and financial systems, hiring additional management and increasing its operational and financial resources, all of which could strain TeleHub's existing operations and resources. TeleHub may not be able to manage expanding operations effectively or achieve or maintain growth. If TeleHub is unable to achieve or manage growth effectively, its business, results of operations or financial condition could be materially adversely affected.

         RELIANCE ON THIRD PARTY TECHNOLOGY. TeleHub's business is highly dependent on computer and telecommunications equipment and software systems acquired and/or licensed from third parties. TeleHub has invested and plans to continue to invest significantly in specialized telecommunications and computer technology to provide customized solutions for its prospective clients' needs. In addition, TeleHub has invested and plans to continue to invest significantly in sophisticated end-user databases and software to market its prospective clients' products to diverse markets. All of such technology has been or will be acquired and/or licensed from third parties and, as a result, TeleHub is and will continue to be highly dependent on such third party suppliers. Any temporary or permanent loss of these telecommunications, computer and software systems, through casualty or operating malfunction, could have a material adverse effect on TeleHub's business, results of operations and financial condition. TeleHub recognizes the need to ensure that its operations will not be adversely impacted by software failures caused by the advent of the Year 2000. While TeleHub intends to obtain assurances from its program suppliers and independently assess acquired computer programs regarding Year 2000 computer risks, the systems on which TeleHub relies may be adversely impacted by software failures caused by the advent of the Year 2000. TeleHub may also experience delays in the receipt and implementation of such technology and be unable to promptly acquire and/or license such technology at favorable rates. TeleHub may not be able to select or have the necessary financial resources to acquire and/or license adequate technology to meet its business needs. TeleHub's failure to acquire and implement quality telecommunications and computer technology and end user database and software products could materially adversely affect TeleHub's business, results of operations and financial condition.

         RISKS ASSOCIATED WITH RAPIDLY CHANGING TECHNOLOGY. TeleHub's future success will also depend on its ongoing ability to respond to changing technological developments and to acquire and implement new equipment and systems to meet changing customer needs on a timely and cost-effective basis. TeleHub may not be able to acquire, implement and use such new technologies. TeleHub may also not be able to successfully develop and bring to market any new services in a timely manner, such services may not be commercially successful and competitors' technologies or services could render TeleHub's services noncompetitive or obsolete. TeleHub's failure to obtain new equipment and systems with sufficient technological capabilities or to respond effectively to technological changes or successfully develop and bring to market any new services in a timely manner would have a material adverse effect on TeleHub's business, results of operations and financial condition.

         RISK OF BUSINESS INTERRUPTION. TeleHub believes that its operations depend on its ability to protect its call centers, computer and telecommunications equipment and software systems against damage from fire, power loss, telecommunications failure, natural disaster and other similar events. If TeleHub were to experience a temporary or permanent interruption at its call center, TeleHub's business could be materially adversely affected and TeleHub may be required to pay damages to some clients or allow some clients to terminate or renegotiate their contracts with TeleHub. While TeleHub has obtained property and business interruption insurance, such insurance may not adequately compensate TeleHub for all losses that it may incur.

         DEPENDENCE ON TELEPHONE SERVICE. TeleHub's business will be materially dependent upon services provided by local and long distance telephone companies. Any interruption in service or any inability of TeleHub's local or long distance carrier to provide services to meet TeleHub's needs, or any rate increases imposed by these telephone companies, could materially adversely affect TeleHub's business, results of operations and financial condition.

         DEPENDENCE ON CURRENT ARRANGEMENTS. To date, TeleHub has performed telemarketing services pursuant to four agreements, each of which has been terminated in accordance with the terms thereof, and is currently performing telemarketing services pursuant to informal, non-binding arrangements with MetroNet and PageMart. Although TeleHub is currently negotiating to formalize such arrangements, TeleHub may not be able to secure definitive agreements with respect thereto. The termination of TeleHub's current arrangements would have a material adverse effect on TeleHub's business, results of operations and financial condition in its first year of operations if TeleHub cannot secure other clients or develop other relationships to generate revenues in this period. See "Business of TeleHub - Customers."


         INTERACTIVE ELECTRONIC COMMERCE. Telephone-based call centers compete with other forms of direct marketing activities. In recent years there have been significant advances in new forms of direct marketing, such as the development of electronic interactive shopping and information exchange through the Internet or television. Increased and widespread use of such interactive electronic commerce could have a material adverse effect on the demand for call center teleservices. Any decrease in demand for call center teleservices could materially and adversely affect the number and profitability of outsourced teleservices opportunities for TeleHub.

         GROWTH THROUGH ACQUISITIONS. In addition to expanding the scope and breadth of its initially proposed services, TeleHub anticipates that it may be necessary to expand its business through acquisitions. Although TeleHub is not currently a party to any arrangement, agreement or understanding with respect to the acquisition of any entity other than the Transaction, TeleHub is considering several acquisitions and expects to continue to consider growth opportunities through additional acquisitions. These acquisitions may include payments in cash or the issuance of additional TeleHub shares, although there are currently no definitive agreements or arrangements to do so. TeleHub may not have sufficient capital resources to pursue its growth strategy. Additionally, TeleHub may not be able to successfully identify or complete acquisitions and any such entities acquired by TeleHub either may not perform as expected or may not contribute significant revenues or profits to TeleHub. TeleHub may also, in the future, face increased competition for acquisition opportunities, which may inhibit TeleHub's ability to complete suitable acquisitions on terms favorable to TeleHub.

         INTEGRATION OF ACQUISITIONS INTO EXISTING MANAGEMENT AND OPERATIONS. The services provided by acquired assets or companies, although complementary, may differ from those initially contemplated by TeleHub. Any anticipated benefits with respect to the markets of these acquisitions may not be achieved. Moreover, TeleHub has no experience in acquiring businesses and assets and has not yet demonstrated the long-term ability to successfully manage any acquired businesses or assets. TeleHub may not be able to successfully manage any new service areas, the employees of such service areas or the client base supported by such service areas.


         ADVERSE EFFECT OF FOREIGN EXCHANGE RATES ON RESULTS OF OPERATIONS. A significant portion of TeleHub's sales in 1999 will be paid for in Canadian dollars. The U.S. dollar value of TeleHub's net sales may, therefore, vary with currency exchange rate fluctuations. Significant changes in the value of the U.S. dollar relative to the Canadian dollar could have a material adverse effect on TeleHub's results of operations. Currently, TeleHub has no facilities to hedge such currency risk.


         DEPENDENCE ON TELESERVICES OUTSOURCING. TeleHub's anticipated business and growth will depend in large part on the market for outsourced teleservices. Such outsourcing may not continue, as companies may elect to perform such services internally. A significant reduction in outsourcing opportunities or a trend in the telecommunications industry not to use, or to reduce the use of, outsourced teleservices would have a material adverse effect on TeleHub.

         COMPETITIVE AND FRAGMENTED INDUSTRY. The telemarketing industry is intensely competitive and highly fragmented. TeleHub competes with many other teleservices companies ranging in size from very small companies offering special applications or short-term projects to very large publicly listed companies. Currently, TeleHub's Canadian competitors include Vox Data Inc., Media Express Telemarketing Corp., the Equinox Group and Sodema, Transcontinental Technologie Inc. Large U.S. independent telemarketing companies such as APAC TeleServices Inc., Electronic Data Systems, MATRIXX Marketing Inc., SITEL Corporation, Stream International

Holdings Inc., Sykes Enterprises Inc. and West TeleServices Corporation also exert intense competitive pressure on TeleHub in the U.S. market. In addition, some of these large U.S. telemarketing companies have recently opened call centers in Canada and may offer increasing competition as their Canadian presence grows. Providers of other forms of advertising and marketing media, such as direct mail, television, radio and other advertising media will also offer TeleHub varying degrees of competition. Furthermore, TeleHub competes with the internal marketing capabilities of many of its own prospective clients, many of whom have significant internal teleservices, marketing and sales capabilities and also contract for these services from competitors of TeleHub. Much outsourced telemarketing work is contracted on an individual project basis, with many projects being allocated among various teleservice providers from time to time. This may force TeleHub to compete frequently with other call centers as individual projects are initiated or reallocated. Furthermore, the relatively low barriers to entry to this industry and the rapid growth of the teleservices industry may attract many new competitors, some of whom may be substantially larger and better capitalized than TeleHub. Entry into the Canadian market may be especially heavy as a result of the Canadian dollar's current low exchange rate against the U.S. dollar. TeleHub may not be able to compete effectively against its current competitors or such additional competitors. To the extent that TeleHub is unable to compete successfully against its competitors, TeleHub's business, results of operations and financial condition would be materially adversely affected.

         ABILITY TO HIRE PERSONNEL; DEPENDENCE ON LABOR FORCE. Many aspects of TeleHub's business will be labor intensive and, due to the nature of such services, it is and will continue to be necessary for TeleHub to hire a significant number of employees and contractors in the first few months of operations. TeleHub may not be able to procure, hire and train a sufficient labor force of qualified employees or independent contractors. TeleHub may also experience high personnel turnover. Many of TeleHub's employees will receive hourly wages plus commissions, if earned. A significant number of these employees, including some or all of TeleHub's call center representatives, will be employed on a part-time or temporary basis. A higher turnover rate among TeleHub's employees would increase TeleHub's recruiting and training costs and decrease operating efficiencies and productivity. TeleHub anticipates that its operations will require specially trained employees, such as those employees who market services and products in languages other than English. Any increase in TeleHub's volume of business will require it to recruit and train qualified personnel at an accelerated rate from time to time. TeleHub may not be able to hire or continue to hire, train and retain a sufficient labor force of qualified employees, particularly bilingual employees. TeleHub anticipates that a significant portion of its costs will consist of wages to hourly workers. Although TeleHub compensates all of its workforce above the statutory minimum wage and, therefore, may not be directly impacted by any increases in such minimum wage (currently Cdn $7.00 per hour), any such legislated increases may have the effect of inflating wages among hourly workers generally in the marketplace and, in turn, the prevailing wage of employees performing services for TeleHub. An increase in hourly wages, costs of employee benefits, employment taxes or commission rates could have a material adverse effect on TeleHub's business, results of operations and financial condition. See "Business of TeleHub - Employees."

         DEPENDENCE ON KEY PERSONNEL. The success of TeleHub will depend in large part upon the abilities and continued service of its key employees, particularly Mr. Stanley Young, President and Chief Executive Officer, Mr. Patrick Thomas, Chief Operating Officer and Secretary, and Mr. John De Luca, Vice President, Sales and Marketing. While these officers and other key personnel hold a significant number of shares of TeleHub's common stock, TeleHub may not be able to retain the services of such officers and employees. The failure of TeleHub to retain the services of Messrs. Young, Thomas or De Luca or of other key personnel could have a material adverse effect on TeleHub. In order to support its planned growth, TeleHub may have to recruit, hire, train and retain additional qualified management personnel. The inability of TeleHub to attract and retain the necessary personnel could have a material adverse effect on TeleHub's business, results of operations and financial condition.

         GOVERNMENT REGULATION. TeleHub's business is subject to various Canadian and U.S. federal, provincial and state laws and regulations. In Canada and the U.S., certain portions of TeleHub's industry have become subject to an increasing amount of federal and provincial laws and regulations in the past five years. TeleHub has established and will continue to maintain operating procedures to comply with all applicable laws and regulations. TeleHub does not anticipate that such compliance will require it to incur significant additional expense. However, additional Canadian or U.S. federal, provincial or state legislation, or changes in regulatory implementation, could limit the activities of TeleHub or its prospective clients in the future or significantly increase the cost of regulatory compliance.

         POTENTIAL FLUCTUATIONS IN QUARTERLY OPERATING RESULTS. TeleHub could experience quarterly variations in revenues and operating income as a result of many factors, including (i) the timing of TeleHub's commencement of operations,
(ii) the timing of clients' marketing/sales campaigns, (iii) the securing of necessary financing; (iv) the implementation of new services, (v) the timing of additional selling efforts, (vi) the general and administrative expenses to acquire and support such new business and (vii) changes in TeleHub's revenue mix among its various service offerings. In addition, in connection with certain contracts, TeleHub could incur costs in periods prior to recognizing revenue under those contracts. Furthermore, TeleHub must plan its operating expenditures based on revenue forecasts, and a revenue shortfall below such forecast in any quarter would be likely to affect adversely TeleHub's operating results for that quarter.

                           FORWARD-LOOKING STATEMENTS

         Certain statements in this Proxy Statement/Prospectus are "forward-looking statements" within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. All forward-looking statements involve risks and uncertainties. In particular, any statements contained in this document regarding the consummation and benefits of the Transaction or regarding expectations with respect to the future growth and results of operations of WAW and/or TeleHub, and any statements preceded by, followed by or that otherwise include the words "believes," "expects," "anticipates," "intends," "estimates" or similar expressions, are subject to known and unknown risks, uncertainties and contingencies, many of which are beyond the control of WAW and/or TeleHub. Such risks, uncertainties and contingencies may cause actual results, performance or achievements to differ materially from anticipated results, performance and achievements. Factors that might affect such forward-looking statements include, among other things, the risk factors described above in the section captioned "Risk Factors," as well as overall economic and business conditions, factors affecting the demand for TeleHub's proposed services, competitive factors in the marketplace in which TeleHub proposes to compete and changes in U.S. or Canadian regulations governing TeleHub's proposed business activities.

                               THE SPECIAL MEETING

TIME, PLACE, AND PURPOSE


         This Proxy Statement/Prospectus is being sent to the stockholders of WAW in connection with the Special Meeting of Stockholders of the Company to be held on February 4, 1999. At the Special Meeting, WAW's stockholders will be asked to vote upon (i) a proposal to approve the Share Purchase Agreement relating to the Transaction, (ii) a proposal to amend the Company's Certificate of Incorporation to increase to 50,000,000 the number of shares of the Company's common stock authorized for issuance by the Company and to change the name of the Company to TeleHubLink Corporation, (iii) the election of five directors to serve on WAW's Board of Directors until the next annual meeting of stockholders and until their successors are elected and qualified and (iv) such other business as may properly come before the Special Meeting or any adjournment thereof. A copy of the Share Purchase Agreement is attached to this Proxy Statement/Prospectus as Annex A, and the proposed amendment is set forth in the Form of Certificate of Amendment to the Certificate of Incorporation of WAW attached to this Proxy Statement/Prospectus as Annex B. The Company urges its stockholders to read each of those documents carefully.


RECORD DATE; HOLDERS ENTITLED TO VOTE


         The Board of Directors has fixed the close of business (5:00 p.m., New York City time) on January 19, 1999, as the Record Date for the determination of the stockholders of WAW entitled to notice of, and to vote at, the Special Meeting or any adjournment or postponement thereof. Only stockholders of record at the close of business on the Record Date are entitled to notice of and to vote at the Special Meeting. As of the date of the Record Date, there were 2,118,125 shares of WAW common stock outstanding and entitled to vote at the Special Meeting. Holders of record of WAW common stock as of the Record Date will be entitled to one vote for each share of WAW common stock held on that date.


VOTING AND SOLICITATION OF PROXIES

         Proxies in the form enclosed are being solicited by the Board of Directors of WAW. Shares of WAW common stock represented by properly executed proxies, if such proxies are received in time and are not revoked, will be voted in accordance with instructions indicated on the proxies. Any holder of WAW common stock who returns a signed proxy but fails to provide instructions as to the manner in which such holder's shares are to be voted will be deemed to have voted FOR the approval and adoption of the Share Purchase Agreement, FOR the approval of the amendment to the Company's Certificate of Incorporation, FOR election of the nominees named in this Proxy Statement/Prospectus as directors of WAW and as determined by a majority of the Board of Directors as to any other matters that may properly come before the Special Meeting or any adjournment thereof.

         A stockholder of WAW who has given a proxy may revoke it at any time prior to its exercise at the Special Meeting by (i) giving written notice of revocation to the Secretary of WAW, (ii) properly submitting to WAW a duly executed proxy bearing a later date or (iii) voting in person at the Special Meeting. All written notices of revocation and other communications with respect to revocation of proxies should be addressed to WAW as follows: What A World!, Inc., P.O. Box 20125, Tampa, Florida, 33622, Attention: Secretary.

         Officers and employees of WAW may solicit proxies by personal interview, mail, telegraph or telephone. WAW may also retain third parties to solicit proxies from stockholders. Brokers, bankers and other nominees will be reimbursed for out-of-pocket and other reasonable clerical expenses incurred in obtaining instructions from beneficial owners of WAW common stock. The cost of preparing this Proxy Statement/Prospectus and all other costs in connection with solicitation of proxies for the Special Meeting are being borne by WAW.

         EVEN IF YOU PLAN TO ATTEND THE SPECIAL MEETING IN PERSON, PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY PROMPTLY. IF YOU ATTEND THE SPECIAL MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE IN PERSON. A POSTAGE-PAID, RETURN-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. YOUR COOPERATION IN GIVING THIS MATTER YOUR IMMEDIATE ATTENTION AND IN RETURNING YOUR PROXY WILL BE APPRECIATED.

QUORUM; REQUIRED VOTE

         The presence, in person or by proxy, at the Special Meeting of the holders of a majority of the shares of WAW common stock outstanding and entitled to vote at the Special Meeting is necessary to constitute a quorum at the Special Meeting. Abstentions and broker non-votes are considered present for purposes of determining whether the quorum requirement is met. A broker non-vote occurs when a nominee holds shares for a beneficial owner but cannot vote on a proposal because the nominee does not have discretionary voting power and has not received instructions from the beneficial owner as to how to vote the shares.

         With respect to the matters to come before the stockholders at the Special Meeting, (i) the proposal to approve the Share Purchase Agreement shall be determined by the affirmative vote of a majority of the voting power present in person or represented by proxy at the Special Meeting and entitled to vote thereon, (ii) the proposal to approve the amendment to the Company's Certificate of Incorporation shall be determined by the affirmative vote of the holders of a majority of the shares of WAW common stock outstanding and entitled to vote thereon and (iii) the election of directors shall be determined by a plurality of the voting power present in person or represented by proxy at the Special Meeting and entitled to vote thereon. In the case of the proposal to approve the Share Purchase Agreement and the proposal to approve the amendment, if a stockholder abstains from voting or directs his or her proxy to abstain from voting, the shares are considered present at the Special Meeting for such matter but, since they are not affirmative votes for the matter, will have the same effect as votes against the matter. With respect to broker non-votes on the proposal to approve the Share Purchase Agreement, the shares are not considered present at the Special Meeting for such matter and are, therefore, not counted in respect of such matter. Broker non-votes have the practical effect of reducing the number of affirmative votes required to achieve a majority for such matter by reducing the total number of shares from which the majority is calculated. With respect to the election of directors, only shares that are voted in favor of a particular nominee will be counted towards such nominee's achievement of a plurality. Shares present at the Special Meeting that are not voted for a particular nominee, shares present by proxy where the stockholder properly withholds authority to vote for such nominee, and broker non-votes will not be counted towards such nominee's achievement of a plurality.

         David B. Cornstein and David F. Miller, each of whom is a member of the Board of Directors of WAW, have agreed to vote their shares of WAW common stock in favor of the approval of the Share Purchase Agreement and the proposed amendment to WAW's Certificate of Incorporation and in favor of the election of the five nominees named in this Proxy Statement/Prospectus as directors of WAW. Messrs. Cornstein and Miller represent in the aggregate approximately 44.7% of the issued and outstanding shares of WAW common stock. Accordingly, the affirmative vote of other stockholders holding shares which represent only approximately 6.3% of the outstanding shares of the Company's common stock will be sufficient to approve such proposals and to elect the five nominees as directors.

         Of the five individuals nominated for election to the WAW Board of Directors at the Special Meeting, four have been designated by TeleHub and only one nominee, Mr. Cornstein, has been designated by WAW to serve after completion of the Transaction. If the Transaction is not approved at the Special Meeting or, if approved, is not consummated for any reason, the current directors of the Company (including Mr. Cornstein) will continue as the directors of WAW.

RECOMMENDATION

         The Board of Directors believes that the Transaction is in the best interest of, and is fair to, WAW and its stockholders. THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS OF THE COMPANY VOTE FOR THE APPROVAL OF THE SHARE PURCHASE AGREEMENT AND THE TRANSACTION CONTEMPLATED BY THE SHARE PURCHASE AGREEMENT AND FOR THE APPROVAL OF THE AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION. The Board of Directors also recommends that the stockholders of the Company vote FOR the election of the nominees named in the Proxy Statement/Prospectus as directors of the Company. See "The Transaction - Recommendation of the Board of Directors," and "Election of Directors - Recommendation of the Board of Directors."

                                 THE TRANSACTION

BACKGROUND

         The terms of the Share Purchase Agreement are the result of arm's-length negotiations between representatives of WAW and TeleHub. The following is a brief discussion of the negotiations leading to the execution of the Share Purchase Agreement.

         As described elsewhere in this Proxy Statement/Prospectus, WAW was incorporated in July 1993 and, until the Sale in May 1997, operated as a mall-based specialty retailer. Since the consummation of the Sale, which terminated WAW's specialty retail operations, WAW has been seeking to serve as a vehicle to effect acquisitions, whether by merger, exchange of capital stock, acquisition of assets or other similar business combination with an operating business which WAW believes has growth potential. Accordingly, following the Sale, management of WAW commenced a search for a prospective Acquired Business.

         In September 1997, David Cornstein, Chairman of the Board of WAW, was contacted by Stanley Young, the President and Chief Executive Officer of TeleHub who was then serving as a member of the Board of Directors of 3218341 Canada Inc., a privately-held Canadian company doing business under the name Societe Nationale des Telecommunications de Quebec ("SNTQ") and which was engaged in the business of providing telecommunications services to business customers. Messrs. Cornstein and Young had previously been introduced by mutual business colleagues. Mr. Young discussed with Mr. Cornstein whether WAW might be interested in a transaction with SNTQ pursuant to which WAW would acquire all of the outstanding capital stock of SNTQ from SNTQ's shareholders in exchange for shares of WAW Common Stock. Mr. Cornstein thereafter advised WAW's Board of Directors of his discussions with Mr. Young, and the Board of Directors authorized management of WAW to engage in negotiations with SNTQ regarding a proposed business combination.

         Between September 25, 1997 and March 2, 1998, Mr. Cornstein acquired an aggregate of 66,929 shares of SNTQ common stock (representing approximately 3.7% of the SNTQ common stock outstanding at March 31, 1998) and, on September 25, 1997, David F. Miller, a member of the Board of Directors and former President of WAW, acquired 18,461 shares of SNTQ common stock (representing approximately 1.0% of the SNTQ common stock outstanding at March 31, 1998). In exchange for such shares, Mr. Cornstein paid an aggregate of $115,000 to SNTQ and Mr. Miller paid $50,000 to SNTQ.

         From September 1997 through March 1998, management of each of WAW and SNTQ and their respective representatives engaged in negotiations regarding the proposed transaction. During such period, there were numerous telephone conversations between Mr. Cornstein and Mr. Young regarding various aspects of the proposed business combination, including conversations regarding the status of SNTQ's business, and the companies exchanged financial and other information and engaged in ongoing due diligence investigations concerning each other. However, the parties did not reach any understandings with respect to definitive terms of a business combination.

         In early May 1998, Mr. Young advised Mr. Cornstein that, due to developments with respect to the business of SNTQ, the board of directors of SNTQ had decided to cease SNTQ's operations and liquidate the company. On May 11, 1998, SNTQ filed a notice of intention to make a proposal under the Bankruptcy and Insolvency Act (Canada). A formal proposal was never adopted and, in accordance with the Bankruptcy and Insolvency Act (Canada), SNTQ was deemed to have made an assignment in bankruptcy to Le Group Boudreau Richard Inc., trustees in bankruptcy, on June 11, 1998. SNTQ's assets were distributed to secured creditors as of July 7, 1998.

         In May 1998, TeleHub management invited former SNTQ shareholders, including Mr. Cornstein and Mr. Miller, to invest in TeleHub, a start-up company which would provide telecommunications services similar to those previously provided by SNTQ, in the same proportion of shares as was previously held in SNTQ. TeleHub shares were issued to former SNTQ shareholders (including Messrs. Cornstein and Miller) at $0.0001 per share. Following the liquidation of SNTQ, Mr. Young spoke to Mr. Cornstein to inquire as to whether WAW would be interested in pursuing a business combination with TeleHub.

         On June 18, 1998, the Board of Directors of WAW held a special meeting at which Mr. Cornstein reported the developments regarding SNTQ and the fact that Mr. Young had offered WAW the opportunity to engage in a transaction with TeleHub. The Board of Directors authorized management of WAW to engage in further discussions with TeleHub regarding a proposed acquisition of TeleHub and to perform due diligence with respect to the business and prospects of TeleHub. The Board of Directors also determined that, because of Mr. Cornstein's and Mr. Miller's ownership of TeleHub common stock, as well as Mr. Cornstein's son's ownership of TeleHub common stock, it would be advisable for the Board to appoint a special committee to review any such proposed transaction, and thereupon appointed Hugh H. Jones and James Martin Kaplan, each of whom is an outside director of WAW, to constitute the Special Committee.

         By letter dated June 30, 1998, TeleHub made an offer to purchase from WAW, for $20,000, an option (the "TeleHub Option") pursuant to which, during the 120-day period commencing June 30, 1998, TeleHub would have the exclusive right to negotiate a transaction in which TeleHub would be acquired by WAW on mutually agreeable terms. The offer was accepted by WAW on June 30, 1998 and expired on October 28, 1998. By letter dated November 17, 1998, TeleHub made an offer to renew the TeleHub Option for an additional 120-day period commencing November 17, 1998, in consideration for which TeleHub would pay WAW an additional $20,000. The renewal offer was accepted by WAW on such date.

         From early July 1998 through early December 1998, management of WAW and TeleHub and their respective representatives engaged in negotiations regarding a proposed acquisition by WAW of all of the outstanding capital stock of TeleHub in exchange for shares of WAW common stock. During such period, management of WAW continued to review the status of TeleHub's start-up business, and representatives of each of the companies engaged in ongoing due diligence as to financial, legal and other matters. In addition, during such period, legal counsel for each of the companies engaged in negotiations regarding the terms of a definitive Share Purchase Agreement.

         On December 14, 1998, the Special Committee held a meeting at which it reviewed the terms of the Share Purchase Agreement as well as other factors relating to the proposed transaction. In addition, the Special

Committee also reviewed the draft opinion of Prospect Capital that, from a financial point of view, the proposed transaction was fair to WAW and its stockholders. Based on its review, the Special Committee determined that the Transaction is fair to, and in the best interest of, WAW and its stockholders and therefore recommended that WAW enter into the Share Purchase Agreement.

         On December 14, 1998, following the meeting of the Special Committee, the Board of Directors of WAW held a special meeting, with legal counsel present, at which the Board was advised of the Special Committee's recommendation. The Board then reviewed the terms of the proposed transaction (including the terms of the then current draft of the Share Purchase Agreement) and the business, financial results and prospects of TeleHub. Based upon the Special Committee's recommendation, the Board determined that the Transaction is fair to, and in the best interest of, WAW's stockholders and voted to approve the Share Purchase Agreement and to recommend to the stockholders of WAW that they approve and adopt the Share Purchase Agreement and the Transaction contemplated by the Share Purchase Agreement. Because of their interest in the Transaction, Messrs. Cornstein and Miller did not participate in deliberations concerning the fairness of the Transaction and, accordingly, in so voting relied solely on the recommendation of the Special Committee.

         On December 21, 1998, WAW, TeleHub and the TeleHub shareholders executed the definitive Share Purchase Agreement. Later on December 21, 1998, WAW issued a press release announcing the proposed Transaction.


         Subsequent to the execution of the Share Purchase Agreement, TeleHub issued 80,000 additional shares of common stock to each of David B. Cornstein and Stanley A. Young. In connection therewith, the parties to the Share Purchase Agreement amended the agreement, effective as of January 11, 1999, to change to
3.9252318 the per share exchange ratio with respect to the number of shares of WAW common stock to be paid in the Transaction for each share of TeleHub common stock. See " Management's Discussion and Analysis or Plan of Operation of TeleHub."


REASONS FOR THE TRANSACTION

         At its December 14, 1998 meeting, the Board of Directors of WAW determined that the Share Purchase Agreement and the Transaction contemplated by the Share Purchase Agreement are fair to, and in the best interests of, WAW and its stockholders. The Board of Directors believes that the Transaction offers WAW the opportunity to achieve its objective of engaging in a business combination with an operating business which the Board believes has growth potential and provides the WAW stockholders with the opportunity to participate in such possible future growth, although no assurance can be given that TeleHub will achieve significant growth or become profitable.

         In determining to approve the Share Purchase Agreement, the Special Committee and the Board of Directors of WAW considered several factors, including: (i) the current financial condition of WAW and the fact that WAW currently has no ability to generate income to fund its ongoing general and administrative expenses (including, without limitation, insurance expenses, transfer agent and printing fees, professional fees and wages); (ii) the potential of the Transaction to achieve WAW's business objective of entering into a business combination with an operating company, especially in light of the fact that, since the Sale, WAW had neither located nor been approached by other potential acquired businesses; (iii) the Special Committee's and the Board of Directors' belief that, given the current financial condition of WAW, WAW would be forced to liquidate if it is not able to effect a business combination with an operating business on a timely basis, and the uncertainty of the liquidation value, if any, of the WAW common stock following any such liquidation of WAW; (iv) the results of WAW's due diligence investigation of TeleHub, including its review of information with respect to the financial condition, operations, assets, liabilities and prospects of TeleHub, as well as with respect to economic and market conditions and conditions in the telecommunications industry; (v) the Special Committee's and the Board of Directors' belief that TeleHub demonstrates the potential for future revenues and growth and that the Transaction offers the stockholders of WAW the opportunity to participate in such growth; (vi) the experience and capabilities of TeleHub's Board of Directors and management; (vii) the Special Committee's and the Board of Directors' belief that the consideration to be paid to the TeleHub shareholders in the Transaction is fair to WAW and its stockholders from a financial point of view and the receipt by the Special Committee of the Prospect Capital Opinion to such effect; and (viii) the terms and conditions of the Share Purchase Agreement.

         In considering the Transaction, the Special Committee and the Board of Directors of WAW also considered the fact that (i) given that TeleHub is a start-up company, there was no assurance that TeleHub would be able to achieve significant growth or generate significant revenues so as to be profitable and
(ii) as a result of the Transaction, the former TeleHub shareholders will hold approximately 86% of the WAW common stock and the pre-Transaction stockholders of WAW, who currently hold 100% of the outstanding WAW common stock, will hold the remaining 14% of the post-Transaction WAW Common Stock. In addition, the Special Committee and the Board also considered the conflict of interest that existed with respect to Mr. Cornstein, who beneficially owns approximately 4.4% of the TeleHub common stock and whose son beneficially owns approximately 8.4% of the TeleHub common stock (as to which shares Mr. Cornstein disclaims beneficial ownership), and Mr. Miller, who beneficially owns approximately .6% of the TeleHub common stock. The Special Committee and the Board each concluded, however, that notwithstanding these negative considerations, a business combination with TeleHub would satisfy WAW's business objective of effecting a business combination with an operating business possessing growth potential.


         In view of the many factors considered by the Special Committee and the Board of Directors of WAW in determining to approve the Share Purchase Agreement and the Transaction, neither the Special Committee nor the Board found it practicable to assign relative weights to the specific factors considered in making its decision.

OPINION OF FINANCIAL ADVISOR


         On December 14, 1998, Prospect Capital provided a draft of its opinion to the Special Committee of the Company's Board of Directors, opining that, as of such date, based upon certain analyses performed by Prospect Capital and subject to certain factors and assumptions, the number of shares of WAW common stock to be paid by WAW in the Transaction for each share of TeleHub common stock is fair, from a financial point of view, to the unaffiliated stockholders of WAW. The draft opinion was reaffirmed in a written opinion dated as of January 12, 1999 (the "Prospect Capital Opinion"). The Prospect Capital Opinion was provided to the Special Committee for its information and is directed only to the fairness, from a financial point of view, of such consideration to WAW and does not constitute a recommendation to any stockholder of WAW as to how such stockholder should vote on the Share Purchase Agreement or the proposed amendment to the Company's Certificate of Incorporation. The full text of the Prospect Capital Opinion, which sets forth assumptions made, matters considered and limitations on the review undertaken in connection with such opinion, is attached to this Proxy Statement/Prospectus as Annex C and is incorporated herein by reference. The Company urges its stockholders to read the Prospect Capital Opinion in its entirety.


         Pursuant to the terms of its engagement letter with Prospect Capital, the Company has agreed to pay to Prospect Capital, contingent on the consummation of the Transaction, a fee in the amount of $40,000, consisting of
(i) a note in the amount of $25,000, which shall be repaid in five consecutive monthly installments of $5,000 commencing on the tenth day following the closing of the Transaction, and which shall bear interest at the rate of 18% to the extent any such payments are in arrears and (ii) 150,000 shares of WAW common stock. The Company has also agreed to reimburse Prospect Capital for all of the reasonable out-of-pocket expenses (including, without limitation, asset appraisal fees and fees and disbursements of counsel) incurred by Prospect Capital in connection with preparing the Prospect Capital Opinion and performing other services pursuant to the engagement letter.

INTERESTS OF INSIDERS IN THE TRANSACTION

         When considering the recommendation of WAW's Board of Directors that WAW stockholders vote in favor of the Share Purchase Agreement and the proposed amendment to WAW's Certificate of Incorporation, stockholders should be aware that Messrs. Cornstein and Miller currently own common stock of both WAW and TeleHub, and owned such common stock at the time the Board made its recommendation. Specifically, Mr.

Cornstein currently beneficially owns approximately 31.7% of the WAW common stock as well as approximately 4.4% of the TeleHub common stock, and Mr. Miller currently beneficially owns approximately 27% of the WAW common stock and approximately .6% of the TeleHub common stock. In addition, Mr. Cornstein's son beneficially owns approximately 8.4% of the TeleHub common stock (as to which shares Mr. Cornstein disclaims beneficial ownership). Accordingly, Messrs. Cornstein and Miller may have interests in the Transaction that are different from those of other stockholders of WAW.


         Of the five individuals nominated for election to the WAW Board of Directors at the Special Meeting, four have been designated by TeleHub and only one nominee, Mr. Cornstein, has been designated by WAW to serve after completion of the Transaction. If the Transaction is not completed, the current directors of the Company (including Mr. Cornstein) will continue as the directors of WAW.

CONDUCT OF BUSINESS FOLLOWING THE TRANSACTION

         As a result of the Transaction, the business of WAW will become substantially the same as the business conducted by TeleHub prior to the Transaction. The Company and TeleHub currently anticipate that, following the Transaction, the current directors and officers of TeleHub will continue to serve in such capacities, and the Board of Directors of WAW will be comprised of five individuals only one of which, Mr. Cornstein, has been designated by WAW to serve after completion of the Transaction.

ACCOUNTING TREATMENT OF THE TRANSACTION

         For accounting and financial reporting purposes, the Transaction will be accounted for as a recapitalization of TeleHub, with the issuance of shares of TeleHub common stock for the net assets of WAW, consisting primarily of cash. Since WAW has had no business operations since the Sale other than the search for a suitable target business, WAW's assets will be recorded in the balance sheet of the combined company (I.E., the post-Transaction WAW) at book value.

REGULATORY MATTERS

         WAW has undertaken to comply with applicable state securities laws in connection with the issuance of the shares of WAW common stock in the Transaction.

RESALE OF SHARES OF WAW COMMON STOCK ISSUED IN THE TRANSACTION

         The shares of WAW common stock issued to TeleHub shareholders in connection with the Transaction will be freely transferable under U.S. federal securities laws without further registration under the Securities Act, except that shares of WAW common stock issued in connection with the Transaction to persons who are or become "affiliates" (as such term is defined under Rule 144 promulgated under the Securities Act) of WAW may be resold by them only in transactions permitted by the resale provisions of Rule 144, pursuant to an effective registration statement under the Securities Act or in a transaction exempt from registration under the Securities Act. Rule 144 generally provides that "affiliates" of an issuer may not sell securities of such issuer unless such sale is effected pursuant to the volume, current public information, manner of sale and timing limitations of Rule 144. These limitations generally require that any sales made by an affiliate in any three-month period shall not exceed the greater of 1% of the outstanding shares of the securities being sold or the average weekly trading volume over the four calendar weeks preceding the placement of the sell order and that such sales be made in unsolicited, open market "brokers transactions." Persons who may be deemed to be affiliates of an issuer generally include individuals or entities that control, are controlled by or are under common control with such issuer and may include officers and directors of such issuer as well as principal stockholders of such issuer.

NO DISSENTERS' RIGHTS OF APPRAISAL

         Under the General Corporation Law of the State of Delaware, stockholders of the Company do not have any rights to receive the appraised value of their shares of the Company's common stock in connection with the Transaction.

                          THE SHARE PURCHASE AGREEMENT

         THE FOLLOWING DESCRIPTION OF THE MATERIAL TERMS AND PROVISIONS OF THE SHARE PURCHASE AGREEMENT DOES NOT PURPORT TO BE COMPLETE AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF THE SHARE PURCHASE AGREEMENT, A COPY OF WHICH IS ATTACHED AS ANNEX A TO THIS PROXY STATEMENT/PROSPECTUS AND IS INCORPORATED HEREIN BY REFERENCE. THE COMPANY URGES ITS STOCKHOLDERS TO READ THE SHARE PURCHASE AGREEMENT CAREFULLY AND IN ITS ENTIRETY.

ACQUISITION OF TELEHUB


         On December 21, 1998, WAW and TeleHub entered into the Share Purchase Agreement, which was amended by the parties thereto as of January 11, 1999. The Share Purchase Agreement provides that, subject to the terms and conditions thereof, WAW will acquire from the TeleHub shareholders all of the issued and outstanding shares of TeleHub common stock in exchange for an aggregate of 13,011,339 shares of WAW common stock (or a per share exchange ratio of 3.9252318 shares of WAW common stock for each share of TeleHub common stock), and as a result thereof, TeleHub will become a wholly-owned subsidiary of WAW. The closing of the purchase and sale of the TeleHub common stock (the "Closing") is scheduled to occur on March 16, 1999, or such other date as may be agreed upon by the parties to the Share Purchase Agreement (such date on which the Closing occurs being referred to herein as the "Closing Date").


CERTAIN REPRESENTATIONS AND WARRANTIES

         The Share Purchase Agreement contains customary representations and warranties of WAW and TeleHub relating to, among other things: (i) the organization, existence and good standing of, and similar corporate matters with respect to, each of the companies, (ii) the capital structure of each company,
(iii) the authorization, execution and delivery of the Share Purchase Agreement and the performance of each company's obligations, (iv) the enforceability of the Share Purchase Agreement against each of the companies, (v) each of the companies having obtained all required consents, approvals and waivers in connection with the execution, delivery and performance of the Share Purchase Agreement, (vi) the absence of any conflict with the certificate of incorporation (or other similar governing instrument) or by-laws of each company, (vii) the absence of any breaches or violations of any instrument, contract or other agreement by which either company or either company's assets is bound, and there not being any mortgages, pledges, charges, security interests or other encumbrances being created on any of the assets or properties of either company, in each case as a result of the execution, delivery or performance of the Share Purchase Agreement, (viii) the accuracy of each company's financial statements and the absence of undisclosed liabilities, (ix) compliance with applicable laws, (x) the conduct of business in the ordinary course and the absence of certain changes or events having a material adverse effect, (xi) the absence of any actions, suits or other proceedings against either company or their respective officers and directors, (xii) required governmental or regulatory authorizations, consents or approvals, (xiii) certain tax matters, the filing of tax reports and the payment of taxes, (xiv) documents filed or to be filed with applicable regulatory authorities and the accuracy of the information contained therein, (xv) compliance by TeleHub with applicable environmental laws, (xvi) intellectual property rights and (xvii) the absence of any broker's or finder's fees.

         In addition, the TeleHub shareholders have represented and warranted to the Company that, among other things, each such TeleHub shareholder (i) is the record owner of all of the shares of TeleHub common stock tendered to the Company by such shareholder in the Transaction, and that the shares so tendered are free and clear of any and all liens, (ii) has the requisite authority to execute and deliver the Share Purchase Agreement and perform the obligations arising thereunder, (iii) has not paid any broker or finder's fees in connection with the Transaction and (iv) has consulted with such person's tax advisor concerning the tax consequences of the Transaction.

CONDITIONS TO CONSUMMATION OF THE TRANSACTION

         The obligation of WAW to consummate the Transaction is subject to the satisfaction or waiver, prior to the Closing Date, of various conditions, including (i) the stockholders of the Company having approved the Share Purchase Agreement and the amendment of the Company's Certificate of Incorporation at the Special Meeting, (ii) the representations and warranties of TeleHub and the TeleHub shareholders set forth in the Share Purchase Agreement being true and correct in all material respects on and as of the Closing Date, (iii) TeleHub and the TeleHub shareholders having complied with or performed all terms, covenants, obligations and agreements required by the Share Purchase Agreement to be complied with or performed on or prior to the Closing Date, (iv) there being no material adverse change in TeleHub's consolidated financial condition as of the Closing Date, (v) TeleHub's having conducted its business in the ordinary course and consistent with past practice, (vi) TeleHub and the TeleHub shareholders having received all consents and approvals required to obtained by them in connection with the Transaction, (vii) there being no litigation or other proceeding pending or threatened against any of the parties to the Share Purchase Agreement or any of their respective affiliates which either seeks to enjoin, prevent or restrain the completion of the Transaction, would adversely affect the right of WAW to acquire the TeleHub common stock or would, in the judgment of WAW, render the completion of the Transaction inadvisable, (viii) WAW's being satisfied with its due diligence review of TeleHub and TeleHub's financial condition, business, assets, operations, sales, development, market and prospects and (ix) the delivery by the TeleHub shareholders of certificates representing all of the issued and outstanding shares of TeleHub common stock, free and clear of any liens.

         The obligations of the TeleHub shareholders to consummate the Transaction are subject to the satisfaction or waiver, prior to the Closing Date, of various conditions, including (i) the representations and warranties of WAW set forth in the Share Purchase Agreement being true and correct in all material respects on and as of the Closing Date and (ii) WAW having complied with or performed all terms, covenants, obligations and agreements required by the Share Purchase Agreement to be complied with or performed prior to the Closing Date.

NO SOLICITATIONS

         Pursuant to the Share Purchase Agreement, each of WAW, TeleHub and each of the TeleHub shareholders has agreed that it or he shall not, and shall not permit any of its officers, directors or employees or any investment banker, financial advisor, attorney, accountant or other representative retained by it or him to initiate, solicit or encourage any discussions, negotiations, inquiries or proposals for the acquisition of all or substantially all of WAW's or TeleHub's assets or business or for a merger, consolidation, liquidation, or dissolution of WAW or TeleHub, as the case may be (an "Acquisition Transaction"); provided, however, that WAW and TeleHub and their respective directors and officers may participate in any discussions or negotiations regarding, or furnish any information with respect to, any unsolicited Acquisition Transaction if WAW's or TeleHub's Board of Directors, as the case may be, is advised by WAW's or TeleHub's outside legal counsel that, in its opinion, the failure to take such action would be likely to constitute a breach of fiduciary duty by such Board of Directors to its stockholders.

CERTAIN OTHER COVENANTS

         Pursuant to the Share Purchase Agreement, TeleHub has agreed that, prior to the Closing Date, it shall operate its business in the ordinary course and in the normal, usual and customary manner, consistent with past practice. Without limiting the generality of the foregoing, prior to the Closing Date TeleHub shall not, without the prior written consent of WAW, (a) adopt a plan of completion or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization; (b) either (i) incur or assume any long-term or short-term debt other than in the ordinary course of business consistent with past practice, or issue any debt securities, (ii) assume, guarantee, endorse or otherwise become liable or responsible for the obligations of any other person, (iii) make any loans, advances or capital contributions to, or investments in, any other person other than in the ordinary course of business consistent with past practice, (iv) pledge or encumber any shares of TeleHub common stock or (v) mortgage or pledge any of its material assets or create or suffer to exist any material lien thereupon (other than liens in the ordinary course of business consistent with past practice); (c) either (i) increase or agree to increase the compensation payable to its officers or employees, (ii) grant any severance or termination pay to, or enter into any employment or severance agreements with, any officers or employees, (iii) enter into any collective bargaining agreement or (iv) establish, adopt, enter into or amend in any material respect any bonus, profit sharing, thrift, compensation, stock options, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, trust, fund, policy or arrangement for the benefit of any directors, officers or employees; (d) acquire or agree to acquire by merger or consolidation with, or by purchase of a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division, or otherwise acquire or agree to acquire any material assets not in the ordinary course of business consistent with past practice; (e) sell, lease, license or otherwise dispose of any of its properties or assets which are material, individually or in the aggregate, to the business of TeleHub; (f) enter into any contract or agreement which would be material to TeleHub or make or authorize any capital expenditure which, individually, is in excess of $100,000 or, together with all such other expenditures, is in excess of $100,000; or (g) take, or agree in writing or otherwise to take, any of the actions described in clauses (a) through (f) above, or any other action which is reasonably likely to make any of TeleHub's representations or warranties contained in the Share Purchase Agreement or in any schedule or other document delivered pursuant thereto untrue or incorrect in any material respect.

         In addition to the foregoing, each of WAW and TeleHub have also agreed in the Share Purchase Agreement that, prior to the Closing Date, it shall not
(a) change or amend its certificate or articles of incorporation or by-laws or other similar governing instrument, (b) issue or sell any shares of its capital stock (except upon exercise or conversion of currently outstanding options, warrants or convertible securities) or any securities convertible or exercisable into or exchangeable for any shares of its capital stock, or enter into any arrangement or agreement with respect thereto, (c) make any other changes to its capital structure or (d) declare, pay or set aside for payment any dividend or make any distributions, including a distribution of rights, in respect of its capital stock or redeem, purchase or otherwise acquire any shares of its capital stock, or make any commitment for any such action. Pursuant to the Share Purchase Agreement, WAW, TeleHub and each of the TeleHub shareholders have agreed to use their respective best efforts to consummate the Transaction and the other transactions contemplated by the Share Purchase Agreement. Each of WAW and TeleHub have further agreed to afford to the other party, as well as such other party's directors, officers, counsel, accountants and other authorized representatives, full access to its offices, properties, books and records, and each such party has agreed to cause its officers, accountants and solicitors to furnish such additional financial and operating data and other information as the other shall from time to time reasonably request. The Share Purchase Agreement further provides that, until the Closing Date, or, in the event of the earlier termination of the Share Purchase Agreement in accordance with the terms thereof, for a period of two years after such termination, TeleHub and the TeleHub shareholders, on the one hand, and WAW, on the other, shall hold in confidence and not divulge or use any confidential or proprietary information of the other obtained from any investigation of the other or given to them by the other or by other performing services for the other or in a confidential relationship with the other, except to the extent required by law, otherwise available from third parties or previously known to it.

TERMINATION OF THE SHARE PURCHASE AGREEMENT

         The Share Purchase Agreement may be terminated and the transactions contemplated by the Share Purchase Agreement may be abandoned at any time prior to the Closing Date, as follows:

         (a) by mutual written consent of the parties to the Share Purchase Agreement;

         (b) by any of the parties to the Share Purchase Agreement if (i) without the fault of the terminating party, the transactions contemplated by the Share Purchase Agreement have not been consummated by May 1, 1999 or (ii) there shall be any statute, rule or regulation which makes consummation of the transactions contemplated by the Share Purchase Agreement illegal or otherwise prohibited, or any order, decree, injunction or judgment enjoining any of the parties to the Share Purchase Agreement from consummating the transactions contemplated by the Share Purchase Agreement and such order, decree, injunction or judgment shall have become final and non-appealable;

         (c) by WAW (i) if there shall have been a material breach of any representation, warranty, covenant or agreement of TeleHub or any of the TeleHub shareholders contained in the Share Purchase Agreement or in any other instrument or document delivered pursuant thereto, which breach shall not have been cured within ten business days of receipt by TeleHub or such TeleHub shareholder, as the case may be, of written notice of such breach from WAW or (ii) upon the occurrence of any event that would result in a failure of any of the conditions described above in the first paragraph under " -- Conditions to Consummation of the Transaction," and such event shall not be capable of being remedied within 30 days after the occurrence thereof; or

         (d) by TeleHub (i) if there shall have been a material breach of any representation, warranty, covenant or agreement of WAW contained in the Share Purchase Agreement or in any other instrument or document delivered pursuant thereto, which breach shall not have been cured within ten business days of receipt by WAW of written notice of such breach from TeleHub or (ii) upon the occurrence of any event that would result in a failure of any of the conditions described above in the second paragraph under " -- Conditions to Consummation of the Transaction," and such event is not capable of being remedied within 30 days after the occurrence thereof.

                            CERTAIN TAX CONSEQUENCES

U.S. FEDERAL INCOME TAX CONSEQUENCES TO WAW STOCKHOLDERS

         Neither the Company nor its stockholders will recognize gain or loss for federal income tax purposes as a result of the issuance by the Company of shares of its common stock in exchange for all of the outstanding shares of TeleHub common stock.

CANADIAN FEDERAL INCOME TAX CONSEQUENCES TO TELEHUB STOCKHOLDERS

         The following is a summary of the principal Canadian federal income tax considerations generally applicable to TeleHub shareholders who, for purposes of the Income Tax Act (Canada) (the "ITA"), hold their shares of TeleHub common stock and will hold their shares of WAW common stock as capital property, and deal at arm's length with TeleHub and WAW. This summary does not apply to a holder with respect to whom WAW is a foreign affiliate within the meaning of the ITA.

         Shares of TeleHub common stock will generally be considered to be capital property to a holder unless the holder holds them in the course of carrying on a business or acquired them in a transaction or transactions considered to be an adventure in the nature of trade. Certain holders resident in Canada whose shares might not otherwise qualify as capital property may be able to qualify them as such by making the irrevocable election permitted by subsection 39(4) of the ITA.

         This summary is based upon the current provisions of the ITA, the regulations thereunder, the Canada-United States Income Tax Convention (1980) (the "Convention"), the third Protocol amending the Convention signed March

17, 1995 (the "Protocol") and TeleHub's counsel's understanding of the current published administrative and assessing practices of Revenue Canada. This summary also takes into account all specific proposals to amend the ITA and regulations publicly announced by the Department of Finance of Canada prior to the date hereof (the "Proposed Amendments"). No assurance can be given that the Proposed Amendments will be enacted or will be enacted as tabled or announced. This summary does not otherwise take into account or anticipate any changes in law, whether by judicial, governmental or legislative decision or action, nor does it take into account provincial, territorial or foreign tax legislation or considerations which may differ significantly from those discussed herein.

         THIS SUMMARY IS OF A GENERAL NATURE ONLY AND IS NOT INTENDED TO BE, NOR SHOULD IT BE CONSTRUED TO BE, LEGAL OR TAX ADVICE TO ANY PARTICULAR TELEHUB SHAREHOLDER. ACCORDINGLY, TELEHUB SHAREHOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS FOR ADVICE WITH RESPECT TO THEIR OWN PARTICULAR CIRCUMSTANCES. IN PARTICULAR, HOLDERS THAT ARE SUBJECT TO THE "MARK-TO-MARKET" RULES ARE URGED TO CONSULT THEIR OWN TAX ADVISORS IN RESPECT OF THE INCOME TAX CONSEQUENCES TO THEM OF THE TRANSACTION, AS THE FOLLOWING DISCUSSION DOES NOT APPLY TO SUCH HOLDERS. NO ADVANCE TAX RULING HAS BEEN OBTAINED FROM REVENUE CANADA TO CONFIRM THE TAX CONSEQUENCES OF ANY OF THE TRANSACTIONS DESCRIBED HEREIN.

         For purposes of the ITA, all amounts relating to the acquisition of shares of WAW common stock must be converted into Canadian dollars based on the prevailing United States dollar exchange rate at the time such amounts arise. The following discussion assumes that the shares of WAW common stock received by holders of TeleHub common stock will have a fair market value at least equal to that of their shares of TeleHub common stock. The disposition of a share of TeleHub common stock by a holder will result in a capital gain equal to the amount by which the proceeds of disposition, net of any reasonable costs of disposition, exceed the adjusted cost base to the holder of the share of TeleHub common stock.

         RESIDENTS OF CANADA. A holder of TeleHub common stock who is a resident of Canada will be required to include three-quarters of the amount of the capital gain (a "taxable capital gain") resulting from the disposition of shares of TeleHub common stock in the Transaction in his or her income for the taxation year in which the taxable capital gain arises. Where the holder is an individual, a capital gain may give rise to alternative minimum tax under the ITA. Where the holder is a "Canadian-controlled private corporation" (as defined in the ITA) throughout the relevant taxation year, such holder may be liable to pay an additional refundable tax of 6-2/3% on its "aggregate investment income" for the year, which is defined to include an amount in respect of taxable capital gains.

         RESIDENTS OF THE UNITED STATES. Generally, shares of TeleHub common stock held by a shareholder who is a non-resident or is deemed to be a non-resident of Canada, has never been a resident of Canada for the purposes of the ITA and is a resident of the United States for purposes of the Convention will be taxable Canadian property. Such holders will be subject to tax under the ITA on the disposition of their shares of TeleHub common stock in the Transaction to the extent of the resulting capital gain. The applicable tax may be eliminated by the Convention.

         NON-CANADIAN AND NON-U.S. RESIDENTS. For holders of TeleHub common stock who are not residents of either Canada or the United States, the Canadian tax consequences may be materially different from those described above. Such holders should consult their own tax advisors.

                    SELECTED HISTORICAL FINANCIAL DATA OF WAW

         The following selected historical financial data have been derived from the financial statements of the Company. The data as of and for the fiscal year ended January 31, 1998 are derived from the financial statements of the Company audited by Kirkland, Russ, Murphy & Tapp, independent public accountants, whose report with respect to the fiscal year ended January 31, 1998 is included elsewhere in this Proxy Statement/Prospectus. The data as of and for the fiscal year ended February 1, 1997 are derived from the financial statements of the Company audited by Arthur Andersen LLP, independent public accountants, whose report with respect to the fiscal year ended February 1, 1997 is included elsewhere in this Proxy Statement/Prospectus. The following data should be read in conjunction with the Company's financial statements and related notes, "Management's Discussion and Analysis or Plan of Operation of WAW," and the other financial information included elsewhere in this Proxy Statement/Prospectus. Results for the interim period are not necessarily indicative of results for the full year.

                                                                FISCAL YEAR ENDED                  39 WEEKS ENDED
                                                          -----------------------------      ---------------------------
                                                          JANUARY 31,       FEBRUARY 1,      OCTOBER 31,     NOVEMBER 1,
                                                             1998              1997             1998            1997
                                                          -----------       -----------      -----------     -----------
                                                                                                     (UNAUDITED)
STATEMENT OF OPERATIONS DATA(1):

Continuing operations:

  Loss from continuing operations                         $  (214,904)      $  (223,736)      $ (71,143)     $  (165,672)

Discontinued operations:

  Loss from discontinued operations                          (508,186)       (2,304,875)          - 0 -         (487,048)

  Loss on disposal of assets and adjustment
    to net realizable value of accounts
    payable and capital lease obligations                    (393,741)            - 0 -           - 0 -         (393,741)
                                                          -----------       -----------       ---------      -----------
     Net loss                                             $(1,116,831)      $(2,528,611)      $ (71,143)     $(1,046,461)
                                                          ===========       ===========       =========      ===========


Net loss from continuing operations per weighted
  average common and common equivalent share -
  basic and diluted                                       $      (.10)      $      (.10)      $    (.03)     $      (.08)


Net loss from discontinued operations per
  weighted average common and common equivalent
  share - basic and diluted                                      (.24)            (1.09)            N/A             (.23)

Net loss on disposal of assets and adjustment to net
  realizable value of accounts payable and capital
  lease obligations per weighted average common
  and common equivalent share - basic and diluted                (.19)             --               N/A             (.19)
                                                          -----------       -----------       ---------      -----------

Net loss per weighted average common and
  common equivalent share - basic and diluted             $      (.53)      $     (1.19)      $    (.03)     $      (.49)
                                                          ===========       ===========       =========      ===========

Weighted average common and common equivalent
  shares outstanding - basic and diluted                    2,118,125         2,118,125       2,118,125        2,118,125

                                            JANUARY 31, 1998        OCTOBER 31, 1998
                                            ----------------        ----------------
                                                                      (Unaudited)
BALANCE SHEET DATA:

Working capital...........................      $45,118                  $(26,749)

Property and equipment, net...............        2,500                     1,375

Total assets..............................      140,086                    17,268

Capital lease obligations.................        1,849                     - 0 -

Accumulated deficit.......................   (4,514,194)               (4,585,337)

Total stockholder's equity................       45,769                   (25,374)

----------
(1) As a result of the Sale in May 1997, the results of WAW for all years presented are reported under discontinued operations. For purposes of accounting for the Sale and the resulting presentation as discontinued operations, WAW has treated all activity which related to the support and operation of WAW's specialty retail operations as discontinued operations, and has restated the Fiscal 1996 results to create comparable periods. The primary components of discontinued operations include net sales, cost of sales, selling expenses, general and administrative expenses (i.e., expenses that ceased in conjunction with the Sale which had related to the support and operation of WAW's specialty retail business), loss on impairment, interest and other income and interest expense.

                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION OR PLAN OF OPERATION OF WAW

GENERAL

         The following discussion and analysis should be read in conjunction with WAW's financial statements and the notes thereto included elsewhere in this Proxy Statement/Prospectus. References in this Proxy Statement/Prospectus to fiscal 1996, fiscal 1997 and fiscal 1998 relate to the fiscal years ended February 1, 1997, January 31, 1998 and January 30, 1999.

         The Company was incorporated in Delaware in July 1993 and, until the Sale in May 1997, operated as a mall-based specialty retailer of a wide assortment of products which targeted customers having an active interest in nature, the environment, education, wildlife, the outdoors and science. The merchandise offered by the Company included outdoor and garden merchandise, recorded nature music, videotapes, statuary, telescopes, books, games and puzzles and apparel, all of which emphasized nature, environmental, scientific and/or educational themes. The Company opened its first permanent store in August 1993 and, until the Sale, operated twelve permanent stores. All of the Company's permanent stores were in operation for over one year. The Company also operated thirteen temporary holiday stores in Florida, Georgia and South Carolina during the 1996 Christmas selling season.

         However, due to significant losses, continuing working capital deficits and the inability of WAW to meet ongoing capital requirements, the Board of Directors of the Company determined that it would be in the best interest of the Company and its stockholders to sell substantially all of the Company's assets. At a special meeting of the Company's stockholders held on May 22, 1997, the Company's stockholders approved the Sale, providing for the sale of substantially all of the operating assets of the Company to Natural Wonders, Inc. Pursuant to the terms of the Asset Purchase Agreement, dated as of March 7, 1997, between the Company and Natural Wonders, Natural Wonders purchased all of the Company's operating assets for a purchase price of $517,795 and assumed specified liabilities of the Company, including, among others, liabilities relating to all of the Company's store leases. In conjunction with the asset purchase agreement with Natural Wonders and in order to immediately implement the benefits of such agreement (and to reduce operating losses which were continuing to be incurred by the Company), the Company and Natural Wonders entered into an agreement, effective March 10, 1997 through the closing of the asset purchase agreement, pursuant to which Natural Wonders began to operate the Company's specialty retail gift business.

         The consummation of the Sale terminated the Company's specialty retail operations; therefore, the Company presently has no operating business. If the Transaction is not consummated, the Company intends to look for acquisition candidates for a new business for the Company. Accordingly, the Company has a limited operating history upon which an evaluation of its performance and prospects can be made.

         The Company used part of the net cash proceeds from the Sale to repay certain debt, to fund transactional expenses incurred in connection with the Sale and to pay ongoing general and administrative costs. The Company has also used some of the net proceeds, together with funds received for the TeleHub Option, for general corporate purposes and for costs related to the Transaction. As a result of the Sale and subsequent disposal of assets in conjunction with the Sale, for accounting purposes, during the thirteen weeks ended May 2, 1997 (the "First Quarter of Fiscal 1997"), the Company recognized $517,795 in cash and wrote down inventory by $1,009,000, fixed assets by $853,348, store supplies (other current assets) by $47,516 and organizational costs (other assets) by $12,994. The Company also reversed $731,652 of deferred rent liability that related to the leases that were assigned pursuant to the terms of the Sale Agreement. The Sale resulted in a loss from disposal of assets of $673,411. Subsequently, during the second quarter of fiscal 1997, the Company recorded a change in the estimate of its accounts payable balance to better reflect the realizable value related to the disposal of assets as a result of the Company's having negotiated debt concessions with substantially all of its vendors and a lessor, resulting in a gain on disposal of assets for the second quarter of fiscal 1997 of $279,670. The gain on disposal of assets for the second quarter of fiscal 1997 was a one-time, non-recurring revaluation and similar results and adjustments can not be expected to recur. The total loss on disposal of assets for the twenty-six weeks ended August 2, 1997 was $393,741. There was no additional activity regarding discontinued operations for the third or fourth quarters of fiscal 1997. Under the accounting rules governing discontinued operations, which considers all operations as discontinued operations following the decision of the Company's Board of Directors to discontinue the Company's specialty retail operation, the Company incurred a loss on discontinued operations, including the aforementioned loss on disposal of assets and adjustment to net realizable value of accounts payable and capital lease obligations, for the year ended January 31, 1998 of $901,927.

         Each of fiscal 1997 and fiscal 1996 included 52 weeks of operations. The Company did not operate any stores at January 31, 1998 due to the Sale, but operated twelve stores for the period February 2, 1997 through May 23, 1997, the date of the Sale. The stores were operated under the Company's management agreement with Natural Wonders for the period of March 10, 1997 through May 23, 1997. The Company operated twelve stores at February 1, 1997 and throughout fiscal 1996.

RESULTS OF OPERATIONS

FISCAL 1997 COMPARED TO FISCAL 1996

         CONTINUING OPERATIONS. General and administrative expenses ("G&A") decreased to approximately $215,000 for the 52 weeks of fiscal 1997 from approximately $224,000 for the 52 weeks of fiscal 1996 (as restated). The primary components of G&A are miscellaneous corporate overhead expenses, including insurance, transfer agent and printing fees, professional fees and wages (including fringe). The decrease in G&A for fiscal 1997 as compared to the restated amounts for fiscal 1996 was, for the most part, the result of the reduction of expenses following the Sale.

         DISCONTINUED OPERATIONS. For purposes of accounting for the Sale and the resulting presentation as discontinued operations, the Company has treated all activity which related to the support and operation of the Company's specialty retail operation as discontinued operations, including restating the fiscal 1996 results to create comparable periods. The loss from discontinued operations was approximately $508,000 for the 52 weeks of fiscal 1997 as compared to approximately $2,305,000 for the restated 52 weeks of fiscal 1996. The primary components of discontinued operations include net sales, cost of sales, selling expenses, general and administrative expenses (I.E., expenses that ceased in conjunction with the Sale which had related to the support and operation of the Company's specialty retail business), loss on impairment, interest and other income and interest expense. The reductions in discontinued operations for the comparable fiscal years were, for the most part, the result of the reduction of activity as a result of the Sale of the Company, which had resulted in losses throughout fiscal 1996 and fiscal 1997.

         The Company also recorded a loss on the Sale transaction and writedown to the net realizable value of certain accounts payable and capital lease obligations of approximately $394,000 for fiscal 1997 as compared to $0 for fiscal 1996.

         Net loss of approximately $1,117,000 was recorded for fiscal 1997 as compared to a net loss of approximately $2,529,000 recorded for fiscal 1996. The decrease in net loss is primarily a result of the Company's discontinuing its specialty retail operations.

THIRTEEN AND THIRTY-NINE WEEKS ENDED OCTOBER 31, 1998 COMPARED TO THE THIRTEEN AND THIRTY-NINE WEEKS ENDED NOVEMBER 1, 1997

         CONTINUING OPERATIONS. G&A expenses decreased to approximately $34,000 for the third quarter of fiscal 1998 from approximately $45,000 for the third quarter of fiscal 1997. The Company's G&A expenses decreased to approximately $71,000 for the thirty-nine weeks ended October 31, 1998 from approximately $166,000 for the thirty-nine weeks ended November 1, 1997. The decrease in G&A is the result of the reduction of expenses following the Sale.

         DISCONTINUED OPERATIONS. For purposes of accounting for the Sale and the resulting presentation as discontinued operations, including restating the prior comparable periods, the Company is treating all activity which related to the support and operation of the Company's specialty retail operation as discontinued operations. The loss from discontinued operations was $0 in the third quarter of fiscal 1998 and $0 in the thirty-nine weeks ended October 31, 1998 as compared to $0 for the third quarter of fiscal 1997 and $487,000 for the thirty-nine weeks ended November 1, 1997. The primary components of discontinued operations include net sales, cost of sales, selling expenses, certain general and administrative expenses (expenses that ceased in conjunction with the Sale which had related to the support and operation of the Company's specialty retail business), interest and other income, and interest expense. Consummation of the Sale terminated the Company's specialty retail operations. The Company presently has no operating business.

         The Company had no activity in regard to the disposal of assets and adjustment to net realizable value of accounts payable and capital lease obligations in the third quarter of fiscal 1998 and the thirty-nine weeks ended October 31, 1998. The Company also had no activity in regard of the disposal of assets and adjustment to net realizable value of accounts payable and capital lease obligations in the third quarter of fiscal 1997 but incurred a loss for the thirty-nine weeks ended November 1, 1997 of approximately ($394,000).

         LIQUIDITY AND CAPITAL RESOURCES. The Company's primary ongoing capital requirements are anticipated to be for funding its limited operations and, in the event the Transaction is not consummated, exploring any opportunities to effect an acquisition, whether by merger, exchange of capital stock or other business combination. There can be no assurance that any such transaction will be effected. In view of the limited resources of the Company, consideration may be given to additional equity or debt placement to fund merger and acquisition activities as well as to fund working capital for general corporate purposes that might be required to effectuate the Company's business objective.

         The Company had working capital of approximately $(27,000) and $45,000 at October 31, 1998 and January 31, 1998. In order to fund its capital and operating requirements, the Company had in the past been primarily dependent (i) on cash proceeds received from loans from certain members of the Board of Directors, from the Company's initial public offering in November 1994 and before that from sales of equity securities to David B. Cornstein, the Company's Chairman of the Board of Directors, David F. Miller, a former President of the Company, and Edward J. Munley, also a former President of the Company, each of whom is a director and founder of the Company, and (ii) on loans from others. The Company has used cash proceeds from the Sale to repay debt and, together with funds received for the TeleHub Option, to fund transactional expenses and pay ongoing general and administrative costs. The Company will use the remainder of such proceeds to finance its losses from its remaining limited operations.

         During the first thirty-nine weeks of fiscal 1998, cash decreased by approximately $118,000 to approximately $13,000. The overall decrease in cash resulted primarily from the Company's paying ongoing general and administrative costs, repayment of debt, and the loss of the Company's main source of cash flow as a result of the Company's discontinuing its retail operations. The Company repaid approximately $1,000 in indebtedness during the period.

         During the first thirty-nine weeks of fiscal 1997, cash decreased by approximately $1,294,000 to approximately $62,000. The overall decrease in cash resulted primarily from the Company's repayment of debt and its satisfaction of a majority of its liabilities following the receipt of the proceeds of the Sale. The Company repaid approximately $156,000 in indebtedness during the period.

         The Company currently does not maintain any lines of credit or cash borrowings to finance its reduced capital requirements. Upon payment of primarily all the Company's capital lease obligations, the Company terminated, in November 1997, its $100,000 letter-of-credit which had served as collateral for said obligations.

         During the first thirty-nine weeks of fiscal 1998, the Company did not maintain any inventories as a result of the Company's having discontinued its retail operations in the second quarter of 1997.

         During the first thirty-nine weeks of fiscal 1997, the Company's inventories decreased to $0 from approximately $1,207,000 at February 1, 1997. The decrease was primarily a result of the Company's discontinuing its retail operations in the second quarter of fiscal 1997.

         The Company has used and expects to continue to use, to the extent available, any remaining cash to finance its losses from its remaining limited operations. The Company is not presently generating any cash flow to support its current corporate overhead expense and anticipates operating at a loss for fiscal 1998.

         The Company has no current arrangements with respect to, or sources of, additional financing, and it cannot be anticipated that any of the officers, directors or stockholders of the Company will provide any portion of the Company's future financing requirements. Additional financing may not be available to the Company on commercially reasonable terms, or at all. Any inability to obtain additional financing could have a materially adverse effect on the Company, including possibly requiring the Company to significantly curtail, and possibly causing the Company to cease, its operations. Any equity financing may involve substantial dilution to the interests of the Company's then-existing stockholders. Further, even if the Company effectuates a business combination, the Company may not achieve profitability or positive cash flow.

         YEAR 2000 COMPLIANCE. Following the Sale, the Company has utilized only a small number of computer programs in its limited continued operations. The Company is working to resolve the potential impact of the year 2000 on the ability of the Company's computerized information system to accurately process information that may be date-sensitive. Any of the Company's programs that recognize a date using "00" as the year 1900 rather than the year 2000 could result in errors or system failures. The Company has not completed its assessment, but given the limited operations and resources of the Company, the Company believes that in its current state the costs of addressing this issue will not have a material adverse effect on the Company's financial position. However, if the Company and third parties upon which it may rely (or any acquisition candidate as to which the Company engages in a merger, exchange of capital stock or other business combination) are unable to address this issue in a timely manner, it could result in a material financial risk to the Company. In order to assure that this does not occur, the Company plans to address in a timely manner any significant year 2000 issues which may arise.

                  SELECTED HISTORICAL FINANCIAL DATA OF TELEHUB

         The following selected historical financial data have been derived from the financial statements of the Company. The data as of and for the three-month period ended October 31, 1998 are derived from the unaudited financial statements of the Company reviewed by Giroux, Menard et Associes, independent chartered accountants. The following data should be read in conjunction with TeleHub's financial statements and notes, "Management's Discussion and Analysis or Plan of Operation of TeleHub," and the other financial information included elsewhere in this Proxy Statement/Prospectus. Results for the three-month period ended October 31, 1998 are not necessarily indicative of results for the full year.

STATEMENT OF OPERATIONS DATA:

                                                                             THREE MONTHS ENDED
                                                                              OCTOBER 31, 1998
                                                                             ------------------
                                                                              ($US; UNAUDITED)
Net sales                                                                         $ 82,729
Cost of sales                                                                       42,559
Income from operations                                                              40,170
Selling, general and administrative expenses                                        86,345
Net loss                                                                           (46,175)
Net loss per share                                                                  $(0.02)


BALANCE SHEET DATA:

                                                 JULY 31, 1998                    OCTOBER 31, 1998
                                               ----------------                   ----------------
                                                    ($US)                         ($US; UNAUDITED)
Cash                                               $ 94,979                           $  5,304
Working capital                                     115,213                             51,235
Property and equipment, net                             -0-                            186,663
Total assets                                        115,213                            299,686
Long-term debt, less current portion                    -0-                            164,434
Accumulated deficit                                     -0-                            (46,175)
Total stockholders' equity                          115,213                             84,038

                     MANAGEMENT'S DISCUSSION AND ANALYSIS OR
                          PLAN OF OPERATION OF TELEHUB

OVERVIEW


         TeleHub was incorporated in May 1998 and is currently in the development stage. Since its inception, TeleHub has been exploring opportunities in the call center teleservices industry. TeleHub has been marketing its services and forming relationships with individuals and organizations in the teleservices industry to develop TeleHub's call center business. In August 1998, TeleHub secured a lease of premises in Montreal, Quebec and thereafter acquired furniture and telecommunications and computer equipment for use in its call center operations. To date, TeleHub has performed telemarketing services pursuant to agreements with Access One Communications, Inc. ("Access One"), Call Tel U.M.P.G. ("Call Tel"), Corporate Services Telecom, Inc. ("CSTI") and Shared Network Services ("SNS"), and is currently providing telemarketing services pursuant to non-binding arrangements with MetroNet Communications Group Inc. ("MetroNet") and PageMart Canada Limited ("PageMart"). TeleHub has also provided and continues to provide to Dawson College, a junior college located in Montreal, training facilities pursuant to various short-term contracts. To date, TeleHub has generated revenues of approximately Cdn $273,240 from its operations. See "Business of TeleHub - Customers."

         Typical among call center businesses, TeleHub expects that its revenues from operations will be derived primarily from service fees charged to clients on an per-call or hourly basis and commissions charged on a per result basis. TeleHub believes that future revenues from operations will be dependent upon its ability to: install and effectively implement its recently acquired telecommunications and computer equipment; begin work on and successfully perform under its existing agreements and any other commitments; develop or enter into further arrangements for the provision by TeleHub of teleservices and successfully perform under such arrangements; hire necessary call center representatives to perform teleservices under these contracts and achieve full scale operation of its call center in Montreal. To date, TeleHub has generated revenues of approximately Cdn $273,240 from its operations.


         TeleHub expects that its cost of services will consist primarily of employee compensation and telephone charges and that TeleHub's selling, general and administrative expenses will primarily consist of expenses that directly support the operation of a call center, including management fees, facilities costs, equipment depreciation and maintenance expenses, sales and marketing expenses, expenses associated with accounting, finance, human resources and information services, and outside accounting and legal fees and expenses.


         TeleHub has incurred substantial up-front capital expenditures and will incur significant operating costs in connection with the initial launch and development of its call center business, which TeleHub anticipates will result in significant losses at least until the end of February 1999.


RESULTS OF OPERATIONS


         For the period from TeleHub's incorporation in May 1998 to September 30, 1998, TeleHub did not actively carry on business as a call center. During this period, TeleHub had no revenues and had a net loss of Cdn $37,300. Expenses consisted primarily of consulting fees and salaries paid to TeleHub management. Since September 30, 1998, TeleHub has earned revenues of approximately Cdn $273,240 and, as described below, has applied approximately Cdn $236,000 of a Cdn $308,213 loan from AT&T Canada Long Distance Services Company to acquire furniture and telecommunications and computer equipment to be used in its call center operations.

LIQUIDITY AND CAPITAL RESOURCES


         TeleHub has financed its initial working capital and capital expenditure requirements from private sales of its securities and from loans from third parties. In May 1998, TeleHub issued an aggregate of 2,134,795 shares of TeleHub common stock to the former shareholders of SNTQ, each of whom was offered the opportunity to purchase one share of TeleHub common stock at a price per share equal to $0.0001 for each share of common stock such person had previously held in SNTQ. The May 1998 issuance resulted in total proceeds to TeleHub of $213.48. In connection with this initial issuance of its common stock, TeleHub issued 66,929 shares of common stock to David Cornstein, the Chairman of the Board of WAW, and 18,461 shares of common stock to David F. Miller, a director and the former President of WAW. During the period from May 15 through August 1, 1998, TeleHub issued an additional 460,000 shares of common stock at a price per share of $0.25 for proceeds of $115,000, including 180,000 shares of common stock issued to Mr. Cornstein's son. In September 1998, TeleHub issued 60,000 shares of common stock at a price per share of $0.25 per share for proceeds of $15,000. In November 1998, TeleHub issued 500,000 shares of common stock at a price per share of $0.25 for proceeds of $125,000, including 100,000 shares issued to Mr. Cornstein's son. In January 1999, TeleHub issued 160,000 shares of common stock at a price per share of $0.25 for proceeds of $40,000, including 80,000 shares issued to Mr. Cornstein. See "The Transaction--Background."


         In November 1998, TeleHub secured a loan of Cdn $308,213 from AT&T Canada Long Distance Services Company ("AT&T"). This loan is to be repaid by TeleHub through a surcharge of Cdn $0.0345 per minute placed on the long distance services it obtains from AT&T. The amount of the surcharge is based on a minimum of approximately 226,537 minutes of long distance usage per month. Of the total principal amount of the AT&T loan, approximately Cdn $236,000 was paid by AT&T directly to third party suppliers for telecommunications and computer equipment for use at TeleHub's call center in Montreal, including a predictive dialer, a telephone switch for automated call distribution, a local area network server, 30 personal computers, furniture and call center stations. The balance of the principal amount of the loan was advanced to TeleHub. In connection with this small business loan, TeleHub has granted to AT&T a security interest in the furniture and telecommunications and computer equipment purchased through the AT&T loan.

         TeleHub is currently negotiating with a Canadian chartered bank for an additional small business loan of Cdn $50,000; however the terms of this loan have yet to be finalized and such loan may not be secured on a timely basis or at all. TeleHub has also filed for federal and provincial sales tax refunds totaling approximately Cdn $58,000, and currently anticipates that it will receive Cdn $35,000 of such amount in January 1999 and the balance in March 1999.

         In July 1998, TeleHub entered into a memorandum of understanding with the Societe de Developpement Industriel de Quebec (the "Industrial Development Corporation"), a division of the government of the Province of Quebec. Pursuant to this memorandum of understanding, the Industrial Development Corporation will provide TeleHub with a grant of Cdn $3,000 for each full-time employee hired by TeleHub, such amounts to be paid between 1999 and 2002 and not to exceed a maximum of Cdn $480,000. The memorandum of understanding provides that Cdn $2,400 will be deducted from the first grant thereunder, representing payment in the amount of 0.5% of the maximum amount payable under the memorandum of understanding for federal and provincial taxes. This government program does not provide compensation with respect to temporary or part-time employees.

         TeleHub anticipates that over the next 12 months it will need to hire a significant number of call center representatives to perform inbound and outbound teleservices under contracts TeleHub may secure. The number of these call center representatives actually hired by TeleHub will vary depending on the business TeleHub is able to generate. In November 1998, TeleHub hired 19 temporary call center representatives to perform services under its current teleservices contracts. In addition, TeleHub also hired three full-time administrative personnel in November 1998. Unless and until any long term teleservices arrangements or consistent levels of business are secured by TeleHub, TeleHub plans to continue to hire its call center representatives as temporary employees who will be contracted as required by TeleHub's volume of business.


         At January 1, 1999, TeleHub had cash and cash equivalents of Cdn $12,000. Given TeleHub's current financial condition, it will be necessary for TeleHub to generate further revenues from operations prior to the end of February 1999. TeleHub is actively pursuing outsourced teleservices opportunities and believes that there is a reasonable likelihood that it will be able to capitalize on certain of these opportunities, enabling it to generate additional revenues prior to such time. If, however, TeleHub is unable to secure and perform under teleservices contracts during this time, it would be required to obtain additional financing. In the event that TeleHub's revenues are insufficent to fund its operations, certain of the principal shareholders of TeleHub (in particular, Stanley Young and Bruce Young) have orally agreed to provide interim financing, if necessary, up to an aggregate amount of $50,000. TeleHub currently has no other arrangements with respect to, or sources of, additional financing. Such additional financing may not be available to TeleHub when needed, on commercially reasonable terms or at all. Any inability to promptly obtain additional financing if required would have a material adverse effect on TeleHub, requiring it to curtail and possibly cease its operations.


         TeleHub recognizes the need to ensure its operations will not be adversely impacted by software failures caused by the advent of the Year 2000. TeleHub management has assessed the predictive dialer technology and switches acquired to date and expects that the Year 2000 issue does not apply to such equipment due to the absence of date fields or that the advent of the Year 2000 will have a minimal if any effect on such equipment. Further TeleHub intends to use standard desktop applications for word processing and other general purposes as well as "off the shelf" computer programs for accounting purposes and does not anticipate that these programs will be significantly affected by the advent of the Year 2000. TeleHub intends to seek assurances from it program suppliers and independently assess acquired computer programs regarding the Year 2000 computer risks. Notwithstanding such activities, there can be no assurance that such systems of other companies on which TeleHub relies will not be adversely impacted by software failure caused by the advent of the Year 2000.

                     COMPARATIVE MARKET PRICES AND DIVIDENDS

WAW

         The following table sets forth, for the periods indicated, the range of high and low closing bid and asked prices for WAW common stock. Through January 31, 1997, the shares of WAW common stock traded on the Nasdaq SmallCap Market under the symbol "WHAT". Thereafter, the Company's common stock traded under the same symbol on the bulletin board system maintained by the National Association of Securities Dealers ("NASD") or in the over-the-counter "pink sheets".

                                                                                CLOSING BID                 CLOSING ASK
                                                                           ----------------------      ----------------------

FISCAL YEAR ENDED FEBRUARY 1, 1997                                           HIGH          LOW          HIGH            LOW
----------------------------------                                           ----          ---          ----            ---
First Quarter (February 4 through May 4, 1996)                              $1.625        $0.75        $1.75          $1.25
Second Quarter (May 5 through August 3, 1996)                               $1.625        $0.50        $2.00          $0.75
Third Quarter (August 4 through November 2, 1996)                           $1.00         $1.00        $1.125         $1.00
Fourth Quarter (November 3, 1996 through February 1, 1997)                  $1.4375       $0.6875      $1.4375        $0.6875


FISCAL YEAR ENDED JANUARY 31, 1998                                           HIGH          LOW          HIGH            LOW
----------------------------------                                           ----          ---          ----            ---
First Quarter (February 2 through May 2, 1997)                              $0.2188       $0.0625      $0.5313        $0.4375
Second Quarter (May 3 through August 2, 1997)                               $0.18         $0.0156      $0.50          $0.0938
Third Quarter (August 3 through November 1, 1997)                           $1.125        $0.18        $1.50          $0.375
Fourth Quarter (November 2, 1997 through January 31, 1998)                  $0.75 0       $0.25        $1.25          $0.4375


FISCAL YEAR ENDED JANUARY 30, 1999                                           HIGH          LOW          HIGH           LOW
----------------------------------                                           ---           ---          ----           ---
First Quarter (February 1 through May 2, 1998)                              $0.375        $0.25        $0.625         $0.375
Second Quarter (May 3 through August 1, 1998)                               $0.3125       $0.25        $0.50          $0.375
Third Quarter (August 2 through November 1, 1998)                           $0.3125       $0.1563      $0.4063        $0.2813
Fourth Quarter (November 2, 1998 through December 31, 1998)                 $0.375        $0.1563      $0.5938        $0.2813




         On December 18, 1998, the last full trading day prior to the public announcement of the Transaction, the last reported (closing) sale price of WAW common stock on the NASD bulletin board or in the over-the-counter "pink sheets" was $0.3125 bid and $0.59375 asked per share. On January 11, 1999, the last reported (closing) sale price of WAW Common Stock on the NASD bulletin board or in the over-the-counter "pink sheets" was $0.375 bid and $0.59375 asked per share. The prices set forth above reflect inter-dealer prices, without retail mark-up, markdown or commission and may not necessarily represent actual transactions and were provided by consultation with the NASD composite feed or other qualified quotation medium.


         The Company experienced during 1996 a substantial decline in the price of the WAW common stock. The market price fell to a point that precluded the Company from continuing its listing on Nasdaq. As the Company was unable to demonstrate, by the date specified by Nasdaq, compliance with Nasdaq's listing requirements, Nasdaq issued a formal notice of deficiency for the Company's securities in January 1997. Since such delisting, shares of WAW common stock, to the extent traded, have traded on the NASD bulletin board and in the over-the-counter "pink sheets." Accordingly, as a result of such delisting, an investor may find it more difficult to dispose of, or obtain accurate quotations as to the market value of, the Company's securities. Delisting of the Company's securities may also result in lower prices for the Company's securities than might otherwise prevail.

         In addition, once the WAW common stock was delisted from trading on Nasdaq and the trading price of WAW common stock remained below $5.00 per share, trading in WAW common stock also became subject to certain rules promulgated under the Exchange Act which require additional disclosure by broker-dealers in connection with any trades involving a stock defined as a "penny stock" (generally, any non-Nasdaq equity security that has a market price of less than $5.00 per share, subject to certain exceptions). Such rules require the delivery, prior to any penny stock market transaction, of a disclosure schedule explaining the penny stock market and its associated risks, and impose various sales practice requirements on broker-dealers who sell penny stocks to persons other than established customers and accredited investors (generally institutions). For these types of transactions, the broker-dealers must make a special suitability determination for the purchaser and have received the purchaser's written consent to the transaction prior to sale. The additional burden imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in the Company's securities, which could materially adversely affect the market price and liquidity of the Company's securities and the ability of securityholders to sell the Company's securities in the secondary market as well as the Company's ability to obtain additional financing.

         To date, the Company has not paid any cash dividends. Any determination to pay dividends in the future will be at the discretion of the Company's Board of Directors. The Board's determination whether to pay dividends will depend upon the Company's earnings, if any, financial condition and capital requirements as well as other relevant factors. The Board of Directors does not intend to declare dividends in the foreseeable future, but instead intends to retain earnings, if any, for use in the Company's business operations. See "Description of WAW Capital Stock."


         As of January 11, 1999, as reported by the Company's transfer agent, shares were held by approximately sixteen persons based on the number of record holders, including at least one of which is a nominee for an undetermined number of beneficial owners.


TELEHUB


         TeleHub is a private company under the laws of the Province of Ontario, Canada and, accordingly, the capital stock of TeleHub is not traded on an established public trading market. As of January 12, 1999, there were 3,314,795 shares of TeleHub common stock issued and outstanding held by 54 holders of record and, as of such date, the book value per share of TeleHub common stock was $0.089. TeleHub has not paid or declared any cash dividends on TeleHub common stock since its formation.

                                 CAPITALIZATION

         The following table sets forth the capitalization of the Company as of October 31, 1998, as adjusted to give effect to the Transaction and the proposed amendment to the Company's Certificate of Incorporation. This table should be read in conjunction with the other financial information appearing elsewhere in this Proxy Statement/Prospectus.


                                                         OCTOBER 31, 1998
                                                   -----------------------------
                                                                        PRO
                                                      ACTUAL           FORMA
                                                   -----------       -----------
Short-term debt                                    $       -0-       $       -0-
                                                   ===========       ===========

Long-term debt                                     $     2,242       $   202,005
                                                   -----------       -----------

Stockholders' equity:
  Common stock, $.01 par value, 10,000,000
  shares authorized, 2,118,125 shares issued
  and outstanding at October 31, 1998;
  50,000,000 shares authorized, 15,129,464
  shares issued and outstanding after the
  consummation of the Transaction (1)(2)                21,181           151,295(1)(2)
Additional paid-in capital                           4,538,782           118,544(1)(2)
Deficit                                             (4,585,337)          (46,175)
                                                   -----------       -----------
Total stockholders' equity (deficit)                   (25,374)          223,664
                                                   -----------       -----------
Total capitalization                               $   (23,132)      $   425,669
                                                   ===========       ===========

----------
(1) Gives effect to the issuance of 500,000 shares and 160,000 shares of TeleHub common stock at $0.25 per share in November 1998 and January 1999, respectively.

(2) Gives effect to the issuance of 13,011,339 shares of the Company's common stock in the Transaction in exchange for all of the issued and outstanding shares of TeleHub common stock.


                                 BUSINESS OF WAW

GENERAL

         WAW was incorporated in Delaware in July 1993 and, until the Sale in May 1997, operated as a mall-based specialty retailer of a wide assortment of products which targeted customers having an active interest in nature, the environment, education, wildlife, the outdoors and science. Under the terms of the Sale, Natural Wonders, Inc. paid the Company $500,000, subject to specified adjustments, in return for substantially all the operating assets of the Company and assumed specified liabilities of the Company, including liabilities relating to all the store leases. As a result of the Sale and the subsequent disposal of assets in conjunction with the Sale, for accounting purposes, during the first quarter of fiscal 1997, the Company recognized $517,795 in cash and wrote down inventory by $1,009,000, fixed assets by $853,348, store supplies (other current assets) by $47,516, and organizational costs (other assets) by $12,994. The Company also reversed $731,652 of deferred rent liability that related to the leases that were assigned to Natural Wonders. The Sale resulted in a loss from disposal of assets of $673,411. Subsequently, during the second quarter of fiscal 1997, the Company recorded a change in the estimate of its accounts payable balance to better reflect the realizable value related to discontinued operations as a result of the Company's having negotiated debt concessions with substantially all of its vendors and a lessor, resulting in a gain on disposal of assets for the second quarter of fiscal 1997 of $279,670. The gain on disposal of assets for the second quarter of fiscal 1997 was a one time, non-recurring revaluation and similar results and adjustments are not expected to recur. The total loss on disposal of assets for the twenty-six weeks ended August 2, 1997 was $393,741. There was no additional activity regarding disposal of assets and adjustment to net realizable value of accounts payable and capital lease obligations for the third or fourth quarters of fiscal 1997. Under the accounting rules governing discontinued operations, which considers all operations as discontinued operations following the decision of the Company's Board of Directors to discontinue the Company's specialty retail operation, the Company incurred a loss on discontinued operations, including the aforementioned loss on disposal of assets and adjustment to net realizable value of accounts payable and capital lease obligations for the year ended January 31, 1998 of $901,927.

         The assets transferred to Natural Wonders included all good and salable inventory of the Company, fixed assets and tangible personal property located at each of the Company's retail store locations and the Company's warehouse (including store fixtures, furniture, lighting fixtures, and all store supplies), intangible personal property (including deposits and prepaid expenses, vendor lists, customer lists, customer files, customer records, licenses and permits which could be transferred under regulatory agency rules) and contract rights relating to the operation and maintenance of retail store locations. Assets not included in the sale to Natural Wonders were cash, a certificate of deposit, a portion of the Company's inventory and other miscellaneous property, including its corporate office and distribution center. Liabilities assumed by Natural Wonders included certain obligations of the Company under its store leases, including all liabilities under the store leases arising on or after the sale closing date, regardless of whether or not the Company was able to obtain the requisite consent to assignment of any one or more of the store leases. Liabilities not assumed by Natural Wonders included, among other liabilities, accounts payable accrued prior to (but unpaid as of) March 10, 1997, expenses, long term debt, computer equipment lease, specified severance obligations and other minor liabilities.

         The asset purchase agreement between the Company and Natural Wonders contained various representations and warranties of the Company including, among others, representations and warranties related to organization and similar corporate matters; authorization, performance, enforceability and related matters; requisite consents; the accuracy of financial statements and other financial information provided to Natural Wonders; undisclosed liabilities; taxes; litigation; ownership, condition and title to assets and properties; inventories; personal property; contracts; real property; warranties and guarantees; personnel; employee benefit plans; absence of certain changes; compliance with applicable laws and environmental matters; licenses and permits; insurance; absence of brokers; employee and labor relations; corporate names and proprietary rights; and the disclosure in the agreement regarding representations and warranties of the Company. The asset purchase agreement also contained various representations and warranties of Natural Wonders including, among others, representations and warranties related to organization and similar corporate matters; authorization, performance, enforceability and related matters; requisite consents and absence of brokers. The representations and warranties survive the Sale closing for a period of two years from the Sale closing date or until expiration of the applicable statutes of limitations in respect of tax matters and litigation. With respect to Natural Wonders' assumption of the liabilities, such obligations survive for so long as there remain outstanding obligations under any of the assumed liabilities.

         Pursuant to the asset purchase agreement, the Company agreed to indemnify Natural Wonders from and against damages arising out of or based upon
(i) the breach by the Company of any representation or warranty made by the Company pursuant to the Sale Agreement; (ii) the non-performance of any covenant made by it pursuant to the agreement; (iii) any activities of the Company prior to the Sale closing; (iv) liabilities under any employee benefit plans of the Company; (v) any claims for brokers' fees; (v) any liabilities arising from the failure to comply with applicable bulk transfer laws; and (vii) any other liabilities of the Company not assumed by Natural Wonders. In addition, Natural Wonders agreed to indemnify the Company from and against damages arising out of or based upon (i) the breach by Natural Wonders of any representation or warranty made by Natural Wonders pursuant to the agreement; (ii) any claims for brokers' fees; (iii) the non-performance of any covenant made by it pursuant to the agreement; or (iv) the failure to satisfy any of the assumed liabilities. Pursuant to the agreement, neither party shall be obligated to indemnify the other thereunder unless and until the aggregate amount of the other party's damages exceeds $10,000.

         The description contained in this Proxy Statement/Prospectus of the Sale transaction is qualified by reference to the agreements included as exhibits to the Registration Statement of which this Proxy Statement/Prospectus forms a part.

         Consummation of the Sale terminated the Company's specialty retail operations. The Company presently has no operating business and has been seeking acquisition candidates for a new business for the Company. Accordingly, the Company has a limited operating history upon which an evaluation of its performance and prospects can be made.

         The Company has used cash proceeds from the Sale to repay debt, fund transactional expenses, and pay ongoing general and administrative costs. The Company intends to use the remainder of the net proceeds for general corporate purposes.

BUSINESS OF POST-SALE WAW

         Since the Sale, the Company has been seeking to serve as a vehicle to effect acquisition of an operating business, whether by merger, exchange of capital stock, acquisition of assets or other similar business combination. The objective of the Company since the Sale has been to effect a business combination with an operating business which the Company believes has significant growth potential. The Company currently intends to seek to utilize cash, equity, debt or a combination thereof in effecting a business combination. While the Company may, under certain circumstances, explore possible business combinations with more than one prospective target business, in all likelihood, until other financing provides additional funds, or the Company matures, the Company may be able to effect only a single business combination, such as the Transaction, in accordance with its business objectives, although no such transaction may ever be completed.

         Other than the Share Purchase Agreement, the Company has not, since the Sale, entered into any agreements with any potential businesses regarding a business combination. It is possible that the Transaction may never be consummated or that future discussions with other potential acquired businesses may not result in definitive agreements, although it is the Company's intention to proceed diligently with its business plan.

BUSINESS OF PRE-SALE WAW

         Until May 1997, the Company operated as a mall-based specialty retailer of a wide assortment of products which targeted customers having an active interest in nature, the environment, education, wildlife, the outdoors and science. The merchandise offered by the Company included outdoor and garden merchandise, recorded nature music, videotapes, statuary, telescopes, books, games and puzzles and apparel, all of which emphasized nature, environmental, scientific and/or educational themes. In May 1997, pursuant to the Sale Agreement between the Company and Natural Wonders, the Company sold substantially all of its assets to Natural Wonders for an aggregate cash consideration of $517,795 plus the assumption by Natural Wonders of specified liabilities. In conjunction with the asset purchase agreement with Natural Wonders and in order to immediately implement the benefits of such agreement (and to reduce operating losses which were continuing to be incurred by the Company), the Company and Natural Wonders entered into a management agreement, effective March 10, 1997 through the closing of the Sale Agreement, pursuant to which the Buyer operated the Company's specialty retail gift business.

         The Company opened its first store in August 1993 and, until the Sale, operated twelve stores, which were located in major regional malls in Florida (Bradenton, Clearwater, Jacksonville, Jensen Beach, Miami (two), Ocala, Orlando, Tallahassee and Tampa), New York (Staten Island) and New Jersey (Eatontown). In addition, the Company operated thirteen temporary holiday outlets in Florida, Georgia and South Carolina during the 1996 Christmas selling season.

         BUSINESS STRATEGY. Prior to the Sale, the Company's strategy had been to provide an interactive, unique gift store environment which generated a sense of discovery for its customers. All of the Company's stores operated for the period February 2, 1997 through May 22, 1997 (the date of the Sale to Natural Wonders). Each store typically stocked over 3,000 different items and offered products at prices generally ranging from $3 to $500. All categories of merchandise sold by the Company emphasized nature, environmental, scientific and/or educational themes.

         STORE OPERATIONS. The Company's stores generally ranged in size from approximately 2,200 to 3,300 square feet of space, and were open seven days a week during mall operating hours. Stores were typically staffed with a manager, an assistant manager and several full-time and part-time sales associates, the number of which varied depending on store volume. Store management received compensation in the form of salaries and performance-based bonuses, while sales associates were paid on an hourly basis plus performance incentives.

         PURCHASING AND INVENTORY. The Company purchased merchandise for its stores from over 250 suppliers, including manufacturers, distributors, craftsmen and importers. Although particular suppliers may have provided a majority or all of the Company's requirements for a particular product or category during fiscal 1997, no supplier accounted for more than 5.0% of the Company's total merchandise purchases during such period. In fiscal 1997, 100% of the Company's merchandise was purchased from domestic vendors. The Company currently maintains no working relationship with any of its inventory vendors as all debts of the Company to these vendors have been satisfied.

         PROMOTIONAL ACTIVITIES. Prior to the Sale, the Company did not rely on advertising to generate sales but, rather, was dependent upon mall traffic to attract new customers.

         COMPETITION. The specialty retail business is characterized by intense competition. The Company believes that, in the course of conducting its specialty retail operations prior to the Sale, it competed with various retailers, including Natural Wonders, The Nature Company, a subsidiary of CML Group, Inc., and World of Science, Inc., each of which operates numerous nature and science specialty stores.

         PERSONNEL. Pursuant to the asset purchase agreement and the management agreement with Natural Wonders, a number of employees of the Company were retained by Natural Wonders and evaluated by Natural Wonders in accordance with its requirements. A significant portion of employee benefits that had accrued prior to March 9, 1997 to then-current employees were paid by the Company. Prior to the Sale, the Company had approximately 39 full-time employees and 50 part-time sales associates. Store management received compensation in the form of salaries and performance-based bonuses. Sales associates typically were paid on an hourly basis plus performance incentives. A number of programs were offered as incentives to both management and sales associates to increase sales, including various sales contests. None of the Company's employees were covered by any collective bargaining agreement. The Company currently has one employee, its Vice President of Finance, who renders his services on a part-time basis to the Company.

SERVICE MARK

         The Company intends to retain its federal service mark registration for the What A World(R) name and the Company's design and logo. The Company believes that its service marks have value. However, the Company's marks may not be upheld if challenged and the Company may be prevented by third parties (other than Natural Wonders) form using its mark, which could have an adverse effect on the Company. In addition, the Company is prevented by the asset purchase agreement with Natural Wonders from using its marks in a retail segment in competition with Natural Wonders. The Company may not have the financial resources necessary to enforce or defend its service marks. The Company is not aware of any claims of infringement or other challenges to the Company's right to use its marks in the United States.

PROPERTIES

         All leases for the twelve permanent stores of the Company have been assigned to, and assumed by, Natural Wonders in accordance with the asset purchase agreement, and Natural Wonders agreed as part of such assignment and assumption to secure necessary consents or modifications from interested parties and has indemnified the Company with regard to specified matters relating to the leases. Currently, the Company has received landlord consents with respect to eleven of the assignments.One landlord does not require consent as long as financial conditions are met by the assignee, all of which the Company believes were met by Natural Wonders. Although the Company has received the requisite landlord consents, the Company remains primarily liable for specified obligations with respect to the assigned leases in all but one instance (Monmouth Mall). The store leases, which expire at various times from 2003 through 2005, provide for specified minimum rental payments and contingent payments based on gross sales exceeding certain levels. The leases also required the Company to pay the cost of common area maintenance, insurance, taxes and other expenses.

         Prior to the Sale, the Company had leased approximately 4,000 square feet for its corporate office and distribution center in St. Petersburg, Florida under a lease which would have expired in 1998; however, the Sale eliminated the need for this facility and the Company reached an agreement to terminate this lease and did so at minimal cost to the Company.

LEGAL PROCEEDINGS

         The Company is not a party or subject to any legal proceedings, other than claims and lawsuits arising in the ordinary course of its business. The Company does not believe that any such claims or lawsuits will have a material adverse effect on its financial condition or results of operations.

                                MANAGEMENT OF WAW

DIRECTORS AND EXECUTIVE OFFICERS OF THE COMPANY

         The following table sets forth certain information with respect to the individuals who are the directors and executive officers of the Company.

      NAME                    AGE                   POSITION
      ----                    ---                   --------
David B. Cornstein             60          Chairman of the Board and Director

David F. Miller                68          Secretary and Director

Brian S. Lappin                30          Vice President of Finance and
                                           Chief Financial Officer

Edward J. Munley               66          Director

James Martin Kaplan            53          Director

Hugh H. Jones, Jr.             66          Director

         DAVID B. CORNSTEIN, a co-founder of the Company, has been a director of the Company since its inception and has served as Chairman of the Board since September 1994. Since May 1993, Mr. Cornstein has served as Chairman of the Board of Finlay Enterprises, Inc. and has served as a director of Finlay Enterprises and its wholly-owned subsidiary, Finlay Fine Jewelry Corporation, since their inception in December 1988. From December 1988 to January 1996, Mr. Cornstein served as President and Chief Executive Officer of Finlay Enterprises, and from December 1985 to December 1988, he served as President, Chief Executive Officer and a director of a predecessor of Finlay Enterprises. Finlay Enterprises, through its subsidiary Finlay Fine Jewelry, operates over 1,100 leased fine jewelry departments in major department stores throughout the United States and France.

         DAVID F. MILLER, a co-founder of the Company, has been Secretary and a director of the Company since its inception and was President of the Company from March 1996 until September 1998. Since April 1990, Mr. Miller has served as Chairman of the Board of PureIce of the South, Inc., a corporation principally owned by Mr. Miller, which is the major supplier of packaged ice for Northeast Florida. Mr. Miller also serves as Chairman of the Board of Quality Food Equipment Distributors, Inc., a provider of equipment for the food and restaurant industry. From 1983 to 1987, Mr. Miller served as President of JCPenney Stores and Catalog and as a director of The JCPenney Company, Inc., and from 1987 to April 1990, he served as Vice Chairman of the Board of JCPenney Company and Chief Operating Officer of JCPenney Stores and Catalog, retiring from JCPenney Company in 1990 after 37 years of service. Mr. Miller is also a director of Winn-Dixie Stores, Inc. and is President of Amelia Service Center, a real estate management company in Fernandina Beach, Florida.

         BRIAN S. LAPPIN, who currently serves on a part-time basis as Vice President of Finance and Chief Financial Officer of the Company, was appointed to such position in August 1996 and served as Accounting Manager of the Company from September 1993 through August 1996. From January 1993 through September 1993, Mr. Lappin was an Accounting Assistant for Padgett Business Services, an accounting and financial services firm in Gainesville, Georgia. From June 1991 to December 1993, he was a staff accountant at Halls Tampa Wholesale Florist, handling the daily reporting and accounting operations.

         EDWARD J. MUNLEY, a co-founder of the Company, has been a director of the Company since its inception and served as President of the Company from July 1993 until his resignation in March 1996. Since December 1990, Mr. Munley has been the President and sole stockholder of Handley Walker Incorporated, a payroll processing firm. From 1977 to February 1990, Mr. Munley served as President and Chief Executive Officer of Dey Brothers Inc., a subsidiary of Allied Stores Corporation. Prior to 1977, Mr. Munley held various positions with regional divisions of Allied Stores.

         JAMES MARTIN KAPLAN has been a director of the Company since December 1994. Mr. Kaplan is a partner of the law firm of Tenzer Greenblatt LLP, counsel to the Company, which he joined in 1998. From 1977 to 1998, Mr. Kaplan was a partner with the law firm of Zimet, Haines, Friedman & Kaplan, former counsel to the Company. Mr. Kaplan also serves on the Board of Directors of Finlay Enterprises, Inc. and Finlay Fine Jewelry Corporation.

         HUGH H. JONES, JR. has been a director of the Company since December 1994. From 1993 to October 1998, Mr. Jones has served as President of Baptist Health System Foundation, Inc. He served on the Board of Directors of The Barnett Bank of Jacksonville, N.A. ("Barnett Bank") from September 1980 to February 1996. From 1982 to 1993, Mr. Jones served as Chairman and Chief Executive Office of Barnett Bank, and from 1980 to 1982, he served as Vice Chairman and director, retiring from Barnett Bank in 1993 after 23 years of service.

         Of the five individuals nominated for election to the WAW Board of Directors at the Special Meeting, four have been designated by TeleHub and only one nominee, Mr. Cornstein, has been designated by WAW to serve after completion of the Transaction. If the Transaction is not completed, the current directors of the Company (including Mr. Cornstein) will continue as the directors of WAW.

MEETINGS OF THE BOARD

         The Board of Directors met four times during the year ended January 31, 1998. No director attended fewer than 75% of the total number of meetings of the Board of Directors which he was eligible to attend.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

         Section 16(a) of the Exchange Act requires officers and directors of the Company and holders of more than 10% of WAW's common stock to file reports of ownership and changes in ownership of WAW common stock with the Commission within specified time periods and to furnish the Company with copies of all such reports. Based on its review of the copies of such reports furnished to the Company by such persons or on the written representations of such persons that no reports on Form 5 were required, the Company believes that, during the year ended January 31, 1998, all of these persons complied with their Section 16(a) reporting requirements on a timely basis except for Hugh H. Jones. Mr. Jones filed a report in June 1998 with respect to 1,000 shares of WAW common stock which he sold in December 1997.

EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

         The following table sets forth the compensation paid to David F. Miller, the Company's former President, during the last three fiscal years. Mr. Miller resigned as President in September 1998; he remains as a member of the Board of Directors and Secretary of the Company. No person has yet been appointed to succeed Mr. Miller as President. No other executive officer earned an annual salary and bonus that exceeded $100,000 during fiscal 1997.

                                                                                      LONG TERM COMPENSATION
                                                                          -----------------------------------------
                                                  ANNUAL COMPENSATION              AWARDS                 PAYOUTS
                                    ------------------------------------ ------------------------------  ----------
                                                                          RESTRICTED     SECURITIES
                             FISCAL                        OTHER ANNUAL      STOCK        UNDERLYING        LTIP       ALL OTHER
NAME AND PRINCIPAL POSITION   YEAR  SALARY($)  BONUS($)  COMPENSATION($)  AWARD(S)($)   OPTIONS/SARS(#)  PAYOUTS($) COMPENSATION($)
---------------------------  ------ ---------  --------  ---------------  -----------   ---------------  ---------- ---------------
David F. Miller.............  1997     -0-       -0-           -0-            -0-             -0-            -0-          -0-
  Former President            1996     -0-       -0-           -0-            -0-         100,000/-0-        -0-          -0-
                              1995     -0-       -0-           -0-            -0-             -0-            -0-          -0-

----------

COMPENSATION OF DIRECTORS

         The Company's directors are currently not compensated for serving as members of the Board of Directors.

OPTION/SAR GRANTS DURING FISCAL 1997

         The following table shows information concerning stock options granted during the year ended January 31, 1998 for the individual shown in the Summary Compensation Table.

                            NUMBER OF               % OF TOTAL
                           SECURITIES              OPTIONS/SARS
                           UNDERLYING               GRANTED TO
                          OPTIONS/SARS         EMPLOYEES IN FISCAL       EXERCISE OR BASE
     NAME                  GRANTED (#)                 YEAR                PRICE ($/SH)            EXPIRATION DATE
     ----                 ------------         -------------------       ----------------          ---------------
David F. Miller                -0-                     N/A                      N/A                      N/A

OPTION/SAR EXERCISES DURING FISCAL 1997 AND YEAR END OPTION/SAR VALUES

         No stock options were exercised by any of the Company's executive officers during the year ended January 31, 1998. The following table shows information concerning stock option values as of January 31, 1998.

                                NUMBER OF SECURITIES UNDERLYING        VALUE OF UNEXERCISED IN-THE-MONEY
                                  UNEXERCISED OPTIONS/SARS AT             OPTIONS/SARS AT JANUARY 31,
                                        JANUARY 31, 1998                            1998($)

      NAME                         EXERCISABLE/UNEXERCISABLE               EXERCISABLE/UNEXERCISABLE
      ----                         -------------------------               -------------------------
David F. Miller*                          100,000/-0-                               -0-/-0-

Edward J. Munley                           75,000/-0-                               -0-/-0-

* Does not include additional warrants to purchase shares granted in 1996. See "WAW Related Party Transactions".

1994 STOCK OPTION PLAN

         In order to attract, retain and motivate employees (including officers), directors, consultants and other persons who perform substantial services for or on behalf of the Company, in November 1994, the Company adopted the 1994 Stock Option Plan. Under the 1994 Stock Option Plan, stock options covering an aggregate of 560,000 shares of WAW common stock may be granted to such persons. Under the 1994 Stock Option Plan, "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, may be granted to employees (including officers), and non-incentive stock options may be granted to any such employee and to other persons (including directors) who perform substantial services for or on behalf of the Company.

         The 1994 Stock Option Plan is administered by WAW's Board of Directors or, at its discretion, by a committee of the Board appointed by the Board to perform such function. The Board of Directors or the Committee is vested with complete authority to administer and interpret the 1994 Stock Option Plan, to determine the terms upon which options may be granted, to prescribe, amend and rescind such interpretations and determinations and to grant options. The Board of Directors or the Committee has the power to terminate or amend the 1994 Stock Option Plan from time to time in such respects as it deems advisable, except that no termination or amendment may materially adversely affect any outstanding option without the consent of the grantee, and the approval of the Company's stockholders will be required for any amendment which would change the total number of shares subject to the 1994 Stock Option Plan or change the designations or class of employees or other persons eligible to receive incentive options or non-incentive options under the Plan.

         The price at which shares covered by an option may be purchased shall be no less than the par value of such shares and, in the case of incentive options, no less than the fair market value of such shares on the date of grant. The purchase price of shares issuable upon exercise of an option may be paid in cash or by delivery of shares with a value equal to the exercise price of the option. The Company may also loan the purchase price to the optionee, or guarantee third-party loans to the optionee, on terms and conditions acceptable to the Board of Directors. The number of shares covered by an option is subject to adjustment for stock splits, mergers, consolidations, combinations of shares, reorganizations and recapitalizations. Options are generally non-transferable except by will or by the laws of descent and distribution, and in the case of employees, with certain exceptions, may be exercised only so long as the optionee continues to be employed by the Company. If the employee dies or becomes disabled, the right to exercise the option, to the extent then vested, continues for specified periods. Non-incentive options may be exercised within a period not exceeding 10 years from the date of grant. The terms of incentive options are subject to additional restrictions provided by the 1994 Stock Option Plan. An aggregate of 520,000 options are outstanding under the 1994 Stock Option Plan. No options were granted pursuant to the 1994 Stock Option Plan during the year ended January 31, 1998.

1994 NONEMPLOYEE DIRECTORS' STOCK OPTION PLAN

         In order to attract and retain the services of non-employee members of the Board of Directors and to provide them with increased motivation and incentive to exert their best efforts on behalf of the Company by enlarging their personal stake in the Company, in November 1994, the Company adopted the 1994 Nonemployee Directors' Stock Option Plan. Under the Directors' Plan, stock options covering an aggregate of 40,000 shares of WAW common stock may be granted to such non-employee directors.

         Pursuant to the Directors' Plan, each member of the Board who is not an employee of the Company (or a subsidiary) and who is elected or re-elected as a director of the Company by the stockholders at any annual meeting of stockholders will receive options to purchase 2,500 shares of WAW common stock upon his or her election. All options granted under the Directors' Plan will be exercisable at the fair market value of WAW common stock as of the date of grant. The options granted under the Directors' Plan are non-incentive options. An aggregate of 20,000 options are outstanding under the Directors' Plan. No options were granted pursuant to the Directors' Plan during the year ended January 31, 1998.

                     PRINCIPAL HOLDERS OF SECURITIES OF WAW

         The following table sets forth certain information, as of the date of this Proxy Statement/Prospectus, with respect to the beneficial ownership of shares of Common Stock by (i) each person known by the Company to be the beneficial owner of 5% or more of the outstanding shares of Common Stock, (ii) each director and executive officer of the Company and (iii) all of the Company's directors and officers as a group:

                                                                  AMOUNT AND NATURE OF
NAME AND ADDRESS OF BENEFICIAL OWNER(1)                         BENEFICIAL OWNERSHIP(2)              PERCENT OWNED
---------------------------------------                         -----------------------              -------------
David B. Cornstein                                                    745,352 (3)                       31.74%

David F. Miller                                                       623,062 (4)                       26.97%

Edward J. Munley                                                      280,000 (5)                       12.77%

Brian S. Lappin                                                        12,667 (6)                          *

James Martin Kaplan                                                    14,000 (7)                          *

Hugh H. Jones, Jr.                                                     26,000 (8)                        1.21%

Elliot J. Smith                                                       301,031 (9)                       12.97%

All officers and directors as a                                     1,701,281 (3)-(8)                   63.97%
group (6 persons)

----------

 *   Less than one percent

(1) The address of each person listed is c/o What A World!, Inc., P.O. Box 20125, Tampa Florida 33625.

(2) A person is treated as the beneficial owner of securities that can be acquired by such person within 60 days from the date of this Proxy Statement/Prospectus upon the exercise of options or warrants. Each beneficial owner's percentage ownership is determined by assuming that options or warrants that are held by such person (but not those held by any other person) and which are exercisable within 60 days from the date of this Proxy Statement/Prospectus have been exercised. The Company believes that all persons named in the table have sole voting and investment power with respect to all shares of WAW common stock beneficially owned by them.

(3) The number of shares beneficially owned by Mr. Cornstein assumes the exercise of options to purchase 5,000 shares of WAW common stock and the exercise of warrants to purchase 225,000 shares of WAW common stock.

(4) The number of shares beneficially owned by Mr. Miller assumes the exercise of options to purchase 102,500 shares of WAW common stock and the exercise of warrants to purchase 90,000 shares of WAW common stock, but does not include any shares owned by Mr. Miller's adult children. Mr. Miller disclaims beneficial ownership of any shares owned by his children. Mr. Miller resigned as President of the Company in September 1998.

(5) The number of shares beneficially owned by Mr. Munley assumes the exercise of options to purchase 75,000 shares of WAW common stock but does not include any shares owned by Mr. Munley's adult children. Mr. Munley disclaims beneficial ownership of any shares owned by his children. Mr. Munley resigned as President of the Company in March 1996.

(6) The number of shares owned beneficially by Mr. Lappin assumes the exercise of options to purchase 12,667 shares of WAW common stock but does not include an aggregate of 7,333 shares of WAW common stock issuable at various times upon the exercise of options granted to Mr. Lappin.

(7) The number of shares beneficially owned by Mr. Kaplan assumes the exercise of options to purchase 5,000 shares of WAW common stock.

(8) The number of shares beneficially owned by Mr. Jones assumes the exercise of options to purchase 5,000 shares of WAW common stock and the exercise of warrants to purchase 21,000 shares of WAW common stock.

(9) The number of shares beneficially owned by Mr. Smith includes 96,942 shares of WAW common stock underlying certain Underwriter's Warrants issued in connection with the Company's 1994 initial public offering. In addition, the number of shares beneficially owned by Mr. Smith includes (i) 90,500 shares of WAW common stock beneficially owned by The Elliot J. Smith SDRP Money Purchase Pension Plan, including 44,000 shares issuable upon exercise of warrants held by the Pension Plan, (ii) 65,460 shares of WAW common stock beneficially owned by The Elliot J. Smith IRA/Rollover, including 33,460 shares issuable upon exercise of warrants held by the IRA, (iii) 3,000 shares of WAW common stock issuable upon exercise of warrants held by Praefero Partners, a partnership of which Mr. Smith is the sole general partner, and (iv) an additional 25,000 shares issuable upon exercise of warrants held by Mr. Smith. Mr. Smith may be deemed to be the beneficial owner of shares of WAW common stock beneficially owned by the Pension Plan, the IRA and Praefero Partners.

                         WAW RELATED PARTY TRANSACTIONS

         In July 1993, David B. Cornstein, David F. Miller and Edward J. Munley, each of whom is a founder of the Company and serves as a director of the Company, entered into a stockholders agreement pursuant to which, among other things, Messrs. Cornstein and Miller each purchased 600,000 shares of WAW common stock for a purchase price of $60,000 and Mr. Miller purchased 800,000 shares of WAW common stock for a purchase price of $80,000.


         On August 28, 1996, Messrs. Cornstein and Miller and Hugh H. Jones, Jr., a director of the Company, entered into a commitment to lend the Company for working capital purposes, as needed, and to fund the opening of 13 temporary stores, up to an aggregate of $600,000 at an interest rate of 12% per annum. All amounts outstanding under this working capital commitment were repaid when due, together with accrued interest, on January 3, 1997. These loans were secured by a first priority lien on substantially all of the assets of the Company. As partial consideration for the working capital commitment, the Company granted to the lenders warrants to purchase an aggregate of up to 200,000 shares of WAW common stock at an exercise price of $1.00 per share, originally exercisable until August 31, 2001. In addition, the Company granted to the lenders demand and "piggyback" registration rights relating to the securities underlying such warrants. See "Description of WAW Capital Stock - Registration Rights."

WARRANT EXTENSION

         In May 1998, the Company announced that it had extended the exercise period of its publicly-held redeemable common stock purchase warrants from May 17, 1988 to May 17, 2000. Following such action, the Board of Directors also approved the extension of the warrants issued to Messrs. Cornstein, Miller and Jones pursuant to the 1996 working capital commitment from August 31, 2001 to August 31, 2003.

                               BUSINESS OF TELEHUB

OVERVIEW

         TeleHub was formed in May 1998 under the Business Corporations Act (Ontario) and is in the early development stage. Since its inception, TeleHub has been primarily engaged in exploring and developing opportunities in the call center teleservices industry. Call centers facilitate the direct communication by telephone of information to and from current and prospective customers of the call center's clients. Generally, the teleservices provided by call centers include performing call center-initiated ("outbound") telemarketing services as well as responding to and managing customer-initiated ("inbound") calls. Outbound telemarketing services consist primarily of direct marketing and sales activities initiated on behalf of a call center's clients, and inbound teleservices activities consist primarily of the processing of incoming phone calls (often placed by customers using toll-free numbers) for product or service orders, customer inquiries, processing of credit and other consumer applications and customer and technical service.

         Call campaigns provided by call centers involve outbound and/or inbound calling programs that follow prepared scripts targeted at specific markets or customers previously determined by the client. In connection with outbound teleservices, call center representatives typically place phone calls through automated dialing systems (known as predictive dialers). A predictive dialer is an integrated computer and telephone switch designed to minimize time spent dialing numbers, getting busy signals or no answers. The automated dialing system works with databases either provided by clients or prepared by the call center to launch outgoing calls. Once a live connection has been established with a potential customer, the automated dialing system transfers the call, together with relevant customer information and the applicable prepared script, to a call center representative to complete the call. In connection with inbound teleservices, call center representatives typically receive phone calls through an automated call distributor, which is a phone switch that accepts and routes incoming calls to increase the speed at which incoming calls can be appropriately answered. Once the call is received, the automated call distributor directs the call, together with relevant customer information and the applicable prepared script, to an available call center representative.


         Since its formation, TeleHub has been marketing its proposed services and forming relationships with individuals and organizations in the teleservices industry to develop and further TeleHub's proposed call center business. In August 1998, TeleHub secured a lease of premises in Montreal, Quebec and thereafter acquired furniture and telecommunications and computer equipment for use in its call center operations. To date, TeleHub has performed telemarketing services pursuant to agreements with Access One, Call Tel, CSTI and SNS, and is currently providing telemarketing services pursuant to non-binding arrangements with MetroNet and PageMart. To date, TeleHub has generated limited revenues from its operations. See "Business of TeleHub -- Customers."


INDUSTRY BACKGROUND

         Unlike indirect marketing methods, such as radio, television and print advertising, the teleservices industry facilitates the direct communication of information to and from current or prospective customers, enabling companies to deliver sales, marketing or other types of information directly to these customers. TeleHub believes that businesses are increasingly focused on using personalized services to target consumers and to service and retain customers. Call centers have evolved significantly in recent years as businesses increasingly recognize that teleservices can provide an effective means to contact targeted consumers and provide customer service. Advances in computer and telecommunications technology, such as predictive dialers and automated call distributors, have assisted telemarketers to more accurately and efficiently identify and contact potential customers and have provided call center representatives with more complete on-line guidance and support.

         Traditionally, businesses that have included teleservices in their marketing and customer service programs have primarily used in-house call center personnel and facilities. TeleHub believes that businesses are increasingly outsourcing their telephone-based marketing and customer services needs to third party providers as part of overall efforts to reduce costs and focus internal resources on their core competencies. TeleHub believes that outsourced teleservices can provide advantages over internal operations, including the ability to reduce marketing infrastructure costs (such as investment in labor, training, facilities and specialized equipment) while maintaining or improving operating efficiencies related to customer contact and support. As a result, TeleHub believes that many businesses are increasingly seeking to develop relationships with independent teleservices specialists for the management and enhancement of the call center aspects of their marketing, sales and customer service activities.

         While there are currently many independent teleservices companies competing for call center outsourcing, TeleHub believes that any increase in outsourcing of teleservices presents opportunities for independent call centers if they can successfully offer and deliver a flexible range of call center services.

THE TELEHUB APPROACH


         TeleHub has established and plans to expand its presence in the outsourced teleservices market by focusing its energies on developing as an independent call center which is capable of providing a broad range of inbound and outbound teleservices. TeleHub has obtained 48 call stations and computer and telecommunications equipment, including a predictive dialer and telephone switch for automated call distribution, for its call center located in Montreal, Quebec, and is hiring call center representatives as required by TeleHub's volume of business. TeleHub is currently negotiating with several potential customers and strategic partners in order to expand the breadth of its service offerings and, to date, has provided telemarketing services pursuant to agreements with Access One, Call Tel, CSTI and SNS. In addition, TeleHub is currently providing telemarketing services pursuant to informal, non-binding arrangements with MetroNet and PageMart.


         TeleHub seeks to capitalize on outsourced teleservices opportunities in the following manners:


         LOW RELATIVE COST. TeleHub has recently established its call center in Montreal, Canada. TeleHub believes that this location may offer several cost advantages over locations in the US such as: low rent in comparison to major US cities; employment incentives offered by the Quebec provincial government; and a large number of educated and bilingual unemployed workers. It is anticipated that these factors, together with declining long distance rates in Canada, will allow TeleHub to build its infrastructure and operate its call center at a relatively low cost. TeleHub also believes that the current exchange rate between the Canadian and U.S. dollars may attract U.S. clients who can receive U.S. service from TeleHub while paying with Canadian dollars, thereby realizing a cost savings benefit. TeleHub is currently seeking agreements with U.S. clients and third party companies who contract for telemarketing from the United States, and to date has provided telemarketing services to such U.S. clients as Access One, CSTI and SNS.


         SERVICE OFFERINGS. TeleHub is developing a broad range of inbound and outbound call center teleservices. TeleHub's current or proposed inbound teleservices include receiving and processing calls for sales, service and information and managing product and warranty service and sales support. TeleHub's current or proposed outbound teleservices include the telemarketing of goods and services, fund raising and conducting surveys. See "Business of TeleHub - Services". TeleHub believes that offering a broad range of services will allow various companies from various industries to utilize TeleHub's teleservices. For example, many traditional call centers may narrow their scope by isolating themselves into single industries such as airline sales, insurance information or software service. TeleHub believes that there is an opportunity to provide teleservices for product and service lines not serviced by such narrowly-focused call centers.


         CAPITALIZE ON OVERFLOW. TeleHub believes there is an opportunity to capitalize on other call centers' overflow of teleservices requirements or commitments. Many call centers (both internal and independent) may also be subject to seasonal fluctuations in their operations that mandate either excessive hiring or staff consolidation to adapt to these changes. As clients and call centers seek to match capacity with fluctuating demand, TeleHub believes there is an opportunity for TeleHub to provide teleservices on a subcontracted basis to such internal and independent call centers in times of excess demand. TeleHub's agreement with Call Tel is an example of the available opportunities for such overflow business. See "Business of TeleHub - Customers."


         IMPLEMENTATION OF TECHNOLOGY. TeleHub has licensed the use of automated dialing technology (predictive dialer) from Info Zero Un, a Quebec telecommunications company, to assist in outbound teleservices. For inbound teleservices, TeleHub has obtained a telephone switch from WilTel Inc., a telecommunications company based in Ontario, which enables automated call distribution. These technologies are designed to improve call center productivity and thereby reduce the effective cost per call made or received. TeleHub has also obtained a server which includes scripting software (which provides call center representatives with prompt access to customer and product information) and call management data software which is designed to manage, update and reference client data files and collect statistical transaction and performance data. TeleHub believes that such technologies will assist TeleHub in performing quality teleservices on a cost-effective basis.

         QUALITY OF SERVICE. TeleHub believes that it is imperative for it to devise and implement relevant procedures to allow it to monitor and improve the quality of its service. In this regard, TeleHub has implemented a quality assurance program which includes prior client approval of scripts to be used by call center representatives, monitoring of calls for quality control and adherence to approved scripts, daily scrutiny of scripts, and script adjustments in consultation with clients' comments and suggestions.

SERVICES


         TeleHub currently employs 18 call center representatives and one call center supervisor who provide call center teleservices using 19 of TeleHub's 48 call stations. TeleHub plans to hire additional call center representatives as required by TeleHub's volume of business.

         TeleHub's service offerings include both inbound and outbound teleservices. TeleHub's current or proposed inbound teleservices include receiving and processing calls for sales, service and information, management of toll-free or pay-per-use 1-800/888/900 lines for product and warranty service and sales support. TeleHub also intends to acquire an interactive voice response system which will enable it to provide automatic call answering, recording and order taking services during non-business hours. TeleHub's current and proposed outbound teleservices include the telemarketing of goods and services, fund raising, conducting surveys, and assisting in the production of client lists which can be derived from information which has been either provided by the client or independently obtained or developed by TeleHub. TeleHub's role under any outbound marketing campaign may range from the identification and initial solicitation of prospective customers to performing a full marketing and sales role involving a sale of a client's product or services to a customer, the collection by TeleHub of fees for the product or service and the remittance of such fees to TeleHub's client. TeleHub is currently exploring its options with respect to such complete sales service offering, but no agreements or arrangements in this regard have been completed to date.

         With respect to inbound teleservices, typically a customer will call a toll-free or pay-per-use 1-800/888/900 number to request product or service information, place an order for a particular product or service or obtain assistance with respect to a previously purchased product or service. The information and results of calls received are typically captured by the call center and reported to the client for order processing, customer service or data management. To assist in the handling of the various calls, TeleHub has acquired a digital switch to enable automated call distribution, which classifies each call by program and routes the call to a call center representative trained for that program. Along with the call, the call center representative's computer screen displays information relevant to the call.

         With respect to outbound call campaigns, TeleHub expects that, in most cases, it will receive customer data, including names and telephone numbers, electronically from clients. TeleHub may, however, be required to obtain customer or market information or databases from non-client third parties. The cost of such acquired databases may depend on the particularity of such databases and such cost would typically be passed on to TeleHub's client. Subject to confidentiality obligations to its clients, TeleHub hopes to refine and build upon customer databases it acquires from non-client third parties and in time be able to offer detailed customer or market information to prospective clients in connection with outbound teleservices offerings. Once the applicable database is obtained or created for an outbound call campaign, TeleHub's call management system is designed to use a predictive dialer to automatically dial the telephone numbers in these files, determine if a live connection is made and present connected calls to a call center representative who has been trained for the client's program. When a call is connected to a call center representative, the customer's name, other information about the customer and the program script will simultaneously appear on the call center representative's computer screen and the call center representative will then use the script to solicit an order for the product or service or to request information that will be added to the applicable database.

         TeleHub plans to enhance the value of its teleservices by employing sales representatives with the capability to market in English and other languages to reach residential and business customers in the international market.

         Many independent call center teleservices firms typically operate under month-to-month contracts with their clients. TeleHub's contracts with its clients are also on a month-to-month basis or are otherwise terminable by the client on short notice. Depending on TeleHub's role under any given teleservices contract, TeleHub's compensation for the services it provides can consist of an initial fee and ongoing service charges which may be based on an hourly or per-call rate or based only on successful completion of sales either by TeleHub or its client. Each of TeleHub's current agreements may be terminated on short notice to TeleHub and, under each such agreement, TeleHub will only be compensated if and when the client approves a sale referred by TeleHub. See "Business of TeleHub - Customers."

STRATEGY

         Key elements of TeleHub's business strategy are as follows:

         PURSUE OUTSOURCED TELESERVICES OPPORTUNITIES. TeleHub's current marketing activities are particularly focused on identifying and soliciting companies with direct sales and customer service needs and companies which have large customer bases which can benefit from targeted teleservices programs. TeleHub is also seeking relationships with other call centers to provide teleservices on a subcontracted basis to assist in fulfillment of overflow. TeleHub intends for its teleservices to be adaptable to serve the needs of many various types of businesses and teleservices requirements.

         FACILITATE GROWTH THROUGH EXPANSION AND COMPLEMENTARY ACQUISITIONS. Subject to financial constraints, TeleHub is committed to growth through internal expansion. TeleHub currently utilizes 19 of its 48 call stations. TeleHub's practice is to hire employees as required to support these call stations as well as to expand as required to capitalize on growth opportunities. TeleHub believes that it will benefit by locating itself in Montreal, a city which has a large multi-lingual and educated population with relatively high unemployment. TeleHub uses local advertisements as well as available human resources outsourcing groups to fulfill its labor requirements. TeleHub may also explore strategic acquisitions of existing call centers and telecommunications services and technology that offer complementary services or that can expand TeleHub's geographic markets. Although TeleHub has no arrangements, agreements or understandings with respect to any particular opportunities at the present time, TeleHub believes that any fragmentation in the call center teleservices industry could result in opportunities for TeleHub to pursue and consolidate selected complementary businesses.

         PROVIDE COMPREHENSIVE CLIENT SOLUTIONS. TeleHub's long-term strategy is to provide comprehensive telecommunications-based solutions to facilitate its clients' marketing, sales and other business objectives. Through relationships with clients and strategic alliances, and its combination of its proposed inbound and outbound call center teleservices activities, TeleHub intends to provide its clients with a multi-service call center or "HUB" that will link clients with their ultimate customers and other organizations across various complementary industries. For example, certain customers may require financing once they have expressed interest in contracting for the clients' products or services; TeleHub's "HUB" would link services provided by other TeleHub clients, such as banks, which could secure and service the required financing. The success of TeleHub's "HUB" concept will be largely dependent on its ability to secure contracts and relationships with complementary customers and strategic partners including marketing, sales and financial organizations . No agreements or binding commitments have been consummated to date with such parties.

         TELECOM SERVICES. TeleHub is currently also exploring options with AT&T Canada and other Canadian long distance telephone carriers to resell long distance telephone services. The advantageous rates available to resellers of long distance services may reduce TeleHub's call center costs and allow TeleHub to competitively price the long distance services it provides to call center teleservices clients while maintaining a small profit on such resales.

SALES AND MARKETING

         TeleHub currently markets its teleservices to potential clients through a sales team of two full-time employees who are responsible for generating accounts and securing service contracts. TeleHub's current marketing activities are particularly focused on identifying and soliciting companies with direct sales and customer service needs and also those which have large customer bases which can benefit from targeted teleservices programs. TeleHub is also seeking relationships with other call centers to provide teleservices on a subcontracted basis to assist in fulfillment of overflow.

CUSTOMERS


         To date, TeleHub has entered into four agreements and two informal non-binding arrangements for the provision by it of teleservices. As a start-up company, TeleHub anticipates a heavy dependence upon its current relationships. TeleHub has recognized this dependency and is pursuing other opportunities. Any significant interruption in the business of its current clients, or of any other clients with whom TeleHub is able to contract, could have a material adverse effect on TeleHub's financial performance, especially in its initial year.

         On October 29, 1998, TeleHub entered into an agreement with Access One, a provider of local telecommunications services. Pursuant to this agreement, TeleHub agreed to act as Access One's direct telemarketing agent in specified markets. TeleHub received payment for each sale it made that Access One was able to independently verify and approve according to its in-house approval process within seven business days of receiving from TeleHub information regarding such sale. The term of this agreement was for an unspecified period from the date of execution, and the agreement was terminable at any time upon written notice by either party. The agreement provides that, during the term of the agreement and for a period of three years following the termination or expiration thereof, TeleHub shall be prohibited from competing with, or recruiting or soliciting any employees or customers of, Access One. TeleHub commenced performing services under this agreement on November 11, 1998 and terminated this agreement effective December 31, 1998. Pursuant to this agreement, TeleHub realized revenues of approximately Cdn $10,000.

         Pursuant to an October 22, 1998 agreement between TeleHub and Call Tel, a Canadian telemarketing company, TeleHub performed telemarketing services on a subcontractor basis for Call Tel in connection with Call Tel's direct agreement with First USA Tele Corp., a long-distance service provider. Pursuant to its agreement with Call Tel, during November 1998, TeleHub provided outbound telemarketing services to potential customers of First USA Tele Corp.'s long distance telephone services and, in connection therewith, TeleHub received payment in the amount of approximately Cdn $70,000 for sales made by it. Although TeleHub has performed all of the obligations required to be performed by it under this agreement, TeleHub believes that Call Tel may seek to hire TeleHub for additional subcontracting activities in connection with its contract with First USA Tele Corp., although there can be no assurance of such.

         TeleHub entered into an agreement dated November 1, 1998 with CSTI, a long distance telephone service provider, pursuant to which TeleHub agreed to provide telemarketing services for the solicitation of customers for CSTI. All services provided by TeleHub under this agreement were required to be performed in accordance with CSTI's policies and procedures manual. TeleHub received payment for each sale of CSTI's long distance services made by TeleHub that was independently verified and approved in accordance with CSTI's in-house approval process. The agreement was terminable by either party upon 30 days' written notice. The agreement provides that, during the term of the agreement and for a period of three years following the termination or expiration thereof, TeleHub shall be prohibited from soliciting any customers of CSTI for the benefit of a competitor of CSTI. TeleHub commenced performing services under this agreement on November 16, 1998 and terminated this agreement effective December 31, 1998. Pursuant to this agreement, TeleHub realized revenues of approximately Cdn $4,000.

         Pursuant to an agreement dated October 29, 1998 between TeleHub and SNS, an Internet service and content provider engaged in the business of web-site design, development, hosting, marketing and management, TeleHub agreed to provide telemarketing services designed to market specified services and products offered by SNS. Under the terms of the agreement, TeleHub's services were overseen and managed by PTI, Inc./Outsource Telemanagement Center ("PTI"), a management company retained by SNS for the implementation, management and operation of SNS's telemarketing program. TeleHub received payment for each order it referred to SNS that was independently verified and approved by either SNS or PTI according to SNS's in-house approval process, with such payment made within two weeks of TeleHub's submitting information regarding a sale to SNS or PTI.

The agreement was terminable by SNS at any time, with or without cause, upon written notice. The agreement provides that, during the term of the agreement and for a period of five years following the termination or expiration thereof, TeleHub shall be prohibited from knowingly contacting or selling to any SNS customer any product or service related to communications or competing with services offered by SNS. TeleHub commenced performing services under this agreement on November 16, 1998 and terminated this agreement effective December 31, 1998. Pursuant to this agreement, TeleHub realized revenues of approximately $1,500.

         TeleHub is currently performing teleservices pursuant to an informal non-binding arrangement with MetroNet, a provider of telecommunications services. Pursuant to this arrangement, TeleHub is acting as MetroNet's agent in specified markets for the solicitation of subscriptions for MetroNet's services and the sale of such services to customers. TeleHub is to receive a commission payment for each subscription for services that it sells. TeleHub and MetroNet are currently negotiating to formalize their arrangement; however, there can be no assurance that the parties will enter into a definitive agreement with respect thereto. TeleHub commenced performing services pursuant to its arrangement with MetroNet on January 4, 1999.

         TeleHub is also currently performing teleservices pursuant to an informal non-binding arrangement with PageMart, a telecommunications messaging services provider. Pursuant to this arrangement, TeleHub is selling various goods and services as a dealer on behalf of PageMart. TeleHub and PageMart are currently negotiating to formalize their arrangement; however, there can be no assurance that the parties will enter into a definitive agreement with respect thereto. TeleHub commenced performing services pursuant to its arrangement with PageMart on January 4, 1999.


COMPETITION

         The telemarketing industry is intensely competitive and highly fragmented. TeleHub competes with many other teleservices companies ranging in size from very small companies offering special applications or short-term projects to very large publicly listed companies. Currently, TeleHub's Canadian competitors include Vox Data Inc., Media Express Telemarketing Corp., the Equinox Group and Sodema, Transcontinental Technologie Inc. Large U.S. independent telemarketing companies such as APAC TeleServices Inc., Electronic Data Systems, MATRIXX Marketing Inc., SITEL Corporation, Stream International Holdings Inc., Sykes Enterprises Inc. and West TeleServices Corporation may also exert intense competitive pressure on TeleHub in the U.S. market. In addition, some of these large telemarketing companies have recently opened call centers in Canada and may offer increasing competition as their Canadian presence grows. Providers of other forms of advertising and marketing media, such as direct mail, television, radio and other advertising media will also offer TeleHub varying degrees of competition. Furthermore, TeleHub competes with the internal marketing capabilities of many of its own prospective clients, many of whom have significant internal teleservices, marketing and sales capabilities and also contract for these services from competitors of TeleHub.

         Much outsourced telemarketing work is contracted on an individual project basis, with many projects being allocated among various teleservice providers from time to time. This may force TeleHub to compete frequently with other call centers as individual projects are initiated or reallocated. Furthermore, the relatively low barriers to entry to this industry and the rapid growth of the teleservices industry may attract many new competitors, some of whom may be substantially larger and better capitalized than TeleHub. Entry into the Canadian market may be especially heavy as a result of the Canadian dollar's current low exchange rate against the U.S. dollar. TeleHub believes that the principal competitive factors in its industry will be price, quality, service and responsiveness to clients' needs.

REGULATION

         TeleHub's business is subject to various Canadian federal and provincial and U.S. federal and state laws and regulations. Specifically, TeleHub is required to comply with Canadian and U.S. laws and regulations as they pertain to the call center teleservices industry. TeleHub has established and will continue to maintain operating procedures to comply with all applicable rules and regulations. TeleHub does not anticipate that such compliance will require it to incur significant additional expenses.

         In Canada, the rules promulgated by the Canadian Radio Television and Telecommunication Commission ("CRTC") under the General Tariffs of Bell Canada require telemarketers to remove from their calling lists for a period of three years the names of any parties who so request, to provide the names, addresses and phone numbers of both the telemarketer and of any party for whom they are acting, to limit the hours during which they may call consumers, to refrain from the use of sequential dialing and to refrain from calling emergency and healthcare facilities. Legislation in the several Canadian provinces also regulates telephone solicitations in regard to cancellation periods and the sale of goods.

         In the United States, the rules promulgated by the Federal Communications Commission (the "FCC") under the Federal Telephone Consumer Protection Act of 1991 limit the hours during which telemarketers may call consumers and prohibit the use of automated telephone dialing equipment to call certain telephone numbers. In addition, regulations under the Federal Telemarketing and Consumer Fraud and Abuse Prevention Act of 1994, among other things, require telemarketers to make certain disclosures when soliciting sales.

         The U.S. Telemarketing Fraud Prevention Act of 1997 increases penalties for persons convicted of telemarketing fraud, requires telemarketers to disclose information to further investigations of telemarketing fraud, and purports to extend jurisdiction to foreign telemarketers who may be responsible for fraud inside the U.S.

         A number of states have enacted or are considering enacting legislation to regulate telephone solicitations. For example, telephone sales in certain states cannot be final unless a written contract is delivered to and signed by the buyer and may be canceled within three business days. Other states require third-party verification for this sort of solicitation.

         If TeleHub enters into an agreement with a long distance telephone carrier to resell long distance telephone services, TeleHub will be required to comply with CRTC and FCC regulations applicable to long distance telephone providers, including regulations concerning the switching of long distance carriers.

EMPLOYEES

         To date, TeleHub employs twenty-six persons, including two in sales and marketing, three in administration, two in information systems and nineteen call center representatives (including one supervisor). In October 1998, TeleHub hired four temporary employees through a temporary placement agency for a fund raising campaign for a two-week term which ended in October 1998. TeleHub currently hires its call center representatives as temporary employees who are contracted as required by TeleHub's volume of business. Although temporary call center representatives hired by TeleHub are typically hired through a temporary placement agency, TeleHub eventually intends to recruit and hire temporary employees directly on its own. Administrative personnel have been hired as full-time employees of TeleHub.

         TeleHub has entered into a memorandum of understanding with the Societe de Developpement Industriel de Quebec (Industrial Development Corporation), a division of the government of the Province of Quebec, dated July 21, 1998. The Industrial Development Corporation has agreed to provide TeleHub with a grant of Cdn $3,000 for each full-time employee hired by TeleHub, such amounts to be paid between 1999 and 2002 and not to exceed a maximum of Cdn $480,000. A deduction in the amount of Cdn $2,400 will be made from the first grant under the memorandum of understanding, representing payment in the amount of 0.5% of the maximum amount payable under the memorandum of understanding for federal and provincial taxes.

PROPERTIES

         TeleHub has recently leased 6,812 square feet of office space at 1000 St. Antoine Street, Suite 600, Montreal, Quebec, H3C 3R7, Canada under a lease with Entreprise Point Zero dated August 21, 1998. The term of this lease extends from September 1, 1998 to October 31, 2003, unless terminated earlier in accordance with the terms of the lease. The lease provides for a minimum monthly rent of Cdn $3,689.83 payable in advance of each month, as well as additional gross operating and other costs of approximately Cdn $3,974 per month. The lessor under such lease has agreed to grant TeleHub free rental for the months of September and October, 1998. Pursuant to this lease, TeleHub has deposited Cdn $26,444.82 with the lessor, of which Cdn $17,629.88 will be applied to rent for the months of November and December 1998, and the remainder will be held as security for the performance of TeleHub's obligations under the lease. TeleHub has agreed to grant the lessor a security interest in its moveable assets to secure the value of six months rent under the lease (Cdn $22,139). TeleHub anticipates that its premises will be adequate for its needs through October 2003.

LEGAL PROCEEDINGS

         TeleHub is not a party or subject to any legal proceedings.

                              MANAGEMENT OF TELEHUB

DIRECTORS AND EXECUTIVE OFFICERS OF TELEHUB

The following table lists the names of and positions held by each executive officer and director of TeleHub:

     NAME                              AGE                                           POSITION
     ----                              ---                                           --------
Stanley Young                           72                        Chief Executive Officer and President, Director

Patrick Thomas                          43                        Chief Operating Officer and Secretary, Director

John De Luca                            31                        Vice-President, Sales and Marketing and Director


         STANLEY YOUNG. Stanley A. Young has been a director of TeleHub since its formation in May 1998. From January 1997 to May 1998, Mr. Young was Chairman of the Board of Directors of 3218341 Canada Inc., a privately held Canadian company doing business as Socitete Nationale des Telecommunications de Quebec ("SNTQ"). SNTQ was declared bankrupt on June 11, 1998. See "The Transaction - Background". Mr. Young has been Chairman and Chief Executive Officer of Young Management Group Inc. since March 1994. Since November 1990, Mr. Young has served as a director of JetForm Corporation, a provider of electronics forms and workflow software solutions, and from January 1996 to 1997, Mr. Young was a director of Andyne Computing Limited, a manufacturer of software products for information access and reporting software products. Mr. Young was Chairman of the Board of Push Button Software, Inc., a publisher of consumer software products, from April 1993 to March 1994. He was the principal shareholder and Chairman of the Board of Penn-Pride Packaging, Inc., a manufacturer of plastic containers, from February 1991 until February 1993. Mr. Young is a director of SEEC, Inc. and Cable-Sat Systems, Inc. Mr. Young was formerly a director of Parametric Technology Corporation.

         PATRICK THOMAS. Patrick Thomas has been Chief Operating Officer and a director of TeleHub since its formation in May 1998. From January 1997 to May 1998, Mr. Thomas was Chief Financial Officer of SNTQ. SNTQ was declared bankrupt on June 11, 1998. See "The Transaction - Background". From February 1995 to March 1997, Mr. Thomas was Chief Financial Officer for Interselect Societe Anonymous, which negotiated contracts with the Haitian government for electricity for Haiti. In this capacity, Mr. Thomas negotiated the financing with the US government Aid Agencies such as Office for Private Investment Corporation (OPIC), US Aid, International Development Bank (IDB) and with Caribbean Banks, such as Overseas Development Bank (Antigua), First Citizens Bank (Trinidad), and the government officials, including the private secretary of Presidency, Minister of Public Works, Minister of Finance and Chairman of the National Bank of Haiti. From 1993 through 1995, he served as Chief Financial officer for the Fort Thomas Group of Companies, a business which ran supervision of hotel financial activities, the preparation of reports for offshore investors, and the preparation of real estate investment programs such as condominiums, townhouses, villas, casinos & entertainment centers for St. Kitts, of the Western Indies. From 1987 to 1993, Mr. Thomas served as Chief Executive Officer of Metropolitan Financial Services Inc., a company specializing in tax advantaged investments, real estate and financial brokerage services.

         JOHN DE LUCA. John De Luca has been Vice-President of Sales and Marketing and a director of TeleHub since its formation in May 1998. From March 1997 to May 1998, Mr. De Luca was director of collections at HFC Household Finance Corporation in Montreal, Quebec. From July 1990 to March 1997, Mr. De Luca was director of operations at Axxsys Solutions Inc. in Montreal, Quebec. From 1996 to the present, Mr. De Luca has also participated in Dawson College's call center program in Montreal, Quebec.

         Under the Business Corporations Act, Ontario (the "OBCA"), a majority of the Board of Directors of TeleHub and a majority of Board Committee members must be resident Canadians. All directors hold office until the next annual meeting of shareholders and until their successors have been elected. The officers of the TeleHub serve at the discretion of the Board of Directors of TeleHub. There are no family relationships among any of the directors and executive officers of TeleHub.

EXECUTIVE COMPENSATION

Summary Compensation Table for Executive Officers

         The following table sets forth summary information concerning compensation paid or earned for services rendered to TeleHub in all capacities since its formation to TeleHub's Chief Executive Officer. No other executive officers had total annual salary and bonus and other compensation that exceeded $100,000:

NAME AND PRINCIPAL POSITION                  ANNUAL COMPENSATION                          LONG TERM COMPENSATION
---------------------------                  -------------------                          ----------------------
                                                                                 ALL OTHER           SECURITIES UNDERLYING
                                          SALARY              BONUS            COMPENSATION           OPTIONS GRANTED (#)
                                          ------              -----            ------------          ---------------------
Stanley Young
Chief Executive Officer and                 $0                  $0              $40,000(1)                     0
President

----------
(1) This amount represents a U.S. dollar consulting fee paid to the Young Management Group in TeleHub shares.

DIRECTOR COMPENSATION

No director has been paid compensation for serving as a member of the Board of Directors since inception. TeleHub has resolved to pay non-employee directors a fee of $1,200.00 for each meeting of the Board of Directors which the director attends in person and $300.00 for each meeting of a Committee of the Board of Directors which the director attends in person, and are reimbursed for travel and other expenses incurred in attending such meetings.

                   PRINCIPAL HOLDERS OF SECURITIES OF TELEHUB

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information, as of the date of this Proxy Statement/Prospectus, with respect to the beneficial ownership of the common shares of TeleHub by (i) each person known by TeleHub to be the owner of more than five percent of TeleHub common stock, (ii) each director and executive officer of TeleHub, and (iii) all directors and executive officers of TeleHub as a group. Statements contained in the table as to securities beneficially owned by directors, executive officers and beneficial owners of more than 5% of TeleHub's outstanding common shares are, in each instance, based upon information obtained from such directors and executive officers and beneficial owners.


NAME AND ADDRESS OF                        AMOUNT AND NATURE OF
BENEFICIAL OWNER                           BENEFICIAL OWNERSHIP (1)      PERCENT OF CLASS OWNED
-------------------                        ------------------------      ----------------------
Stanley A. Young (2)                             984,991 (3)                     29.71%

Patrick Thomas (2)                                52,240                          1.58%

Bruce Young (2)                                  651,961 (4)                     19.67%

David Smith                                      434,397 (5)                     13.10%

Marc Cornstein                                   280,000                          8.44%

All directors and Executive
Officers as a Group (3 persons)                1,037,231                         31.29%

----------
(1) A person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days from the date of this Proxy Statement/Prospectus, upon the exercise of options. Each beneficial owner's percentage of ownership is determined by assuming that options that are held by such person (but not those held by any other person) and which are exercisable within 60 days of the date of this Proxy Statement/Prospectus have been exercised. Unless otherwise noted in the footnotes below, TeleHub believes all persons named in the table have sole voting power and investment power with respect to all shares beneficially owned by them.

(2) The address of each of Messrs. Stanley Young and Bruce Young is c/o the Young Management Group at 24 New England Executive Park, Burlington, Massachusetts, 01803; the address of Mr. Thomas is c/o TeleHub.

(3) Includes (i) 25,250 shares held by Adam Young, son of Stanley Young; (ii) 68,310 shares held by Barbara Young, wife of Stanley Young; (iii) 32,750 shares held by the Stanley A. Young Trust; (iv) 280,000 shares held by the Young Technology Fund, (v) 45,110 shares held by SAY Limited Partnership;
     (vi) 416,852 shares held by Young Management Group; (vii) 28,350 shares held by the Bletzer Family Trust, a trust for the benefit of the Bletzer family, which is related by marriage to Mr. Young; (viii) 10,000 shares held by Kimberly and Kurt Bletzer; (ix) 9,155 shares held by Kimberly Bletzer; (x) 9,240 shares held by James Bletzer; (xi) 2,575 shares held by the Ashley Elizabeth Bletzer

     Trust; (xii) 2,575 shares held by the Abigail Taylor Bletzer Trust; (xiii) 2,575 shares held by the Alyson Barry Bletzer Trust; and (xiv) 10,000 shares held by Hazel LeCraw, who is related to Mr. Young by marriage. Mr. Young disclaims beneficial ownership of all shares except those owned by him personally, those held by SAY Limited Partnership, those held by the Young Management Group and those held by the Young Technology Fund.

(4) Includes 70,000 shares held by Global Business Consultants, Inc., a corporation of which Mr. Young is the sole shareholder, and 100,000 shares held by the Young Technology Fund. Mr. Young disclaims beneficial ownership of those shares held by the Young Technology Fund.

(5)  Includes (i) 110,000 shares held by Carol A. Smith on account for Lindsey
     A. Smith, (ii) 170,000 shares held by David A. Smith on account for Andrew Brewer Smith, and (iii) 154,397 shares held by Carol A. Smith. Carol A. Smith is Mr. Smith's wife, and Lindsey A. Smith and Andrew Brewer Smith are Mr. Smith's children. Mr. Smith disclaims beneficial ownership of all shares.

                        DESCRIPTION OF WAW CAPITAL STOCK

GENERAL

         Prior to giving effect to the Transaction and the proposed amendment to the Company's Certificate of Incorporation, the authorized capital stock of the Company consists of 10,000,000 shares of common stock, par value $.01 per share, of which 2,118,125 shares are issued and outstanding. The Board of Directors of the Company has reserved for issuance (i) 560,000 shares upon the exercise of options granted or available for future grant pursuant to the Company's 1994 Stock Option Plan; (ii) 40,000 shares upon the exercise of options granted or available for future grant pursuant to the Company's 1994 Nonemployee Directors' Stock Option Plan; (iii) 1,150,000 shares upon the exercise of outstanding redeemable common stock purchase warrants issued in connection with the Company's 1994 initial public offering; (iv) 200,000 shares upon the exercise of underwriter's warrants granted in the initial public offering, including underwriter's warrants to purchase 100,000 shares of WAW common stock and underwriter's warrants to purchase 100,000 common stock purchase warrants and
(v) 200,000 shares upon the exercise of outstanding warrants issued to certain officers and directors of the Company in connection with loans made by such officers and directors to the Company. See "WAW Related Party Transactions."

         Upon the consummation of the Transaction, the authorized capital stock of the Company will consist of 50,000,000 shares of WAW common stock, of which 15,279,464 will be issued and outstanding (assuming the issuance of 13,011,339 shares in the Transaction and the issuance of 150,000 shares to Prospect Capital upon consummation of the Transaction in accordance with Prospect Capital's engagement letter with the Company).

         The following description of the Company's capital stock is qualified in its entirety by reference to the Company's Certificate of Incorporation, as amended, and Restated By-Laws and the warrant agreement described below. A copy of each of these documents is filed as an exhibit to the Registration Statement of which the Proxy Statement/Prospectus forms a part.

COMMON STOCK

         Holders of WAW common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders, including the election of directors. Accordingly, the holders of a majority of the shares of WAW common stock entitled to vote in any election of directors may elect all of the directors standing for election if they choose to do so. The Certificate of Incorporation does not provide for cumulative voting for the election of directors.

         The holders of WAW common stock are entitled to such dividends as may be declared from time to time by the Board of Directors from funds legally available therefor and upon liquidation will be entitled to receive pro rata all assets of the Company available for distribution to such holders. The WAW Common Stock is not convertible or redeemable and there are no sinking fund payments therefor. The holders of WAW common stock are not entitled to any preemptive rights.


         As of the date of this Proxy Statement/Prospectus, there were approximately sixteen holders of record of WAW common stock (including at least one of which is a nominee for an undetermined number of beneficial holders), and upon consummation of the Transaction, there will be approximately 68 record holders of WAW common stock.


REDEEMABLE WARRANTS

         In connection with the Company's 1994 initial public offering, the Company issued an aggregate of 1,150,000 redeemable common stock purchase warrants. Each warrant originally entitled the holder to purchase one share of WAW common stock at a price of $5.00, subject to adjustment in specified circumstances, for a period of three years commencing on May 17, 1995 and ending on May 17, 1998. In May 1998, the Company extended the exercise period of the warrants to May 17, 2000. See "WAW Related Party Transactions - Warrant Extensions."

         The warrants are redeemable by the Company, upon the consent of Whale Securities Co., L.P., the Underwriter in the initial public offering, at any time commencing on May 17, 1995, upon notice of not less than 30 days, at a price of $.10 per warrant, provided that the closing bid quotation of WAW common stock on all 20 trading days ending on the third day before the day on which the Company gives notice has been at least 150% of the then-effective exercise price of the warrants. The warrant holders have the right to exercise their warrants until the close of business on the date fixed for redemption.

         The warrants were issued in registered form under a warrant agreement by and among the Company, American Stock Transfer & Trust Company, as warrant agent, and the Underwriter. The exercise price and number of shares of WAW common stock or other securities issuable on exercise of the warrants are subject to adjustment in specified circumstances, including in the event of a stock dividend, recapitalization, reorganization, merger or consolidation of the Company. The warrants are not subject to adjustment for issuances of WAW common stock at prices below the exercise price of the warrants and, accordingly, will not be adjusted as a result of the issuance of shares of WAW common stock in connection with the Transaction. The warrant holders do not have the rights or privileges of holders of WAW common stock.

UNDERWRITER'S WARRANT AND UNDERLYING WARRANTS

         In connection with the Company's initial public offering, the Company sold to the Underwriter and its designees certain warrants to purchase up to 100,000 shares of WAW common stock at an exercise price of $7.25 per share and/or up to 100,000 warrants having the same terms as those sold in the initial public offering at an exercise price of $.145 per warrant. The holder of an underwriter's warrant may exercise such underwriter's warrant at any time until November 17, 1999 by tendering cash or, at such holder's option, in whole or in part, by tendering WAW common stock or WAW's publicly-traded common stock purchase warrants.

DIVIDENDS

         To date, the Company has not paid any dividends on its common stock. The payment by the Company of dividends, if any, is within the discretion of the Board of Directors and will depend on the Company's earnings, if any, financial condition and capital requirements, as well as on other relevant factors. The Board of Directors does not intend to declare any dividends in the foreseeable future, but instead intends to retain earnings, if any, for use in the Company's business operations.

REGISTRATION RIGHTS

         The Company granted to the Underwriter of the 1994 initial public offering and its designees certain rights with respect to the registration under the Securities Act of the underwriter's warrants, the shares of WAW common stock and warrants underlying the underwriter's warrants and the shares of WAW common stock issuable upon the exercise of the warrants underlying the underwriter's warrants. Subject to certain limitations and exclusions, the Company has agreed, at the request of the holders of a majority of the underwriter's warrants, on one occasion to register under the Securities Act, at the Company's expense, the underwriter's warrants, the shares of WAW common stock and warrants underlying the underwriter's warrants and the shares of WAW common stock issuable upon exercise of the underlying warrants, and to include such underwriter's warrants and such underlying securities in any appropriate registration statement (which does not include the Registration Statement of which this Proxy Statement/Prospectus forms a part) filed by the Company during the seven-year period following the 1994 initial public offering.

         David B. Cornstein, David F. Miller and Hugh H. Jones, Jr. are the holders of warrants to purchase an aggregate of up to 200,000 shares of WAW common stock at an exercise price of $1.00 per share, exercisable until August 31, 2003. During the seven-year period commencing on August 28, 1996, the holders of these warrants have certain rights to receive notice of the proposed registration of shares of WAW common stock for the account of any stockholder (other than in connection with the Registration Statement of which this Proxy Statement/Prospectus forms a part and certain other exceptions) and to request that their securities be included in such registration. The inclusion of any such securities in any registration effected by the Company will be subject to the right of the managing underwriter, if any, to reduce the number of such securities so included. In addition, holders of a majority of these securities have the right on two occasions to require the Company to effect the registration of their securities at the Company's expense. See "WAW Related Party Transactions."

TRANSFER AGENT AND REGISTRAR

         The Company's Transfer Agent and Registrar is American Stock Transfer & Trust Company, 40 Wall Street, New York, New York 10005.

                        COMPARISON OF STOCKHOLDER RIGHTS

         Upon the consummation of the Transaction, the former TeleHub shareholders, by virtue of their ownership of WAW common stock, will be subject to the provisions of the Delaware General Corporation Law ("DGCL"). Set forth below is a comparison of certain material provisions of the DGCL and the Ontario Business Corporation Act ("OBCA").

         VOTE ON EXTRAORDINARY CORPORATE TRANSACTIONS. Under the OBCA, amalgamations, continuances, sales or leases or exchanges of all or substantially all of the assets of a company and other extraordinary corporate actions require the approval of the holders of two-thirds of the shares being voted thereon in person or by proxy. Under the DGCL, mergers or consolidations require the approval of the holders of a majority of the outstanding stock of the corporation entitled to vote thereon; provided, however, that unless otherwise provided in its certificate of incorporation, a constituent corporation surviving a merger shall not be required to obtain stockholder approval if (i) the merger agreement does not amend in any respect the surviving corporation's certificate of incorporation, (ii) each share of stock of such corporation outstanding prior to the merger is to be an identical share of the corporation following the merger and (iii) if shares of common stock of such corporation are to be issued in the merger, such shares and any shares of common stock issuable upon conversion of any other securities issued in the merger do not exceed 20% of the corporation's shares outstanding immediately prior to the merger. Unless a greater percentage is required by the charter, a sale, lease or exchange of all or substantially all the property or assets of a corporation or an amendment to the certificate of incorporation also require the approval of the holders of a majority of the outstanding stock entitled to vote thereon.

         BYLAW AMENDMENTS. Under the OBCA, either stockholders or directors may make, amend or repeal bylaws, but director bylaws are subject to later confirmation by the stockholders. Under the DGCL, stockholders may adopt, amend or repeal bylaws. In addition, directors of a corporation, if authorized by the certificate of incorporation, may adopt, amend or repeal bylaws, such action not being subject to later stockholder confirmation.

         AMENDMENTS TO THE CHARTER. Under the OBCA, an amendment to a corporation's articles of incorporation requires the affirmative vote of at least two-thirds of the votes cast by stockholders entitled to vote thereon represented in person or by proxy and in most instances, the affirmative vote of at least two-thirds of the votes cast within each class or series of outstanding shares by stockholders represented in person or by proxy. Under the DGCL, an amendment to a corporation's certificate of incorporation requires the approval of a majority of the outstanding stock entitled to vote, unless such level of approval is increased by the certificate of incorporation. In addition, under the DGCL, if the amendment to the certificate of incorporation adversely affects the rights of a particular class of stock, that class is entitled to vote separately on the amendment whether or not it is designated as voting stock.

         REMOVAL OF DIRECTORS. Under both the OBCA and DGCL, directors may generally be removed, with or without cause, by a vote of the holders of a majority of the shares being voted. However, under the DGCL, if the board is classified, directors may be removed only for cause, unless the certificate of incorporation provides otherwise. Further, if a director is elected by holders of a class or series of shares, the OBCA provides that only the stockholders of that class or series can vote to remove that director, with or without cause, whereas the DGCL provides that only the stockholders of that class or series can vote to remove that director without cause. Finally, in the case of a corporation having cumulative voting, under both the OBCA and the DGCL, a director may not be removed from office without cause if the votes cast against the director's removal would be sufficient to elect such director and such votes could be voted cumulatively at an election at which the same total number of votes were cast and, (i) in the case of OBCA, the number of directors required by the articles were then being elected, or (ii) in the case of DGCL, the entire board is being elected or, if there are classes of directors, the class of directors of which such director is a part is being elected.

         QUORUM OF STOCKHOLDERS. Under the OBCA, a quorum for stockholders' meetings consists of the holders of a majority of the outstanding shares, present in person or represented by proxy, unless the bylaws otherwise provide. Under the DGCL, a quorum consists of a majority of shares entitled to vote, present in person or represented by proxy, unless the charter or bylaws provide otherwise, but in no event may a quorum consist of less than one-third of the shares entitled to vote at the meeting.

         NOTICE AND CALLING OF STOCKHOLDER MEETINGS. Under the OBCA, stockholders' meetings may be called by the board of directors and must be called by the board when so requested by the holders of not less than 5% of the voting shares, on a minimum of 21 days' notice. Under the DGCL, unless the certificate of incorporation or bylaws authorize additional persons, only the board of directors may call a stockholders' meeting, on ten days' notice.

         STOCKHOLDER CONSENT IN LIEU OF MEETING. Under the OBCA, stockholder action without a meeting may only be taken by unanimous written consent of all stockholders. Under the DGCL, unless otherwise provided in the charter, stockholders may act by written consent without a meeting if holders of outstanding stock representing not less than the minimum number of votes that would be necessary to take such action at an annual or special meeting execute a written consent providing for such action.

         APPRAISAL RIGHTS. The DGCL does not give appraisal rights in a merger or consolidation to holders of stock listed on a national securities exchange (such as the Nasdaq SmallCap market) or held of record by more than 2,000 stockholders, provided that such holders receive shares of stock of the company surviving the merger or consolidation or shares of stock of any other company which is either listed on a national securities exchange or held of record by more than 2,000 stockholders. The OBCA does not contain any similar exemption from its provisions relating to dissenter's rights of appraisal for amalgamations. In addition, appraisal rights are available under the DGCL for sales of all or substantially all of the corporation's assets or charter amendments only if the charter so provides. Stockholders are entitled to appraisal rights under the OBCA in connection with the sale, lease or exchange of all or substantially all the assets of a company and for charter amendments which affect share issuance or transferability or corporate purposes or which would require a separate class vote.

         STOCKHOLDER REGISTER. A Delaware company's stock ledger showing the names, addresses and security ownership of its stockholders may be inspected only by directors and stockholders of record for a purpose reasonably related to their respective interests as directors or stockholders. Stockholders and certain other persons may inspect the stockholder list of an Ontario company that is an offering corporation.

         DIVIDENDS AND DISTRIBUTIONS. The DGCL and OBCA treat dividends similarly. The DGCL permits a company, unless otherwise restricted by the certificate of incorporation, to pay dividends out of surplus or, if there is no surplus, out of net profits for the current and preceding fiscal year (provided that the amount of capital of the company is not less than the aggregate amount of the capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets). In addition, the DGCL generally provides that a company may redeem or repurchase its shares only if such redemption or repurchase would not impair the capital of the corporation. The ability of a Delaware company to pay dividends on, or to make repurchases or redemptions of, its shares is dependent on the financial status of the company standing alone and not on a consolidated basis. In determining the amount of surplus of a Delaware company, the assets of the company, including stock of subsidiaries owned by the company, must be valued at their fair market value as determined by the board of directors if fair market value is less than historical book value and may be valued at their fair market value if fair market value is greater than historical book value. Under the OBCA, a company may not declare or pay a dividend if there are reasonable grounds for believing that the company is or after the payment would be, unable to pay its liabilities as they become due, or if the realizable value of the company's assets would thereby be less than the aggregate of its liabilities and stated capital of all classes.

         DIRECTOR QUALIFICATION AND NUMBER. A majority of the directors of an Ontario company must be Canadian residents. The DGCL has no similar requirement. The number of directors of a Delaware company may be changed by resolution of the directors if the charter or bylaws so provide (as is the case with the Bylaws of WAW) while the charter of an Ontario company must specify the number or range for the number of directors and if authorized by a special stockholders' resolution, in between stockholders' meetings, the directors may increase the number of directors within the minimum and maximum range provided that they may not do so if after such appointment, the total number of directors would be one and one-third times greater than the number of directors required to have been elected at the last annual meeting of stockholders.

         DIRECTOR LIABILITY. Under the DGCL, the charter of a Delaware company may eliminate or limit the personal liability of a director to the stockholders of the company for monetary damages for breach of fiduciary duty, except that such provision shall not eliminate or limit the liability of a director for: (i) any breach of a director's duty of loyalty to the company or its stockholders,
(ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) payment of a dividend or approval of a stock repurchase in violation of statutory limitations or (iv) any transaction from which a director derived an improper personal benefit. The OBCA has no comparable provision. Such a charter provision under the DGCL does not affect the right of a company or its stockholders to pursue equitable remedies such as an action to enjoin or rescind a transaction involving a breach of a director's duty of care (although such equitable remedies may not always be available) and in no way affects a director's liability under United States federal securities laws.

         OPPRESSION RELIEF AND EQUITABLE REMEDIES. The OBCA creates a cause of action for "oppression" and "unfairness" with respect to stockholders, creditors, directors and officers and vests the court with broad remedial powers in connection therewith. The DGCL contains no comparable provision and the scope of the equitable powers of the Delaware courts as defined by existing case law is less certain than the scope of the powers of Ontario courts.

         In addition, certain differences between the powers granted to companies under the DGCL and the powers granted to companies under the OBCA may make a Delaware company less vulnerable than an Ontario company to hostile takeover attempts. These differences include the absence of power of stockholders to call special meetings unless expressly granted as discussed above. On the other hand, because of such provisions as the power of stockholders to take action without a meeting by less than unanimous consent, the DGCL may, under some circumstances, facilitate a hostile takeover attempt.

          THE PROPOSED AMENDMENT TO WAW'S CERTIFICATE OF INCORPORATION

GENERAL

         The Board of Directors of the Company has determined that it is advisable to amend the Company's Certificate of Incorporation and recommends that the Company's stockholders approve the proposed amendment pursuant to which
(i) Article FOURTH of WAW's Certificate of Incorporation shall be amended to increase the authorized shares of WAW common stock from 10,000,000 shares to 50,000,000 shares in order to permit, among other things, the issuance of shares in connection with the Transaction described elsewhere in this Proxy Statement/Prospectus and (ii) Article FIRST of WAW's Certificate of Incorporation shall be amended to change the Company's name to TeleHubLink Corporation. A copy of the Amendment is set forth in the Form of Certificate of Amendment to the Certificate of Incorporation attached to this document as Annex B and the following discussion is qualified by reference to the Form of Certificate of Amendment.

         The Board of Directors of WAW believes that the proposed amendment is in the best interests of WAW and its stockholders and unanimously recommends that the stockholders of WAW vote FOR the approval of the proposed amendment. As described elsewhere in this Proxy Statement/Prospectus, the obligations of WAW, TeleHub and the TeleHub shareholders to complete the Transaction are subject to, among other things, the approval by WAW's stockholders of the Share Purchase Agreement and the proposed amendment at the Special Meeting. In the event either of the proposals is not approved by the stockholders of WAW, then neither proposal will be implemented and the Transaction will not be completed, notwithstanding that the other proposal may have been approved by the stockholders of WAW.

         Under Delaware law, approval of the proposed amendment requires the affirmative vote of a majority of the total number of shares of WAW common stock which are outstanding and entitled to vote thereon. Messrs. Cornstein, Miller and Munley have agreed to vote their shares of WAW common stock in favor of the approval of the Amendment. Messrs. Cornstein, Miller and Munley represent, in the aggregate, approximately 54.3% of the issued and outstanding shares of WAW Common Stock. Accordingly, the affirmative vote of Messrs. Cornstein, Miller and Munley will be sufficient to approve the proposed amendment, and no action on the part of any other stockholder will be required for such approval.

INCREASE IN AUTHORIZED SHARES

         The Board of Directors has unanimously approved the proposed amendment to WAW's Certificate of Incorporation in order to facilitate the Transaction. As of the date hereof, there are 10,000,000 shares of WAW common stock authorized by WAW's Certificate of Incorporation, of which 2,118,125 shares are issued and outstanding, 600,000 shares are reserved for issuance upon exercise of options granted or to be granted under WAW's 1994 Stock Option Plan and Nonemployee Directors' Stock Option Plan, 1,150,000 shares are reserved for issuance upon exercise of the redeemable common stock purchase warrants issued in the 1994 initial public offering and 400,000 shares are reserved for issuance upon exercise of other currently outstanding options and warrants. As a result, there currently remain only 5,731,875 shares of WAW common stock which are available for issuance. Pursuant to the terms of the Share Purchase Agreement, WAW shall be required to issue to the TeleHub shareholders, on the Closing Date, an aggregate of 13,011,339 shares of WAW common stock and, pursuant to the terms of WAW's engagement letter with Prospect Capital, WAW shall be required to issue to Prospect Capital 150,000 shares of WAW common stock on the Closing Date. Accordingly, the Company will be required to increase the number of authorized but unissued shares of WAW common stock in order to consummate the Transaction in accordance with the terms of the Share Purchase Agreement.

         In addition, the Board of Directors believes that it is in the Company's and the Company's stockholders best interest to increase the number of authorized but unissued shares of common stock in order to have additional authorized shares available for issuance without further action or authorization by the Company's stockholders (except as may be required by law or any stock exchange on which the Company's securities may then be listed) in order to meet business needs as they arise. The Board of Directors believes that the availability of authorized shares of common stock in excess of those either issued or reserved for issuance will provide the Company with the flexibility to issue WAW common stock for other corporate purposes which are identified from time to time by the Board of Directors and which the Board may deem advisable. For example, such additional shares would be available for issuance in connection with future financing activities and existing or future stock-based employee benefit or other plans, possible future stock splits, the possible acquisition of other companies and properties and other corporate purposes. Other than the Transaction, the Company's management currently has no arrangements, agreements, understandings or commitments, either oral or written, for the issuance or use of any of the additional shares of WAW common stock proposed to be authorized. The issuance of any additional shares of WAW common stock may have a dilutive effect on earnings per share and voting power of the then existing stockholders. Upon issuance, such shares will have the same rights as outstanding shares of WAW common stock. Stockholders do not have preemptive rights to subscribe for any additional shares of WAW common stock and will not have such rights unless the Company's Board of Directors grants such rights at the time of issuance. The Board of Directors does not intend to issue any shares of WAW common stock except on terms which the Board deems to be in the best interest of the Company and its then existing stockholders.

         An increase in the authorized shares of WAW common stock could have an anti-takeover effect by making more difficult, and thereby discouraging, attempts to acquire control of the Company, even though stockholders may deem such an acquisition to be desirable. Issuances of shares of WAW common stock could dilute the stock ownership of a person seeking to effect a change in the composition of the Board of Directors or contemplating a tender offer or other transaction for the combination of the Company with another company. In addition, shares of WAW common stock could be issued in a private placement to one or more persons or organizations sympathetic to management and opposed to any takeover bid. This proposal to amend the Certificate of Incorporation is not in response to any effort of which the Company is aware to accumulate the Company's securities or obtain control of the Company. The Board of Directors does not presently contemplate recommending the adoption of any other amendments to the Certificate of Incorporation which could be construed to affect the ability of third parties to take over or change control of the Company.

CHANGE OF NAME

         As described elsewhere in this Proxy Statement/Prospectus, as a result of the Sale, the Company ceased operating as a mall-based specialty retailer of nature-related products in May 1997 and, since such time, has served as a vehicle to effect acquisitions of operating businesses. As a result of the Transaction, the Company's business will become substantially the same as the business conducted by TeleHub prior to the Transaction. Accordingly, the Board of Directors believes that it is in the best interest of the Company to change the name of the Company to TeleHubLink Corporation at the time of the Transaction in order to reflect more accurately the business of the Company following the Transaction.

RECOMMENDATION OF THE BOARD OF DIRECTORS

         THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAT THE STOCKHOLDERS OF THE COMPANY VOTE FOR APPROVAL OF THE PROPOSED AMENDMENT OF THE COMPANY'S CERTIFICATE OF INCORPORATION.

                          ELECTION OF DIRECTORS OF WAW

         The Board of Directors of WAW has nominated the five individuals whose names are set forth below for election to the Board of Directors of WAW, each to hold office until the next annual meeting of stockholders of WAW and until his successor is elected and duly qualified. Of the five individuals nominated for election to the WAW Board of Directors at the Special Meeting, four have been designated by TeleHub and only one nominee, Mr. Cornstein, has been designated by WAW to serve after consummation of the Transaction. Unless otherwise specified, the enclosed proxy will be voted in favor of the election of the persons named below, only one of which, Mr. Cornstein, is now a director of the Company. In the event that any of such nominees for election at the Special Meeting should become unavailable for election for any reason not presently known, it is intended that votes will be cast pursuant to the accompanying proxy for such substitute nominees as the Board of Directors may designate unless the Board of Directors reduces the number of directors. The directors are to elected by the affirmative vote of the holders of a plurality of the shares of WAW common stock entitled to vote and present in person or represented by proxy at the Special Meeting. If the Transaction is not consummated, the current directors of the Company (including Mr. Cornstein) will continue as the directors of WAW.

INFORMATION REGARDING NOMINEES

         The Board of Directors has nominated David B. Cornstein, Stanley Young, Patrick Thomas, John DeLuca, and Bruce Young for election to the Board of Directors of WAW. For information regarding Mr. Cornstein, see "Management of WAW." For information regarding Messrs. Young, Thomas, DeLuca and Young, see "Management of TeleHub." In addition, for information concerning (i) meetings of the WAW Board of Directors, (ii) compensation of WAW directors, (iii) executive compensation and (iv) certain relationships and related transactions, see "Management of WAW" and "Management of TeleHub." Of the five individuals nominated for election to the WAW Board of Directors at the Special Meeting, four have been designated by TeleHub and only one nominee, Mr. Cornstein, has been designated by WAW to serve after completion of the Transaction.

RECOMMENDATION OF THE BOARD OF DIRECTORS

         The Board of Directors of the Company recommends a vote FOR election of the nominees identified above as directors of the Company.

                                  LEGAL MATTERS

         The legality of the Transaction and the consummation of the transactions contemplated thereby and by the proposed amendment to the Company's Certificate of Incorporation will be passed upon for the Company by Tenzer Greenblatt LLP, New York, New York and for TeleHub by LaBarge Weinstein, Ottawa, Ontario Canada. James Martin Kaplan, a partner of Tenzer Greenblatt LLP, is a stockholder and director of the Company. Deborah Weinstein, a partner of LaBarge Weinstein, is a stockholder of TeleHub.

                                     EXPERTS

         The financial statements of the Company as of January 31, 1998 and for the year ended January 31, 1998 included in this Proxy Statement/Prospectus have been audited by Kirkland, Russ, Murphy & Tapp, independent public accountants, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in accounting and auditing. The unaudited financial statements of TeleHub as of and for the three months ended October 31, 1998 included in this Proxy

Statement/Prospectus have been reviewed by Giroux Menard et Associes, independent public accountants, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in accounting and auditing.

                              STOCKHOLDER PROPOSALS


         Proposals of the Company's stockholders intended to be presented at the 1999 Annual Meeting of the Company must be received by the Company at What A World!, Inc., P.O. Box 20125, Tampa, Florida, 33622, Attention: Secretary no later than February 1, 2000.


                  OTHER ACTION AT MEETING AND VOTING OF PROXIES

         The Board of Directors of the Company does not know of any matters to come before the Special Meeting other than those specified in the Notice of Special Meeting accompanying this Proxy Statement/Prospectus. If any matters not set forth in the Notice of Special Meeting properly come before the Special Meeting or any adjournment thereof, the persons named in the enclosed form of proxy solicited by the Board of Directors will vote such proxy in accordance with their judgment on such matters.

By Order of the Board of Directors,

DAVID B. CORNSTEIN                  DAVID F. MILLER
CHAIRMAN OF THE BOARD               SECRETARY


Tampa, Florida
January 19, 1999

                          INDEX TO FINANCIAL STATEMENTS

WHAT A WORLD!, INC.:.......................................................... F-1
    Report of Kirkland, Russ, Murphy & Tapp................................... F-2
    Report of Arthur Andersen, LLP............................................ F-3
    Balance Sheet as of January 31, 1998...................................... F-4
    Statements of Operations and Accumulated Deficit for the years ended January 31, 1998 and February 1, 1997............................. F-5
    Statements of Cash Flows for the years ended January 31, 1998 and February 1, 1997.................................................... F-6
    Notes to Financial Statements............................................. F-8
    Condensed Balance Sheets as of January 31, 1998 and October 31,
      1998 (Unaudited)........................................................F-17
    Condensed Statements of Operations for the Thirteen Weeks Ended
      November 1, 1997 and October 31, 1998 and the Thirty-Nine Weeks Ended
      November 1, 1997 and October 31, 1998 (Unaudited).......................F-18
    Condensed Statements of Cash Flows for the Thirty-Nine Weeks Ended
      November 1, 1997 and October 31, 1998 (Unaudited).......................F-20
    Notes to Condensed Financial Statements (Unaudited).......................F-21

TELE HUB LINK CORPORATION:

    Report of Giroux, Menard et Associes...................................... F-23
    Statement of Earnings and Deficit for the Initial Period of Three Months
      Ended October 31, 1998 (Unaudited)...................................... F-24
    Balance Sheets as of July 31, 1998 and October 31, 1998 (Unaudited)....... F-25
    Statement of Changes in Financial Position for the Initial Period of Three
     Months Ended October 31, 1998 (Unaudited)................................ F-26
    Notes to Financial Statements for the Initial Period of Three Months Ended
     October 31, 1998 (Unaudited)............................................. F-27
    Additional Information for the Initial Period of Three Months Ended
     October 31, 1998 (Unaudited)............................................. F-32

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

The Board of Directors
What A World!, Inc.:

    We have audited the accompanying balance sheet of What A World!, Inc. (a Delaware corporation) as of January 31, 1998 and the related statements of operations and accumulated deficit and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

    We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform our audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of What A World!, Inc. as of January 31, 1998 and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

    The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company's recurring operating losses, the Board of Directors' unanimous approval of the sale of substantially all of the Company's operating assets, the speculative nature of the post-sale business, and the lack of liquidity and financing raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Clearwater, Florida
May 13, 1998                                /s/ Kirkland, Russ, Murphy, & Tapp

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Board of Directors and Stockholders of What A World!, Inc.

    We have audited the accompanying statements of operations and accumulated deficit and cash flows of What a World!, Inc. for the year ended February 1, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

    We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the results of operations of What a World!, Inc. and its cash flows for the year ended February 1, 1997, in conformity with generally accepted accounting principles.

    The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company's recurring operating losses, the Board of Directors' unanimous approval of the sale of substantially all of the Company's operating assets, the speculative nature of the post-sale business, and the lack of liquidity and financing raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Tampa, Florida,
March 29, 1997                             /s/ Arthur Andersen, LLP

                                                WHAT A WORLD!, INC.
                                                   BALANCE SHEET
                                                 JANUARY 31, 1998

                                                      ASSETS

                                                                              JANUARY 31, 1998
                                                                              ----------------
Current assets:
   Cash and cash equivalents                                                     $   130,713
   Certificate of deposit                                                               --
   Inventories                                                                          --
   Prepaid expenses and other current assets                                           6,873
                                                                                 -----------

                 Total current assets                                                137,586

Property and equipment, net                                                            2,500

Other assets                                                                            --
                                                                                 -----------
                                                                                 $   140,086
                                                                                 ===========

                                       LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
   Accounts payable                                                              $    30,000
   Accrued expenses                                                                   60,950
   Current maturities on capital lease obligations                                     1,518
                                                                                 -----------

                 Total current liabilities                                            92,468

Capital lease obligations                                                              1,849
                                                                                 -----------

                 Total liabilities                                                    94,317
                                                                                 -----------

Stockholders' equity:

   Common stock, $.01 par value; 10,000,000 shares
     authorized, 2,118,125 shares issued and outstanding
     at January 31, 1998                                                              21,181
   Additional paid-in capital                                                      4,538,782
   Accumulated deficit                                                            (4,514,194)
                                                                                 -----------

         Net stockholders' equity                                                     45,769
                                                                                 -----------
                                                                                 $   140,086
                                                                                 ===========

The accompanying notes are an integral part of these financial statements.

                               WHAT A WORLD!, INC.
                STATEMENTS OF OPERATIONS AND ACCUMULATED DEFICIT
            FOR THE YEARS ENDED JANUARY 31, 1998 AND FEBRUARY 1, 1997

                                                 JANUARY 31, 1998   FEBRUARY 1, 1997
                                                 ----------------   ----------------
Continuing operations:

   General and administrative expenses              $   214,904       $   223,736
                                                    -----------       -----------
   Loss from continuing operations                     (214,904)         (223,736)

Discontinued operations:

   Loss from discontinued operations                   (508,186)       (2,304,875)

   Loss on disposal of assets and adjustment
     to net realizable value of accounts
     payable and capital lease obligations             (393,741)             --
                                                    -----------       -----------

            Net loss                                 (1,116,831)       (2,528,611)

Accumulated deficit, beginning of year               (3,397,363)         (868,752)
                                                    -----------       -----------

Accumulated deficit, end of year                    $(4,514,194)      $(3,397,363)
                                                    ===========       ===========

Net loss from continuing operations per
   weighted average common and common
   equivalent share - basic and diluted             $      (.10)             (.10)

Net loss from discontinued operations per
   weighted average common and common
   equivalent share - basic and diluted                    (.24)            (1.09)

Net loss on disposal of assets and adjustment
   to net realizable value of accounts payable
   and capital lease obligations per weighted
   average common and common equivalent
   share - basic and diluted                               (.19)             --
                                                    -----------       -----------

Net loss per weighted average common and
   common equivalent share - basic and
   diluted                                          $      (.53)      $     (1.19)
                                                    ===========       ===========

Weighted average common and common
  equivalent shares outstanding - basic and
  diluted                                             2,118,125         2,118,125
                                                    ===========       ===========

  The accompanying notes are an integral part of these financial statements.

                               WHAT A WORLD!, INC.
                            STATEMENTS OF CASH FLOWS
            FOR THE YEARS ENDED JANUARY 31, 1998 AND FEBRUARY 1, 1997

                                                 JANUARY 31, 1998    FEBRUARY 1, 1997
                                                 ----------------    ----------------
Cash flows from operating activities:

   Net loss                                            $(1,116,831)       (2,528,611)

   Adjustments to reconcile net loss to
     net cash and cash equivalents:

       Depreciation and amortization                       118,000           386,749

   Loss on sale of equipment                                  --               4,114

       Loss on disposal of assets and
         adjustment to net realizable
         value of accounts payable and
         capital lease obligations                         393,741              --

       Loss on impairment                                     --           1,485,535

   Changes in operating assets and liabilities:

       Decrease in construction
         allowance receivable                                 --             267,000

       (Increase) decrease in
         inventories                                       198,015          (228,786)

       Decrease in prepaid expenses
         and other current assets                           41,178            84,262

       (Increase) decrease in other
         assets                                             14,812            (2,713)

       Increase (decrease) in accounts
         payable                                        (1,076,938)          834,192

       Decrease in accrued expenses                       (196,829)         (223,712)

       Increase in deferred rent                              --              87,479
                                                       -----------       -----------

           Net cash provided by (used
              in) operating activities                  (1,624,852)          165,509

Cash flows from investing activities:
   Purchases of property and
   equipment                                                  --            (212,391)

   Proceeds from Sale Agreement                            517,795              --


                                      F-6


   Proceeds from sale of equipment                            --              15,900

   Redemption of certificate of
     deposit                                               100,000              --
                                                       -----------       -----------

           Net cash provided by (used
              in) investing activities                     617,795          (196,491)

Cash flows from financing activities:

   Borrowings under related party
     loan agreements                                          --             410,000

   Repayment of related party loans                           --            (410,000)

   Payments made on capital lease
     obligations                                          (156,419)          (61,827)
                                                       -----------       -----------

           Net cash used in financing
              activities                                  (156,419)          (61,827)

           Net decrease in cash and
              cash equivalents                          (1,163,476)          (92,809)

Cash and cash equivalents, beginning
  of year                                                1,294,189         1,386,998
                                                       -----------       -----------

Cash and cash equivalents, end of
  year                                                 $   130,713       $ 1,294,189
                                                       ===========       ===========

Supplemental disclosure of cash flow information:

   Cash paid during the year for
    interest                                           $    10,186       $    36,789
                                                       ===========       ===========

  The accompanying notes are an integral part of these financial statements.

                               WHAT A WORLD!, INC.
                          NOTES TO FINANCIAL STATEMENTS
                      JANUARY 31, 1998 AND FEBRUARY 1, 1997

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    (a)  Basis of Presentation

         What A World!, Inc. (Company) was a mall-based unique gift specialty retailer. The Company's assortment of products generally targeted customers who have an active interest in nature, the outdoors and science. The Company opened its first store in August 1993 and had 12 permanent stores in operation at February 1, 1997, which were located in major regional malls. Ten of those stores were located in Florida and one store each was located in New York and New Jersey. In addition, the Company operated three temporary holiday outlets (temporary stores) in Florida and 13 temporary stores in Florida, Georgia and South Carolina during the 1995 and 1996 Christmas selling season, respectively.

    (b)  Discontinued Operations and Subsequent Sale of Operations

         SALE OF OPERATIONS

         In February 1997, the Company's Board of Directors approved the sale of substantially all of the Company's operating assets and decided to discontinue the Company's retail business.

         The Company operated its chain of mall-based specialty gift retail stores until March 10, 1997. On March 7, 1997, the Company and Natural Wonders, Inc. (the Buyer) entered into an Asset Purchase Agreement (Sale Agreement) pursuant to which the Company agreed, subject to stockholder approval, to transfer to the Buyer substantially all of its operating assets (including specified inventories, fixed assets and tangible personal property, intangible personal property and contract rights and store leases) in consideration for the payment by Buyer of approximately $500,000 in cash, subject to certain adjustments, and the assumption by the Buyer of certain liabilities (including the Company's store leases) (Sale). In addition, in order to immediately implement the benefits of the Sale Agreement (and to reduce operating losses which were continuing to be incurred by the Company), the Company and the Buyer entered into an agreement, effective March 10, 1997 through the closing of the Sale Agreement, pursuant to which the Buyer began to operate the Company's specialty retail gift business. The Buyer agreed to fund certain costs, expenses and liabilities associated with the operation of the Company during the term of such agreement. On May 22, 1997, the stockholders approved the sale transaction and the Sale was completed.

         DISCONTINUED OPERATIONS REPORTING

         As a result of the sale on May 22, 1997, the results of What A World!, Inc. for all years presented are reported in the accompanying reclassified statements of operations and accumulated deficit under discontinued operations. During fiscal year 1996, the Company wrote down certain assets of the retail operation to their net realizable values and recognized the cost of disposing these operations. In addition, in the first quarter of fiscal year 1997 the Company revalued its estimate of a majority of its accounts payable and capital lease obligation balances reducing the balances to reflect the realizable value of the total debt based on the Company's negotiation of debt concessions from its debtors.

         Upon closing of the Sale Agreement, the Company has been paying its remaining liabilities and obligations with available cash and the proceeds of the Sale Agreement. The Company has since become

                               WHAT A WORLD!, INC.
                          NOTES TO FINANCIAL STATEMENTS
                      JANUARY 31, 1998 AND FEBRUARY 1, 1997

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

         an acquisition vehicle to effect acquisitions, whether by merger, exchange of capital stock, acquisition of assets, or other similar business combination with an operating business. Since the closing of the sale transaction, the Company's ability to meet its general and administrative cost obligations has become limited, and the Company does not have an operating business to generate income and may have limited excess cash, if any, upon paying its vendors and other liabilities. There is no assurance that funds will be available from any source, particularly in light of the Company's anticipated financial condition, to effect any such business combinations. The Company has not entered into any arrangements in which it will attempt to obtain an interest.

         Total revenues related to discontinued operations for the years reported on in the statements of operations and accumulated deficit were $1,640,151 and $8,166,755 for the years ended January 31, 1998 and February 1, 1997, respectively.

    (c)  Fiscal Year

         The years ended January 31, 1998 and February 1, 1997 were 52-week years.

    (d)  Cash and Cash Equivalents

         Cash and cash equivalents include cash on hand and investments with original maturities of less than three months.

    (e)  Property and Equipment

         Property and equipment is stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets. Assets acquired under capital lease obligations and leasehold improvements are amortized over the lesser of the useful lives of the assets or the lease terms. Maintenance and repairs of property and equipment are expensed as incurred, and major improvements are capitalized. Upon retirement, sale or other disposition of property and equipment, the cost and accumulated depreciation or amortization are eliminated from the accounts, and any gain or loss is charged or credited to operations.

         In the year ended February 3, 1996, the Company adopted the Financial Accounting Standards Board's (FASB) Statement of Financial Accounting Standards (SFAS) No. 121, "Accounting for the Impairment of Long-lived Assets and for Long-lived Assets to be Disposed of" (SFAS 121). The impact of adopting SFAS 121 is reflected in loss on impairment in the accompanying statements of operations and accumulated deficit for the year ended February 1, 1997.

    (f)  Net Loss Per Share of Common Stock

         In the fourth quarter of fiscal 1998, the Company adopted Statement of Financial Accounting Standards No. 128, Earnings per Share (SFAS 128). Under SFAS 128, basic net loss per share of common stock is computed by dividing income available to common stockholders by the weighted average number of common shares actually outstanding during the period. Diluted net loss per share of common stock presents loss attributable to common shares actually outstanding plus potential dilutive common shares

                               WHAT A WORLD!, INC.
                          NOTES TO FINANCIAL STATEMENTS
                      JANUARY 31, 1998 AND FEBRUARY 1, 1997

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

         outstanding during the period. The Company's options and warrants were not included in computing dilutive net loss per common stock because their effects were anti-dilutive.

    (g)  Estimates

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

    (h)  Seasonality

         The Company's business was highly seasonal, with a substantial portion of its revenues derived from product sales during the months of November and December. If for any reason the Company's sales were substantially below those normally expected in the fourth quarter of any fiscal year, the Company's operating results would be materially adversely affected.

(2) PROPERTY AND EQUIPMENT

    Property and equipment consisted of the following as of January 31, 1998:

                                                  ESTIMATED
                                                USEFUL LIVES         AMOUNT
                                                ------------         ------
Furniture, fixture and equipment                    5 years         $  7,500
                                                                    --------
Less - accumulated depreciation
and amortization                                                      (5,000)
                                                                    --------
                                                                    $  2,500
                                                                    ========

    The Company recorded a loss on impairment of equipment and leasehold improvements at certain store locations to their net realizable value in fiscal 1996 and is included in the net loss from discontinued operations. A majority of these assets represented improvements to the property, which were revalued to zero, since they could not be sold or used in other store locations.

(3) COMMITMENTS AND CONTINGENCIES

    Prior to the Sale on May 22, 1997, the Company leased retail store space and office space under operating leases set up to expire in various years through 2005. These leases included fixed rent payments that escalated over the term of the lease and contingent rent payments based on gross sales exceeding certain thresholds. There were no contingent rent payments for the years ended January 31, 1998 and February 1, 1997.

                               WHAT A WORLD!, INC.
                          NOTES TO FINANCIAL STATEMENTS
                      JANUARY 31, 1998 AND FEBRUARY 1, 1997

(3) COMMITMENTS AND CONTINGENCIES (Continued)

    As a result of the Sale Agreement, the Company agreed to assign their existing operating leases to the Buyer. The Company received landlord consent for all of the lease assignments except two. For one assigned lease lacking landlord consent, the Buyer is negotiating on the Company's behalf with the landlord for their consent. The other remaining assigned lease did not require landlord consent for the assignment; however, certain requirements for lease assignment were set up by the landlord in the lease contract. The Company, as well as the Buyer, believes that the Buyer has satisfactorily complied with the landlord's requirements for assigning this lease obligation. The Company may still be held liable under these lease obligations should the Buyer default on the assigned leases.

    Approximate minimum future rental payments under these noncancelable operating leases (exclusive of common area maintenance charges) as of January 31, 1998 were as follows:

                                  ASSIGNED                   UNASSIGNED
         FISCAL YEAR               LEASES                      LEASES
         -----------              --------                   ----------
         1999                    $  819,000                  $  81,000
         2000                       846,000                     84,000
         2001                       871,000                     89,000
         2002                       921,000                     89,000
         2003                       981,000                     89,000
         Thereafter               1,842,000                  $ 278,000
                                 ----------                  ---------
                                 $6,280,000                  $ 710,000
                                 ==========                  =========

    Total rent expense, including common area maintenance charges under the Company's operating leases, was approximately $194,000 and $1,328,000 during the years ended January 31, 1998 and February 1, 1997, respectively.

    Through May 22, 1997, the Company maintained a $100,000 letter-of-credit to serve as collateral for primarily all of the Company's capital lease obligations. The letter-of-credit was set up to expire in November 1997, however, as a result of the Sale the Company's letter-of-credit was no longer applicable, therefore it was canceled.

    Future minimum lease payments under capital lease obligations, together with the present value of the future minimum lease payments, were as follows as of January 31, 1998:

         FISCAL YEAR
         -----------
         1999                                                  $1,779
         2000                                                   1,936
                                                               ------
         Total minimum lease obligations                        3,715
           Less interest                                         (348)
                                                               ------
         Present value of capital lease obligations,
           including current maturities of $1,518              $3,367
                                                               ======

                               WHAT A WORLD!, INC.
                          NOTES TO FINANCIAL STATEMENTS
                      JANUARY 31, 1998 AND FEBRUARY 1, 1997

(3) COMMITMENTS AND CONTINGENCIES (Continued)

    Effective March 26, 1996, the original president of the Company resigned. The original president had an employment agreement (Agreement) with the Company which, as amended, expired in February 1997. All amounts due to the original president under this Agreement had been paid as of January 31, 1998. The Company does not have an employment agreement with its' current president.

    The Company had a $55,000 corporate credit line as of February 1, 1997, to facilitate employee expenses. The amount outstanding under this line was minimal as of February 1, 1997 and was included in accounts payable in the accompanying 1997 balance sheet. As a result of the Sale, this corporate credit line was terminated and repaid.

    The Company is not a party or subject to any legal proceedings, other than claims and lawsuits arising in the ordinary course of business. The Company does not believe that any such claims or lawsuits will have a material adverse effect on its financial condition or results of operations.

(4) INCOME TAXES

    As of January 31, 1998, the Company had net deferred income tax assets of approximately $819,000 which was fully offset by a valuation allowance. The vast majority of net deferred income tax asset (before allocation of the valuation allowance) consisted of net operating loss (NOL) carryforwards as of January 31, 1998.

    As of January 31, 1998, the Company had federal NOL carryforwards of approximately $2,183,000. Approximately $90,000 of the NOL was associated with the period January 1, 1995 through January 28, 1995, and can be carried forward ratably over the next three fiscal years. Approximately $2,093,000 of the NOL relates to the Company's C corporation periods and can be carried forward through periods ranging from 2009 to 2013. The benefit of the NOL carryforwards most likely will not be realized due to the Company's discontinued operations from the specialty retail business and subsequent change to an acquisition company after the closing of the sale transaction.

(5) RELATED PARTY TRANSACTION

    During the year ended February 1, 1997, the Company entered into agreements with three members of its Board to borrow up to $600,000 to fund operations. The Company borrowed $410,000 under these agreements, all of which was repaid before February 1, 1997. Outstanding balances under these agreements accrued interest at 12% per annum, and interest of approximately $9,000 is included in interest expense in the accompanying statements of operations and accumulated deficit. Additionally, the Company granted to the three directors one warrant for every three dollars of borrowings made available (see Note 6). There were no similar related party transactions during the year ended January 31, 1998.

                               WHAT A WORLD!, INC.
                          NOTES TO FINANCIAL STATEMENTS
                      JANUARY 31, 1998 AND FEBRUARY 1, 1997

(6) WARRANTS

    As of January 31, 1998, the following warrants were outstanding:

                            TITLE OF                   AGGREGATE
                          ISSUANCE OF                  AMOUNT OF
                        SECURITY CALLED               SECURITIES
                             FOR BY                  CALLED FOR BY            TERMS OF                EXERCISE           REDEMPTION
    TITLE                  WARRANTS                     WARRANTS              WARRANTS                  PRICE              PRICE
    -----               ---------------              -------------            --------                --------           ----------
Redeemable
warrants                  Common Stock                  1,150,000         5/17/95-5/17/98              $ 5.00              $ 0.10

Underwriters'
warrants                  Common Stock                    100,000       11/17/95-11/17/99                7.25                   -

Underwriters'             Redeemable
warrants                  Warrants                        100,000       11/17/95-11/17/99                .145                   -

Directors' warrants       Common Stock                    200,000         8/31/96-8/31/01                1.00                   -
                                                        ---------

Warrants
outstanding                                             1,550,000
                                                        =========

    The Redeemable Warrants may be redeemed by the Company, subject to certain conditions, at $.10 per warrant if the Company's common stock trades for 20 consecutive days at or above $7.50 per share. The Underwriter's Warrants and Directors' Warrants are not redeemable by the Company. The effect of warrants outstanding has not been included in the weighted average common and common equivalent shares outstanding on the accompanying statements of operations and accumulated deficit, as these warrants would have an antidilutive effect on net loss per weighted average common and common equivalent share.

(7) STOCK OPTION PLANS

    1994 Non-Employee Directors' Stock Option Plan

    In November 1994, the Board adopted the 1994 Non-Employee Directors' Stock Option Plan (the Directors' Plan), which became effective upon the date of the Company's initial public offering (Offering), reserving 40,000 unregistered shares of common stock for issuance under the Directors' Plan. Options under Directors' Plan vest ratable over three years and may be exercised for ten years from the grant date. The exercise price per share of each stock option will be equal to the fair market value of the stock on the date of grant. No options were granted during the year ended January 31, 1998. During the year ended February 1, 1997, the Company granted 10,000 options to non-employee directors at an exercise price of $1.50 under the Directors' Plan.

                               WHAT A WORLD!, INC.
                          NOTES TO FINANCIAL STATEMENTS
                      JANUARY 31, 1998 AND FEBRUARY 1, 1997

(7) STOCK OPTION PLANS (Continued)

    1994 Stock Option Plan

    In November 1994, the Board adopted the 1994 Stock Option Plan (Stock Option
    Plan) which became effective upon the effective date of the Offering, reserving 260,000 unregistered shares of common stock for issuance under the Stock Option Plan as incentive or non-incentive stock options. Options under the Stock Option Plan vest ratable between one and five years as stated and may be exercised for ten years from the grant date. The exercise price per share of each stock option will be an amount not less than the par value of such shares and, in the case of incentive options, not less than the fair market value of such shares on the date of the grant. No options were granted during the year ended January 31, 1998, under the Stock Option Plan.

    In May 1996, the Stock Option Plan was amended to add 300,000 shares to the previously authorized shares that were subject to options under the Stock Option Plan, resulting in a total of 560,000 shares of common stock available to grant under the Stock Option Plan. During the year ended February 1, 1997, the Company granted 400,000 options at exercise prices ranging from $1.00 to $1.68 per share under the Stock Option Plan.

    Aggregate Stock Option Activity

    The following table summarizes information about the aggregate stock option activity for the years ended January 31, 1998 and February 1, 1997:

                                          JANUARY 31, 1998                              FEBRUARY 1, 1997
                                          ----------------                              ----------------
                                             NUMBER OF          WEIGHTED-AVERAGE            NUMBER OF            WEIGHTED-AVERAGE
                                              SHARES             EXERCISE PRICE              SHARES               EXERCISE PRICE
                                             ---------          ----------------            ---------            ----------------
Outstanding, beginning of
  year                                        540,000                   $2.24                 130,000                    $4.54

     Granted                                        -                       -                 410,000                     1.51

     Exercised                                      -                       -                       -                        -

     Forfeited                                      -                       -                       -                        -
                                             --------                   -----                 -------                    -----
Outstanding, end of year                      540,000                   $2.24                 540,000                    $2.24
                                              =======                   =====                 =======                    =====
Options vested, end of
  year                                        356,667                   $2.61                 293,333                    $2.85
                                              =======                   =====                 =======                    =====

The weighted-average fair value of options granted during the year ended February 1, 1997 was $.69.

                               WHAT A WORLD!, INC.
                          NOTES TO FINANCIAL STATEMENTS
                      JANUARY 31, 1998 AND FEBRUARY 1, 1997

(7) STOCK OPTION PLANS (Continued)

    The following table summarizes information about stock options at January 31, 1998:

                                       OPTIONS OUTSTANDING                    OPTIONS EXERCISABLE
                                ---------------------------------------  ------------------------------
                                                   WEIGHTED-AVERAGE
     EXERCISE    NUMBER         WEIGHTED-AVERAGE  REMAINING CONTRACTUAL     NUMBER     WEIGHTED-AVERAGE
       PRICE   OUTSTANDING       EXERCISE PRICE       LIFE (YEARS)       EXERCISABLE    EXERCISE PRICE
        $1.00      70,000             $1.00               8                  28,000           $1.00

         1.50     110,000              1.50               8                 106,667            1.50

         1.68     230,000              1.68               8                  92,000            1.68

         4.25      80,000              4.25               6                  80,000            4.25

         5.00      50,000              5.00               6                  50,000            5.00
                  -------             -----            ----                 -------           -----

                  540,000             $2.24            7.52                 356,667           $2.61
                  =======             =====            ====                 =======           =====


    The effect of options outstanding has not been included in weighted average common and common equivalent shares outstanding in the accompanying statements of operations and accumulated deficit, as these options would have an antidilutive effect on net loss per weighted average common and common equivalent share.

    Accounting for Stock-Based Compensation

    The Company accounts for its stock option plans under Accounting Principles Board Opinion No. 25 (APB 25), under which no compensation expense has been recognized. In October 1995, the FASB issued SFAS No. 123, "Accounting for Stock-Based Compensation" (SFAS 123), which was effective for fiscal years beginning after December 15, 1995. SFAS 123 allows companies to continue following the accounting guidance of APB 25, but requires pro forma disclosure of net income and earnings per share for the effects on compensation expense had the accounting guidance of SFAS 123 been adopted. The pro forma disclosures are required only for options granted in fiscal years beginning after December 15, 1994.

    The Company adopted SFAS 123 for disclosure purposes in the year ended February 1, 1997. For SFAS 123 purposes, the fair value of each option granted has been estimated as of the grant date using the Black-Scholes option pricing model with the following weighed average assumptions: risk-free interest rates ranging from 5.9% to 6.4%, expected life of three years, no expected dividends, and expected volatility of approximately 60%. Using these assumptions, the fair value of the stock options granted in the year ended February 1, 1997, was approximately $75,000, which would be amortized as compensation expense over the vesting periods of the options.

    Had compensation expense been recognized under SFAS 123, utilizing the assumptions detailed above, the Company's net loss and net loss per weighted average common and common equivalent share (EPS) would have been changed to the following pro forma amounts for the fiscal year ended February 1, 1997. The Company did not grant any options during the year ended January 31, 1998.

                               WHAT A WORLD!, INC.
                          NOTES TO FINANCIAL STATEMENTS
                      JANUARY 31, 1998 AND FEBRUARY 1, 1997

(7) STOCK OPTION PLANS (Continued)

                                         FEBRUARY 1, 1997
                                         ----------------
      Net loss:
         As reported                     $  (2,528,611)
         Pro forma                          (2,570,863)
      EPS:
         As reported                          $  (1.19)
         Pro forma                               (1.21)

    Because the SFAS 123 method of accounting has not been applied to options granted in fiscal years beginning prior to December 15, 1994, the resulting pro forma compensation expense may not be representative of that to be expected in future years.

(8) SUBSEQUENT EVENTS

    Subsequent to January 31, 1998, the Company extended the exercise period of its publicly-held Redeemable Common Stock Purchase Warrants (Note 6) from May 17, 1998 to May 17, 2000.

    Also, subsequent to January 31, 1998, the Company extended the exercise period of its publicly-held Directors' Common Stock Purchase Warrants (Note
    6) from August 31, 2001 to August 31, 2003.

                               WHAT A WORLD!, INC.
                            CONDENSED BALANCE SHEETS

                                                       JANUARY 31, 1998   OCTOBER 31, 1998
                                                       ----------------   ----------------
                                                                            (UNAUDITED)
ASSETS

Current Assets:

   Cash and cash equivalents                              $   130,713       $    13,178

   Prepaid expenses and other current assets                    6,873             2,715
                                                          -----------       -----------

          Total current assets                                137,586            15,893

Property and equipment, net                                     2,500             1,375
                                                          -----------       -----------

          Total assets                                    $   140,086       $    17,268
                                                          ===========       ===========


LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:

    Accounts payable                                      $    30,000       $     2,000

    Accrued expenses                                           60,950            38,400

    Current maturities of capital lease obligations             1,518             2,242
                                                          -----------       -----------

          Total current liabilities                            92,468            42,642

Capital lease obligations                                       1,849               -0-

Stockholders' equity:

    Common stock                                               21,181            21,181

    Additional paid-in capital                              4,538,782         4,538,782

    Accumulated deficit                                    (4,514,194)       (4,585,337)
                                                          -----------       -----------

          Total stockholders' equity                           45,769           (25,374)
                                                          -----------       -----------

          Total liabilities and stockholders' equity      $   140,086       $    17,268
                                                          ===========       ===========

      The accompanying notes are an integral part of these balance sheets.

                               WHAT A WORLD!, INC.
                 CONDENSED STATEMENTS OF OPERATIONS (UNAUDITED)

                                       THIRTEEN WEEKS ENDED                    THIRTY-NINE WEEKS ENDED
                               -----------------------------------      -------------------------------------
                               NOVEMBER 1, 1997   OCTOBER 31, 1998      NOVEMBER 1,1997      OCTOBER 31, 1998
                               ----------------   ----------------      ---------------      ----------------
CONTINUING
OPERATIONS:

General and
administrative expenses          $   44,569         $   33,946            $   165,672          $    71,143
                                 ----------         ----------            -----------          -----------

Loss from continuing
operations                          (44,569)           (33,946)              (165,672)             (71,143)


DISCONTINUED
OPERATIONS:

Loss from discontinued
operations                       -0-                -0-                      (487,048)                 -0-

(Loss)/gain on disposal
of assets and
adjustment to net
realizable value of
accounts payable and
capital lease
obligations                      -0-                -0-                      (393,741)                 -0-
                                 ----------         ----------            -----------          -----------

NET (LOSS)/GAIN                  $  (44,569)        $  (33,946)           $(1,046,461)         $   (71,143)
                                 ==========         ==========            ===========          ===========

Net loss from
continuing operations
per weighted average
common and common
equivalent share - basic
and diluted                      $     (.02)        $     (.02)           $      (.08)         $      (.03)

Net loss from
discontinued operations
per weighted average
common and common
equivalent share - basic
and diluted                      N/A                N/A                          (.23)                 N/A


                                      F-18


Net (loss)/gain on
disposal of assets and
adjustment to net
realizable value of
accounts payable and
capital lease
obligations per
weighted average
common and common
equivalent share - basic
and diluted                      N/A                N/A                          (.19)                 N/A

Net (loss)/gain per
weighted average
common and common
equivalent share - basic
and diluted                      $      .02         $     (.02)           $      (.49)         $      (.03)
                                 ==========         ==========            ===========          ===========

Weighted average
common and
common equivalent
shares outstanding                2,118,125          2,118,125              2,118,125            2,118,125

    The accompanying notes are an integral part of these statements.

                               WHAT A WORLD!, INC.
                 CONDENSED STATEMENTS OF CASH FLOWS (UNAUDITED)

                                                                    THIRTY-NINE WEEKS ENDED
                                                             -----------------------------------
                                                             NOVEMBER 1, 1997   OCTOBER 31, 1998
                                                             ----------------   ----------------
OPERATING ACTIVITIES:

    Net loss                                                    $(1,046,461)      $   (71,173)

    Adjustments to reconcile net loss to net cash and cash equivalents used in operating activities:

Depreciation and amortization                                       117,250             1,125

     Loss on disposal of assets and adjustment to net
       realizable value of accounts payable and capital
       lease obligations                                            393,741               -0-

     Changes in operating assets and liabilities-

            Decrease in inventories                                 198,015               -0-

            Decrease (increase) in prepaid expenses and
              other current assets                                   28,347             4,148

            Decrease in other assets                                 14,812               -0-

            Decrease in accounts payable and accrued
              expenses                                           (1,239,177)          (50,550)
                                                                -----------       -----------

               Net cash and cash equivalents (used in)
                 operating activities                            (1,488,904)         (116,410)

INVESTING ACTIVITIES:

    Proceeds from Sale Agreement                                    517,795               -0-

    Net cash provided by investing activities                       517,795               -0-

FINANCING ACTIVITIES:

    Payments made on capital lease obligations                     (156,419)           (1,125)
                                                                -----------       -----------

    Net cash and cash equivalents used in financing
       activities                                                  (156,419)           (1,125)
                                                                -----------       -----------

NET (DECREASE) INCREASE IN CASH AND CASH
  EQUIVALENTS                                                    (1,127,528)         (117,535)

CASH AND CASH EQUIVALENTS, beginning of
  period                                                          1,294,189           130,713
                                                                -----------       -----------

CASH AND CASH EQUIVALENTS, end of period                        $    62,302       $    13,178
                                                                ===========       ===========

SUPPLEMENTAL DISCLOSURE OF CASH FLOW
  INFORMATION:

        Cash paid during the period for interest                $     6,967       $       303

The accompanying notes are an integral part of these statements.

                               WHAT A WORLD!, INC.
               NOTES TO CONDENSED FINANCIAL STATEMENTS (UNAUDITED)
                                OCTOBER 31, 1998

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

    (a)  Basis of Presentation

         The accompanying unaudited condensed interim financial statements of What A World!, Inc. (the "Company") have been prepared in accordance with the instructions to Form 10-QSB and do not include all of the information and notes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. These financial statements should be read in conjunction with the financial statements and notes thereto for the year ended January 31, 1998, which are included in the Company's Annual Report on Form 10-KSB filed on May 18, 1998 as amended by the Company's Form 10-KSB/A (Amendment No. 1) as filed on May 28, 1998.

    (b)  Fiscal Year

         The Company's Fiscal Year ends on the Saturday closest to January 31.

    (c)  Net Loss Per Weighted Average Common and Common Equivalent Share

         Net loss per weighted average common and common equivalent share is computed by dividing net loss by the weighted average number of shares of common stock outstanding and dilutive common equivalent shares from stock options and warrants using the treasury stock method.

(2) 1994 STOCK OPTION PLAN:

    Following the approval by the Board of Directors and Stockholders of the Company, effective May 21, 1996, the 1994 Stock Option Plan (the "Stock Option Plan") was amended to add 300,000 shares to the previously authorized 260,000 shares that were subject to options under the Stock Option Plan. The amendment resulted in a total of 560,000 shares of common stock available to grant under the Stock Option Plan.

    As of October 31, 1998, 520,000 options were outstanding under the Stock Option Plan.

(3) DISCONTINUED OPERATIONS:

    In February 1997, the Company's Board of Directors approved the sale of substantially all the Company's operating assets and to discontinue the Company's retail business. Accordingly, the Company has accounted for and presented its financial information consistent with discontinued operations, which considers all activity related to the support and operation of the specialty retail business as discontinued operations following the Company's Board of Directors' decision to approve the sale of assets.

    The Company operated its chain of mall-based specialty gift retail stores until March 10, 1997. On March 7, 1997, the Company and Natural Wonders, Inc. (the "Buyer") entered into an Asset Purchase Agreement (the "Sale Agreement") pursuant to which the Company agreed, subject to stockholder approval, to transfer to the Buyer substantially all of its operating assets (including specified inventories, fixed assets and tangible personal property, intangible personal property and contract rights and store leases) in consideration for the payment by Buyer of $517,795 in cash, and the assumption by the Buyer of certain liabilities. In conjunction

                               WHAT A WORLD!, INC.
               NOTES TO CONDENSED FINANCIAL STATEMENTS (UNAUDITED)
                                OCTOBER 31, 1998

(3) DISCONTINUED OPERATIONS (Continued)

    with the Sale Agreement and in order to immediately implement the benefits of the Sale Agreement (and to reduce operating losses which were continuing to be incurred by the Company), the Company and the Buyer entered into an agreement, effective March 10, 1997 through the closing of the Sale Agreement, pursuant to which the Buyer operated the Company's specialty retail gift business.

    The net losses of these operations related to the Sale for the thirteen weeks ended May 3, 1997 are included in the condensed statements of income under "Discontinued Operations". The net gain or loss reflected in the condensed statements of income includes the write-down of the assets of the retail operation to the net realizable values and the cost of disposing these operations. In addition, in the second quarter of fiscal 1997, the Company revalued its estimate of a majority of its accounts payable and capital lease obligation balances and reduced the entire balance by $279,670 to reflect the realizable value of the total debt based on the Company's negotiation of debt concessions from its vendors and a lessor, which resulted in a gain on disposal of assets and adjustment to net realizable value of accounts payable and capital lease obligation for the second quarter of fiscal 1997 of $279,670 and reduced the fiscal 1997 year to date loss on disposal of assets and adjustment to net realizable value of accounts payable and capital lease obligation to $(393,741) from $(673,411) for the thirteen weeks ended May 2, 1997. There was no additional activity regarding discontinued operations for the third quarter of fiscal 1997.

(4) SUBSEQUENT EVENTS

    The Company is currently engaged in negotiations with a privately-held Canadian telemarketing services provider (the "Target Company") and the shareholders of the Target Company regarding a proposed acquisition of the Target Company by the Company (the "Transaction"). Pursuant to the proposed Transaction, the Company would acquire from the Target Company's shareholders all of the outstanding capital stock of the Target Company in consideration for which the Company would issue to said shareholders shares of the Company's common stock. As a result, the Target Company would become a wholly-owned subsidiary of the Company and the former shareholders of the Target Company would hold approximately 86% of the outstanding post-Transaction shares of the Company's common stock. In connection with the proposed Transaction, the Company granted to the Target Company the exclusive right (the "Option"), extended until March 16, 1999, to negotiate a Transaction with the Company. In consideration for the Option, the Target Company made payments to the Company in the aggregate amount of $40,000, a substantial portion of which has been used to fund transactional expenses and certain general and administrative costs. There can be no assurance that the Company, the Target Company and the shareholders of the Target Company will enter into a definitive agreement regarding the proposed Transaction. Furthermore, in the event the parties do enter into a definitive agreement, it is contemplated that consummation of the proposed Transaction will be subject to the satisfaction of certain conditions, including receipt of shareholder approval of the Transaction from the Company's shareholders. There can be no assurance that the proposed Transaction will be consummated or, if consummated, as to the timing thereof.

                            REVIEW ENGAGEMENT REPORT

To the Shareholders of
Tele Hub Link Corporation:

    We have reviewed the balance sheet of Tele Hub Link Corporation as of October 31, 1998, and the statements of earnings and deficit and changes in financial position for the initial period of three months then ended. Our review was made in accordance with generally accepted standards for review engagements and accordingly consisted primarily of inquiry, analytic procedures and discussion related to information supplied to us by the Company.

    A review does not constitute an audit and consequently we do not express an auditor's opinion on these financial statements.

    Based on our review, nothing has come to our attention that causes us to believe that these financial statements are not, in all material respects, in accordance with generally accepted accounting principles.

/s/Giroux, Menard et Associes
Chartered Accountants

Longueuil, Quebec, Canada
November 25, 1998

                            TELE HUB LINK CORPORATION
                        STATEMENT OF EARNINGS AND DEFICIT
                     FOR THE INITIAL PERIOD OF THREE MONTHS
                             ENDED OCTOBER 31, 1998
                                   (UNAUDITED)

                                                                  THREE MONTHS ENDED
                                                                   OCTOBER 31, 1998
                                                                  ------------------
                                                                    (U.S. DOLLARS)
Sales                                                                  $ 82,729
Cost of Sales                                                            42,559
                                                                       --------
Gross Earnings                                                           40,170

Expenses:

  Selling                                                                31,149
  Administration                                                         55,196
                                                                       --------
                                                                         86,345

Net Loss and Deficit at the End                                        $(46,175)
                                                                       ========

                            TELE HUB LINK CORPORATION
                                  BALANCE SHEET
                             AS OF OCTOBER 31, 1998
                                   (UNAUDITED)

                                                                                 OPENING
                                                     OCTOBER 31, 1998        JULY 31, 1998
                                                     ----------------        -------------
                                                      (U.S. DOLLARS)         (U.S. DOLLARS)
ASSETS

Current:

  Cash                                                   $  5,304               $ 94,979

  Accounts receivable (note 3)                             85,718                    -0-

  Subscription to be received                                 -0-                    234

  Investment (note 4)                                         -0-                 20,000

  Prepaid expenses                                         11,427                    -0-
                                                         --------                -------

                                                          102,449                115,213

Rental deposit                                             10,574                    -0-

Fixed assets (note 5)                                     186,663                    -0-
                                                         --------                -------

                                                         $299,686               $115,213
                                                         ========               ========
LIABILITIES

Current

  Accounts payable and accrued liabilities               $ 15,885                $   -0-

  Current portion of long-term debt                        35,329                    -0-
                                                         --------                -------

                                                           51,214                    -0-

Long-term debt (note 6)                                   164,434                    -0-
                                                         --------                 -------

                                                          215,648                    -0-
                                                         --------                -------

SHAREHOLDERS' EQUITY

Capital stock (note 7)                                    130,213                115,213

Deficit                                                   (46,175)                   -0-
                                                         --------                -------

                                                           84,038                115,213
                                                         --------                -------

                                                         $299,686               $115,213
                                                         ========                =======

                            TELE HUB LINK CORPORATION
                   STATEMENT OF CHANGES IN FINANCIAL POSITION
                  FOR THE INITIAL PERIOD OF THREE MONTHS ENDED
                                OCTOBER 31, 1998
                                   (UNAUDITED)

                                          THREE MONTHS ENDED          OPENING
                                           OCTOBER 31, 1998        JULY 31, 1998
                                          ------------------      --------------
                                            (U.S. DOLLARS)        (U.S. DOLLARS)
OPERATIONS

Net loss                                        $(46,175)            $    -0-

Items not affecting cash
  Depreciation and amortization                    5,165                  -0-

Option to be acquired by U.S. public
  corporation, expired October 28, 1998           20,000                  -0-
                                                --------             --------

Working capital used by operations               (21,010)                 -0-

Change in non-cash items                         (91,600)                (234)
                                                --------             --------

                                                (112,610)                (234)
                                                --------             --------

INVESTMENT

Investment in option                                 -0-              (20,000)

Additions to fixed assets                       (191,828)                 -0-
                                                --------             --------

                                                (191,828)             (20,000)
                                                --------             --------

FINANCING

Long-term debt                                   199,763                  -0-

Issue of shares                                   15,000              115,213
                                                --------             --------

                                                 214,763              115,213
                                                --------             --------
CHANGE IN CASH POSITION                          (89,675)              94,979

CASH AT THE BEGINNING                             94,979                  -0-
                                                --------             --------

CASH AT THE END                                 $  5,304             $ 94,979
                                                ========             ========

                            TELE HUB LINK CORPORATION
                          NOTES TO FINANCIAL STATEMENTS
                  FOR THE INITIAL PERIOD OF THREE MONTHS ENDED
                                OCTOBER 31, 1998
                                   (UNAUDITED)

1.  INCORPORATION AND NATURE OF ACTIVITIES

    The company, incorporated May 15, 1998 under the Ontario Companies Act, provides telemarketing services.

2.  ACCOUNTING POLICIES

    a.   Investment

         Investment is accounted for at cost.

    b.   Foreign currency transactions

         Foreign currency transactions are converted into US dollars using the rate of exchange in effect at the balance sheet date for monetary items in assets and liabilities. For non-monetary items in assets and liabilities, the initial exchange rate is used. Income statement items are converted at the average rate in effect during the month. Gains and losses on currency exchange are reported on the earnings statements.

    c.   Depreciation and amortization

         Fixed assets are depreciated according to the declining balance method at the following rates:

                  Telecommunication equipment                 20%
                  Furniture and fixtures                      20%
                  Computer equipment                          30%


3.  ACCOUNTS RECEIVABLE

                                                                               OPENING
                                                 OCTOBER 31, 1998           JULY 31, 1998
                                                 ----------------           -------------
                                                  (U.S. DOLLARS)            (U.S. DOLLARS)
    Financing to be received                         $67,812                    $-0-

    Sales tax                                         17,906                     -0-

                                                     $85,718                    $-0-
                                                     =======                    ====

4.  INVESTMENT

                                                                           OPENING
                                             OCTOBER 31, 1998           JULY 31, 1998
                                             ----------------          ---------------
                                              (U.S. DOLLARS)            (U.S. DOLLARS)
    Option to be acquired by a U.S. public

      corporation, expired October 28, 1998       $   -0-                   $20,000
                                                  =======                   =======

                            TELE HUB LINK CORPORATION
                          NOTES TO FINANCIAL STATEMENTS
                  FOR THE INITIAL PERIOD OF THREE MONTHS ENDED
                                OCTOBER 31, 1998
                                   (UNAUDITED)

5.  FIXED ASSETS

                                                                                                         OPENING
                                                                            OCTOBER 31, 1998         JULY 31, 1998
                                                                             (U.S. DOLLARS)          (U.S. DOLLARS)
                                 -----------------------------------------------------------         --------------
                                                      ACCUMULATED
                                  COST               DEPRECIATION              NET VALUE               NET VALUE
                                 --------            ------------              ---------               ---------
Telecommunication
  equipment                      $117,035               $2,943                  $114,092                 $-0-

Furniture and fixtures             47,660                1,198                    46,462                  -0-

Computer equipment                 27,133                1,024                    26,109                  -0-
                                 --------               ------                  --------                 ----

                                 $191,828               $5,165                  $186,663                 $-0-
                                 ========               ======                  ========                 ====

6.  LONG-TERM DEBT

                                                                                       OPENING
                                                     OCTOBER 31, 1998               JULY 31, 1998
                                                     ----------------               -------------
                                                      (U.S. DOLLARS)                (U.S. DOLLARS)
Commercial loan, 10%, secured by all currant and
future tangible and intangible assets, payable in
monthly installments of $5,066 starting in January
1999, including interest, maturing in January 2003       $199,763                        $-0-

Current portion                                            35,329                         -0-
                                                         --------                        ----
                                                         $164,434                        $-0-
                                                         ========                        ====

           Estimated payments for each of the next five years are as follows:

                                 (U.S. DOLLARS)
                  1999              $ 35,329
                  2000                46,448
                  2001                51,307
                  2002                56,673
                  2003                10,006
                                    --------

                                    $199,763
                                    ========

                            TELE HUB LINK CORPORATION
                          NOTES TO FINANCIAL STATEMENTS
                  FOR THE INITIAL PERIOD OF THREE MONTHS ENDED
                                OCTOBER 31, 1998
                                   (UNAUDITED)

7.  CAPITAL STOCK

    a.   Authorized

         Common shares, voting and participating

         Preferred shares, non-voting, non-participating, discretionary dividend, redeemable at the amount of the consideration received

    b.   Issued and paid

                                                                          OPENING
                                         OCTOBER 31, 1998              JULY 31, 1998
                                         ----------------              -------------
                                         (U.S. DOLLARS)                (U.S. DOLLARS)
2,654,795 Common shares                     $130,213                      $115,213
                                            ========                      =========


         During the period, the Company proceeded to the issuance of 60,000 common shares for a total of $15,000.

8.  COMMITMENTS

    Under the terms of a lease maturing in October 2003, the Company is committed to the following minimum amounts to which escalating clauses will be added:

                                         (U.S. DOLLARS)

                  1999                      $ 68,961
                  2000                        68,961
                  2001                        68,961
                  2002                        68,961
                  2003                        68,961
                                            --------

                                            $344,805
                                            ========

    Also, the Company signed an agreement with a long distance company for use of their services for four years at a monthly commitment level of $23,150 for a total of $1,111,200.

9.  CONTINGENCY

    The Company is in negotiations to be acquired by a U.S.-based company, What A World!, Inc., resulting in a parent-subsidiary bond.

                            TELE HUB LINK CORPORATION
                          NOTES TO FINANCIAL STATEMENTS
                  FOR THE INITIAL PERIOD OF THREE MONTHS ENDED
                                OCTOBER 31, 1998
                                   (UNAUDITED)

10. SUBSEQUENT EVENTS

    Negotiations are under way regarding a small business loan for an amount of $32,406 to finance acquisitions of equipment.

    The Company intends to proceed to the issuance of 500,000 common shares for a total of $125,000.

    On November 17, 1998, the Company made an offer to renew its option for an additional 120-day period commencing November 17, 1998, in consideration for which the Company will pay What A World!, Inc. an additional $20,000.

11. UNCERTAINTY DUE TO THE YEAR 2000 ISSUE

    The Year 2000 Issue arises because many computerized systems use two digits rather than four to identity a year. Date-sensitive systems may recognize the year 2000 as 1900 or some other date, resulting in errors when information using year 2000 dates is processed. In addition, similar problems may arise in some systems which use certain dates in 1999 to represent something other than a date. The effects of the Year 2000 Issue may be experienced before, on, or after January 1, 2000, and, if not addressed, the impact on operations and financial reporting may range from minor errors to significant systems failure which could affect an entity's ability to conduct normal business operations. It is not possible to be certain that all aspects of the Year 2000 Issue affecting the entity, including those related to the efforts of customers, suppliers or other third parties, will be fully resolved.

                            TELE HUB LINK CORPORATION
                             ADDITIONAL INFORMATION
          FOR THE INITIAL PERIOD OF THREE MONTHS ENDED OCTOBER 31, 1998
                                   (UNAUDITED)
                                                             THREE MONTHS ENDED
                                                              OCTOBER 31, 1998
                                                               (US DOLLARS)
                                                             ------------------
COST OF SALES

Sub-contracts                                                     $39,617

Depreciation of telecommunication equipment                         2,942
                                                                  -------

                                                                  $42,559

SELLING EXPENSES

Salaries and commissions                                          $15,236

Travelling and promotion                                            5,453

External consultant - sales                                         9,311

Telecommunications                                                  1,149
                                                                  -------

                                                                  $31,149
                                                                  =======

ADMINISTRATION EXPENSES

Telecommunications                                                $   383

Taxes                                                                 163

Stationery and supplies                                             3,285

Advertising                                                         1,262

Professional services                                               6,438

External consultant - administration                               19,558

External consultant - corporation finance                           1,630

Expired option                                                     20,000

Depreciation of furniture and fixtures                              1,198

Depreciation of computer equipment                                  1,024

Interest and bank charges                                             255
                                                                  -------

                                                                  $55,196
                                                                  =======

                                                                         ANNEX A

                            SHARE PURCHASE AGREEMENT

                          MADE AS OF DECEMBER 21, 1998

                                     BETWEEN

                  THE SHAREHOLDERS OF TELE HUB LINK CORPORATION
                        AS LISTED ON SCHEDULE 1.3 HERETO

                                       AND

                               WHAT A WORLD!, INC.


                                       AND


                            TELE HUB LINK CORPORATION


TABLE OF CONTENTS

ARTICLE I -SALE AND PURCHASE OF SHARES.....................................................A-1
        1.1    Agreement to Purchase and Sell..............................................A-1
        1.2    Purchase Price..............................................................A-2
        1.3    Allocation of Purchase Price................................................A-2

ARTICLE II - CLOSING ARRANGEMENTS..........................................................A-2
        2.1    Closing.....................................................................A-2
        2.2    Company Closing Deliveries..................................................A-2
        2.3    Vendors' Closing Deliveries.................................................A-3
        2.4    Purchaser's Closing Deliveries..............................................A-3

ARTICLE III - CONDITIONS OF CLOSING........................................................A-3
        3.1    Conditions for the Purchaser's Benefit......................................A-3
               (a)    Representations and Warranties.......................................A-3
               (b)    Compliance...........................................................A-4
               (c)    Business Since Balance Sheet Date....................................A-4
               (d)    Conduct Business in Ordinary Course..................................A-4
               (e)    Consents and approvals...............................................A-4
               (f)    No Litigation........................................................A-4
               (g)    Due Diligence Investigation..........................................A-4
               (h)    Delivery and Good Title..............................................A-4
               (i)    Closing Deliveries...................................................A-4
               (j)    Purchaser's Stockholders' Meeting....................................A-4
        3.2    Conditions for the Vendors' Benefit.........................................A-5
               (a)    Representations and Warranties.......................................A-5
               (b)    Compliance...........................................................A-5
               (c)    Closing Deliveries...................................................A-5

ARTICLE IV - REPRESENTATIONS OF THE COMPANY................................................A-5
        4.1    Organization and Qualification..............................................A-5
        4.2    Capital Structure of the Company............................................A-6
        4.3    No Other Securities.........................................................A-6
        4.4    No Subsidiaries.............................................................A-6
        4.5    Corporate Authority; No Conflicts; Required Consents........................A-6
        4.6    Compliance with Applicable Laws.............................................A-7
        4.7    Permits.....................................................................A-7
        4.8    Financial Statements........................................................A-7
        4.9    Certain Transactions........................................................A-8
        4.10   Insolvency..................................................................A-8
        4.11   Absence of Certain Changes..................................................A-8
        4.12   Absence of Undisclosed Liabilities..........................................A-8
        4.13   Litigation..................................................................A-9
        4.14   Title to Properties: Encumbrances; Etc......................................A-9
        4.15   Taxes.......................................................................A-9
        4.16   Contracts and Commitments..................................................A-10
        4.17   Registration Statement, Proxy Statements, Etc..............................A-11
        4.18   Absence of Environmental Liabilities.......................................A-12
        4.19   Facilities and Equipment...................................................A-12
        4.20   Proprietary Rights.........................................................A-12


        4.21   Accounts Receivable........................................................A-12
        4.22   Personnel..................................................................A-12
        4.23   Insurance..................................................................A-13
        4.24   Brokers' and Finders' Fees.................................................A-13
        4.25   Representations Complete...................................................A-13

ARTICLE V - PERSONAL REPRESENTATIONS AND WARRANTIES OF THE
                      VENDORS.............................................................A-13
        5.1    Title to Shares............................................................A-13
        5.2    Authority; No Conflicts; Required Consents.................................A-14
        5.3    Litigation.................................................................A-14
        5.4    Brokerage..................................................................A-15
        5.5    Tax Consequences...........................................................A-15
        5.6    Registration Statement, Proxy Statement/Prospectus.........................A-15
        5.7    Representations Complete...................................................A-15

ARTICLE VI - REPRESENTATIONS AND WARRANTIES OF PURCHASER..................................A-15
        6.1    Organization, Standing and Power...........................................A-15
        6.2    Capital Structure of the Purchaser.........................................A-16
        6.3    Corporate Authority; No Conflict; Required Consents........................A-16
        6.4    SEC Documents; Financial Statements........................................A-17
        6.5    Absence of Certain Changes.................................................A-17
        6.6    Absence of Undisclosed Liabilities.........................................A-18
        6.7    Litigation.................................................................A-18
        6.8    Compliance with Applicable Laws............................................A-18
        6.9    Permits....................................................................A-18
        6.10   Taxes......................................................................A-19
        6.11   Contracts and Commitments..................................................A-20
        6.12   Registration Statement, Proxy Statements, Etc..............................A-20
        6.13   Proprietary Rights.........................................................A-21
        6.14   Brokers' and Finders' Fees.................................................A-21
        6.15   Board Approval.............................................................A-21
        6.16   Representations Complete...................................................A-21

ARTICLE VII - COVENANTS AND AGREEMENTS....................................................A-21
        7.1    Conduct of Business........................................................A-21
        7.2    Charter Documents and Capital Changes......................................A-22
        7.3    No Solicitations...........................................................A-23
        7.4    Dividends, etc.............................................................A-23
        7.5    Consummation of Agreement..................................................A-23
        7.6    Full Access / Audit........................................................A-23
        7.7    Confidentiality............................................................A-23
        7.8    Cooperation................................................................A-24
        7.9    Further Assurances.........................................................A-24

ARTICLE VIII - GENERAL DEFINITIONS AND INTERPRETATION.....................................A-24
        8.1    Definitions................................................................A-24
        8.2    Headings and Table of Contents.............................................A-27
        8.3    Number and Gender..........................................................A-27
        8.4    Business Days..............................................................A-27
        8.5    Currency and Payment Obligations...........................................A-27


        8.6    Statute References.........................................................A-27
        8.7    Section and Schedule References............................................A-27
        8.8    Notices....................................................................A-28
        8.9    Entire Agreement...........................................................A-29
        8.10   Waiver.....................................................................A-29
        8.11   Severability...............................................................A-30
        8.12   Appointment of Attorney....................................................A-30
        8.13   Language...................................................................A-30
        8.14   Governing Law..............................................................A-30
        8.15   Successor and Assigns......................................................A-30
        8.16   Counterparts...............................................................A-31
        8.17   Termination................................................................A-31

        THIS SHARE PURCHASE AGREEMENT is made as of December 21, 1998

B E T W E E N:

                  THE SHAREHOLDERS OF TELE HUB LINK CORPORATION
                      AS LISTED ON SCHEDULE 1.3 HERETO

                      (hereinafter collectively called the "Vendors")

                                                               OF THE FIRST PART

                                    - and -

                      WHAT A WORLD!, INC.,
                      a corporation formed under the laws of Delaware

                      (hereinafter called the "Purchaser")

                                                              OF THE SECOND PART

                                    - and -

                      TELE HUB LINK CORPORATION,
                      a corporation formed under the laws
                      of the Province of Ontario

                      (hereinafter called the "Company")

                                                               OF THE THIRD PART

WHEREAS the Vendors own in the aggregate all of the issued and outstanding shares in the capital of the Company; and

WHEREAS the Purchaser, directly or through one or more wholly owned subsidiaries, desires to acquire the Shares from the Vendors, and the Vendors desire to sell the Shares to the Purchaser, upon the terms and subject to the conditions hereinafter set forth; and

WHEREAS certain words and phrases with initial capitals are terms as defined in this Agreement;

NOW THEREFORE this Agreement witnesses that, in consideration of the mutual covenants and agreements contained herein, the Parties hereto covenant and agree as follows:


                                    ARTICLE I
                           SALE AND PURCHASE OF SHARES

1.1     AGREEMENT TO PURCHASE AND SELL

        Subject to the terms and conditions hereof, the Vendors agree to sell to the Purchaser, and the Purchaser agrees to purchase from the Vendors, the Shares at the Closing.

1.2     PURCHASE PRICE

        As consideration for the sale, transfer and delivery of the Shares to the Purchaser, the Purchaser shall issue to the Vendors an aggregate of 13,011,339 shares of common stock, par value $0.01 per share, of the Purchaser (the "Purchaser Shares") or 4.124306 Purchaser Shares for each Share sold, transferred and delivered by the Vendors on the Closing Date.

1.3     ALLOCATION OF PURCHASE PRICE

        The number of Shares owned by each of the Vendors and to be sold by each such Vendor to the Purchaser, and the number of Purchaser Shares to be allocated to such Vendor for such Shares, is set forth in Schedule 1.3 hereto.


                                   ARTICLE II
                              CLOSING ARRANGEMENTS

2.1     CLOSING

        The Closing of the purchase and sale of the Shares shall take place at 10:00 a.m. (Ottawa time) on the Closing Date at such place as may be approved in writing by the Parties hereto.

2.2     COMPANY CLOSING DELIVERIES

        At the Closing, subject to the satisfaction of all the conditions set out in Section 3.1 that have not been waived in writing as therein provided, the Company shall deliver to the Purchaser:

        (a) resolutions of the Company authorizing the transfer of the Shares from the Vendors to the Purchaser;

        (b) the minute books, share certificate books and corporate seal of the Company;

        (c) a certificate of the Secretary or other officer of the Company in the form attached hereto as Exhibit A;

        (d) a certificate of the Chief Executive Officer of the Company or other senior officer of the Company, in the person's capacity as an officer of the Company, dated as of the Closing date in the form attached hereto as Exhibit B;

        (e) evidence reasonably satisfactory to the Purchaser to the effect that the Company has obtained or made the Consents and Approvals required to be obtained or made by it prior to the Closing Date; and

        (f) all such other assurances, agreements, documents and instruments as may be reasonably required by the Purchaser to complete the transactions provided for in this Agreement.

2.3     VENDORS' CLOSING DELIVERIES

        At the Closing, subject to the satisfaction of all the conditions set out in Section 3.1 that have not been waived in writing as therein provided, the Vendors shall deliver to the
Purchaser:

        (a) the certificates representing the Shares in fully transferable form free and clear of all Liens, together with duly executed powers of attorney to transfer shares in the form of the power of attorney attached hereto as Exhibit C executed in blank, and the Vendors shall cause the transfers of the Shares to be fully entered in the registers of the Company at Closing;

        (b) the Vendors' Closing Opinion substantially in the form attached hereto as Exhibit D;

        (c) evidence reasonably satisfactory to the Purchaser to the effect that the Vendors have obtained or made the Consents and Approvals required to be obtained or made by them prior to the Closing Date; and

        (d) all such other assurances, agreements, documents and instruments as may be reasonably required by the Purchaser to complete the transactions provided for in this Agreement.

2.4     PURCHASER'S CLOSING DELIVERIES

        At the Closing, subject to the satisfaction of all the conditions set out in Section 3.2 that have not been waived in writing as therein provided, the Purchaser shall deliver to the Vendors:

        (a) certificates representing the Purchaser Shares, such certificates to be in suchdenominations and registered in such names as listed in Schedule 1.3 hereto;

        (b) a certificate of the Chief Executive Officer of the Purchaser or other senior officer of the Purchaser, in the person's capacity as an officer of the Purchaser, dated as of the Closing Date in the form attached hereto as Exhibit E;

        (c) a certificate of the Secretary or other officer of the Purchaser in the form attached hereto as Exhibit F:

        (d) the Purchaser's Closing Opinion substantially in the form attached hereto as Exhibit G; and

        (e) all such other assurances, consents, agreements, documents and instruments as may be reasonably required by the Vendors to complete the transactions provided for in this Agreement.


                                   ARTICLE III
                              CONDITIONS OF CLOSING

3.1     CONDITIONS FOR THE PURCHASER'S BENEFIT

        The Purchaser is not obligated to complete the purchase of the Shares pursuant to this Agreement unless, on or prior to the Closing Date, each of the following conditions shall have been satisfied, it being understood that the following conditions are included for the exclusive benefit of the Purchaser and may be waived in writing, in whole or in part, by the Purchaser at any time; and the Company and the Vendors agree with the Purchaser to take all such actions, steps and procedures within their reasonable control as may be necessary to ensure that the following conditions are fulfilled at or before the Closing
Date:

        (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of each of the Company and the Vendors set forth in this Agreement or in any exhibit, schedule or other document delivered pursuant hereto shall be true and correct in all material respects (except that any such representation or warranty which is already qualified by materiality shall be true and correct in all respects) and not misleading in any material respect on and as of the Closing Date, with the same force and effect as though made on and as of the Closing Date;

        (b) COMPLIANCE. All of the terms, covenants, conditions, obligations and agreements set forth in this Agreement to be complied with or performed by the Company and/or the any of the Vendors at or before the Closing Date shall have been complied with or performed by the Company or such Vendors, as the case may be, on or before the Closing Date;

        (c) BUSINESS SINCE BALANCE SHEET DATE Except as otherwise permitted in this Agreement, during the period from the Company Balance Sheet Date to the Closing Date, there shall have been no material adverse change in the Company's business, assets, operations, prospects or consolidated financial condition;

        (d) CONDUCT BUSINESS IN ORDINARY COURSE. To the Closing Date, the business of the Company shall have been conducted in the ordinary course, consistent with past practices of such entity, except for actions expressly permitted by this Agreement, matters incidental to carrying out this Agreement or such further matters as may be consented to by the Purchaser in writing;

        (e) CONSENTS AND APPROVALS. All Consents and Approvals required to have been obtained by the Company or any of the Vendors prior to the Closing Date shall have been obtained;

        (f) NO LITIGATION. There shall be no litigation or other proceedings pending or threatened against any of the Parties to this Agreement or against any of their respective Affiliates, and no order, stay, injunction or decree shall be in effect and no statute, rule or regulation shall have been enacted:

               (i) which seeks to enjoin, prevent or restrain the completion of the transactions contemplated by this Agreement; or

               (ii) which, if decided adversely, would adversely affect the right of the Purchaser to acquire or retain the Shares or which, in the judgment of the Purchaser, acting reasonably, would make the completion of the transactions contemplated by this Agreement inadvisable;

        (g) DUE DILIGENCE INVESTIGATION. As a result of the Purchaser's investigation carried out pursuant to this Agreement, the Purchaser shall be satisfied with its due diligence review of the Company and the Company's financial condition, business, assets, operations, sales, development, market and prospects;

        (h) DELIVERY AND GOOD TITLE. The Vendors shall have delivered or caused to be delivered to the Purchaser or its designees the certificates for all of the Shares to be purchased, duly endorsed for transfer to the Purchaser or its designees with signatures bank guaranteed and there shall be no other shares of the Company outstanding or outstanding options, warrants or any other rights to acquire any capital in the Company; and each of the Vendors shall have and shall transfer good and marketable title to the Shares owned by him, free and clear of all Liens;

        (i) CLOSING DELIVERIES. The Vendors shall have delivered, and the Purchaser shall have received, the deliveries described in Sections 2.2 and 2.3; and

        (j) PURCHASER'S STOCKHOLDERS' MEETING. At the Purchaser Stockholders' Meeting, the stockholders of the Purchaser shall have approved, by the requisite vote required under the Delaware General

               Corporation Law, this Agreement and the transactions contemplated herein and an amendment to the Purchaser's Certificate of Incorporation pursuant to which, among other things, the number of shares of Purchaser Common Stock authorized thereunder shall be increased to 50,000,000 shares (the "Amendment").

3.2     CONDITIONS FOR THE VENDORS' BENEFIT


        The Vendors are not obligated to complete the sale of the Shares pursuant to this Agreement unless, on or prior to the Closing Date, each of the following conditions shall have been satisfied, it being understood that the following conditions are included for the exclusive benefit of the Vendors and may be waived in writing, in whole or in part, by the Vendors' Representatives at any time; and the Purchaser agrees with the Vendors to take all such actions, steps and proceedings within its reasonable control as may be necessary to ensure that the following conditions are fulfilled at or before the Closing
Date:

        (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Purchaser set forth in this Agreement or in any exhibit, schedule or other document delivered pursuant hereto shall be true and correct in all material respects (except that any such representation or warranty which is already qualified by materiality shall be true and correct in all respects) and not misleading in any material respect on and as of the Closing Date, with the same force and effect as though made on and as of the Closing Date;

        (b) COMPLIANCE. All of the terms, covenants, conditions, obligations and agreements set forth in this Agreement to be complied with or performed by the Purchaser at or before the Closing Date shall have been complied with or performed by the Purchaser on or before the Closing Date; and

        (c) CLOSING DELIVERIES. Purchaser shall have delivered, and the Vendors shall have received, the deliveries described in Section 2.4


                                   ARTICLE IV
                         REPRESENTATIONS OF THE COMPANY

        As a material inducement to the Purchaser entering into this Agreement and completing the purchase of the Shares contemplated by this Agreement and acknowledging that the Purchaser is entering into this Agreement in reliance upon the representations and warranties of the Company set out in this Agreement, the Company represents and warrants to the Purchaser as follows:

4.1     ORGANIZATION AND QUALIFICATION

        The Company is a corporation duly incorporated and organized, validly existing and in good standing under the laws of the Province of Ontario. The Company has the corporate power to own, lease and operate its properties and business and to carry on its business as and in the places where such properties are now owned, leased or operated or such business is now conducted. The Company is duly qualified or licensed to do business as a foreign corporation and is in good standing in every jurisdiction where the character of the property owned or leased by it or the nature of its activities makes such qualification necessary, except where the failure to so qualify has not had and is reasonably likely not to have a Material Adverse Effect on the Company. The Company has delivered to the Purchaser a true copy of its Articles of Incorporation and By-laws or other charter or organizational documents. The Company is not in violation of any of the provisions of such Articles of Incorporation or By-laws or other charter or organizational documents.

4.2     CAPITAL STRUCTURE OF THE COMPANY

        The authorized capital of the Company consists of an unlimited number of common shares (the "Common Shares"), of which, as of the date hereof, 3,154,795 Common Shares are issued and outstanding, and such Common Shares represent the entire issued and outstanding share capital of the Company. All of the issued and outstanding Common Shares have been validly issued and are fully paid and non-assessable. Schedule 1.3 lists all shareholders of the Company and the number of Common Shares held by each of such shareholders.

4.3     NO OTHER SECURITIES

        Other than as set out in Schedules 1.3 and 4.3 hereto:

        (a) there are no other outstanding shares of, or any securities of the Company convertible into or exchangeable for, or any options or other rights (including any pre-emptive rights) to acquire from the Company, or any other contracts, understandings, arrangements or obligations (whether contingent or otherwise) providing for the issuance, transfer or sale by the Company, directly or indirectly, of, any capital stock or any other securities of the Company;

        (b) there are no shares of any class or series of the Company which are currently held by the Company as treasury shares;

        (c) there are no outstanding contractual obligations of the Company to repurchase, redeem or otherwise acquire any Common Shares or other securities issued by the Company;

        (d) no holder of any securities of the Company has any registration rights with respect thereto and no holder of any Common Shares or any ownership interest of the Company is entitled to any dividend or distribution in respect of such Common Shares; and

        (e) there are no voting interests or other agreements or commitments with respect to the voting of any Common Shares.

4.4     NO SUBSIDIARIES

        The Company has no subsidiaries and does not directly or indirectly own any equity or similar interest in, or any interest convertible or exchangeable or exercisable for, any equity or similar interest in, any corporation, partnership, joint venture or other business association or entity. For the purposes of this Agreement, "joint venture" means any entity or contractual relationship (written or oral) pursuant to which any Person shares with any other Person the profits and/or losses of any business undertaking or pursuant to which any Person may be liable for the acts or undertakings of any other Person.

4.5     CORPORATE AUTHORITY; NO CONFLICTS; REQUIRED CONSENTS

        (a) The Company has all requisite corporate power to enter into this Agreement and to consummate the transactions contemplated herein. The execution and delivery of this Agreement and the consummation of the transactions contemplated herein have been duly authorized by the board of directors and the shareholders of the Company. No other corporate actions on the part of the Company are necessary to authorize the execution and delivery by the Company of this Agreement and the consummation by the Company of the transactions contemplated herein. This Agreement has been duly executed and delivered by the Company and constitutes the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms except

              (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

        (b) The execution and delivery of this Agreement by the Company do not, and the consummation of the transactions contemplated herein will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time or both), or give rise to a right of termination, cancellation or acceleration of any obligation or loss of a benefit under (i) any provision of the Articles of Incorporation or By-laws of the Company, in each case as amended, (ii) any material mortgage, indenture, lease, contract or other agreement or instrument to which the Company is a party or by which the Company or any of its properties or assets is bound, or (iii) any Company Permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company or its properties or assets, except, in the case of clauses (ii) and (iii), where such conflict, violation, default, termination, cancellation or acceleration would be reasonably likely not to have a Material Adverse Effect on the Company.

        (c) No Consents and Approvals are required to be made or obtained by the Company in connection with the execution and delivery by the Company of this Agreement or the consummation by the Company of the transactions contemplated herein, except for such Consents and Approvals which, if not obtained or made, are reasonably likely not to have a Material Adverse Effect on the Company and would not prevent or materially alter or delay any of the transactions contemplated by this Agreement.

4.6     COMPLIANCE WITH APPLICABLE LAWS

        The business of the Company is being conducted in compliance with all laws, ordinances, regulations, judgments, orders and decrees of all Governmental Entities (collectively, "Laws") applicable to or binding upon the Company or the properties, assets or business of the Company, except for such violations or failures to comply that would not, individually or in the aggregate, be reasonably likely to have a Material Adverse Effect on the Company. The Company has not received notification that any investigation or inquiry is being or has been conducted by any Governmental Entity with respect to the Company and, to the best knowledge of the Company, (i) no such investigation or inquiry is threatened and (ii) no fact exists or event or circumstance has occurred which would be reasonably likely to give rise to any such investigation or inquiry.

4.7     PERMITS

        The Company holds or has applied for, is in compliance with the terms of and is entitled to all of the benefits under, all permits, licenses, exemptions, orders and approvals of all Governmental Entities necessary for the conduct of its business as currently conducted ("Company Permits"), except for failures to hold or comply with any such Company Permits which would not, individually or in the aggregate, be reasonably likely to have a Material Adverse Effect on the Company. All Company Permits are in full force and effect and will continue in full force and effect upon consummation of the transactions contemplated herein, free and clear of all Liens. No Defaults are or have been recorded with any Governmental Entity in respect of any of the Company Permits, except such Defaults which would not, individually or in the aggregate, be reasonably likely to have a Material Adverse Effect on the Company, and no proceeding is pending or, to the best knowledge of the Company, threatened to revoke, limit or impose conditions on any of the Company Permits, and no fact exists or event or circumstance has occurred which would be reasonably likely to give rise to any such revocation, limitation or imposition of conditions.

4.8     FINANCIAL STATEMENTS

        The balance sheet of the Company dated as of October 31, 1998 and the statements of earnings and deficit and changes in financial position for the three-month period ended October 31, 1998 (the "Company Financial Statements") contained in Schedule 4.8 hereto fairly present, in conformity with generally accepted accounting principles in Canada, in all material respects the financial condition and operating results of the Company at the date and during the period indicated thereon. The Company Financial Statements, and the notes thereto are complete and accurate in all material respects.

4.9     CERTAIN TRANSACTIONS

        The Company is not indebted, either directly or indirectly, to any of its officers, directors or any "affiliate" or "associate" (as such terms are defined in the rules and regulations of the SEC under the Securities Act) of the Company or any of its officers or directors in any amount whatsoever; nor are any of its officers, directors, affiliates or associates indebted to the Company; nor are there any transactions of a continuing nature between the Company and any of its officers, directors, affiliates or associates not subject to cancellation which will continue beyond the Closing Date.

4.10    INSOLVENCY

        (a) No order has been made and no resolution has been passed for the winding up of the Company or for a liquidator to be appointed in respect of the Company and no petition has been presented which remains outstanding and no meeting has been convened for the purpose of winding up the Company.

        (b) To the best knowledge of the Company, no administrative order in respect of receivership has been made and no petition for such an order has been presented in respect of the Company.

        (c) No receiver (which expression shall include an administrative receiver) has been appointed in respect of the Company or any of its assets.

        (d) No execution or distress has been levied upon any of the assets or properties of the Company.

4.11    ABSENCE OF CERTAIN CHANGES

        Since October 31, 1998 (the "Company Balance Sheet Date"), the Company has conducted its business in the ordinary course consistent with past practice and there has not occurred: (i) any change, event or condition (whether or not covered by insurance) that has had or is reasonably likely to have a Material Adverse Effect on the Company; (ii) any acquisition, sale or transfer of any material asset of the Company other than in the ordinary course of business and consistent with past practice; (iii) any change in accounting methods or practices (including any change in depreciation or amortization policies or rates) by the Company or any revaluation by the Company of any of its assets;
(iv) any declaration, setting aside, or payment of a dividend or other distribution with respect to the shares of the Company, or any direct or indirect redemption, purchase or other acquisition by the Company of any of its shares of capital stock; (v) any material contract entered into by the Company, other than in the ordinary course of business and as made available to Purchaser prior hereto, or any material amendment or termination of, or default under, any material contract to which the Company is a party or by which it is bound; or
(vi) any negotiation or agreement by the Company to do any of the things described in the preceding clauses (i) through (v) (other than negotiations with Purchaser and its representatives regarding the transactions contemplated by this Agreement).

4.12    ABSENCE OF UNDISCLOSED LIABILITIES

        The Company has no material obligations or liabilities of any nature (matured or unmatured, fixed or contingent) other than (i) those set forth or adequately provided for in the Company Financial Statements, (ii) those incurred in the ordinary course of business prior to the Company Balance Sheet Date but which are not required to be set forth in the Company Financial Statements under generally accepted accounting principles in Canada, (iii) those incurred in the ordinary course of business since the Company Balance Sheet Date and consistent with past practice,
(iv) those arising under the contracts and commitments set forth in Schedule
4.16 hereto, and (v) those arising under or pursuant to this Agreement.

4.13    LITIGATION

        There are no actions, investigations, proceedings (or any basis therefor), suits or claims, or legal, administrative or arbitral proceedings pending against, or, to the best knowledge of the Company, threatened against or affecting the Company or any of its assets or properties or any of its officers or directors (in their capacities as such) or any of the Vendors that, individually or in the aggregate, have or are reasonably like to have (i) the effect of restraining, modifying or preventing the consummation of the transactions contemplated hereby or (ii) a Material Adverse Effect on the Company, or on the Purchaser or any Affiliate of the Purchaser which acquires the Shares. There is no judgment, decree or order against the Company or, to the knowledge of the Company, any of its directors or officers (in their capacities as such) or any of the Vendors that could prevent, enjoin, alter or materially delay any of the transactions contemplated by this Agreement, or that has had or is reasonably likely to have a Material Adverse Effect on the Company.

4.14    TITLE TO PROPERTIES: ENCUMBRANCES; ETC.

        (a) To the best knowledge of the Company, it has good and defensible title to all its properties and assets, including without limitation, all of its properties and assets reflected in the Company Financial Statements and all such properties and assets purchased by the Company since the Company Balance Sheet Date, except in each case for properties and assets sold or disposed of or contracted to be sold or disposed of since the Company Balance Sheet Date in the ordinary course of business and except for the Company Permitted Encumbrances (as defined below).

        (b) None of the Company's properties or assets is subject to any Liens except the following (herein called the "Company Permitted Encumbrances"): (i) Liens as shown on the Company Financial Statements or as described on Schedule 4.14(b), in each case securing liabilities or obligations with respect to which no Default exists; (ii) purchase money and other security interests for purchased or leased equipment arising in the ordinary course of business since the Company Balance Sheet Date; and (iii) current taxes, assessments and charges not yet due.

4.15    TAXES

        (a) The Company has duly filed or caused to be filed, or will duly file or cause to be filed, with the appropriate governmental authorities all federal, provincial, local and foreign tax reports and returns required to be filed by it prior to the Closing Date, subject to any allowable extension periods, and has maintained, or caused to be maintained, all required records with respect to taxes, and has duly paid in full or caused to be duly paid in full or will duly pay in full, or has established or caused to be established in the Company Financial Statements reserves adequate for payment of, all federal, provincial, local and foreign taxes and other charges due or claimed to be due from each of them by federal, provincial, local or foreign taxing authorities for all periods up to and including the Closing Date, except where the failure to file tax reports and returns and to pay taxes, individually or in the aggregate, is reasonably likely not to have a Material Adverse Effect on the Company. As of the time of filing, the foregoing tax reports and returns correctly reflected or will reflect the facts regarding the income, business, assets, operations and activities of the Company or any other information to be shown thereon. The Company has timely paid or will timely pay all taxes that have been shown as due and payable on such tax reports and returns. The Company is not delinquent in the payment of any taxes and will not be delinquent in the payment of any taxes as of the Closing Date.

        (b) The federal, provincial, local and foreign tax returns of the Company have not been audited by the respective governmental authorities.

        (c) All deficiencies and assessments resulting from any examination of the federal, provincial, local and foreign tax returns and reports of the Company have been paid, finally settled, or adequately provided for in the Company Financial Statements, and no issue resulting in an adjustment has been raised by the Minister of National Revenue ("MNR") or relevant provincial or local authorities in any examination which, by application of similar principles, reasonably could be expected to result in a proposed deficiency for any other period not so examined or in any jurisdiction not so examined.

        (d) To the best knowledge of the Company, no deficiency for any taxes has been proposed, asserted, or assessed against the Company (other than deficiencies or assessments referred to in subparagraph (c) hereof, which deficiencies or assessments have either been paid, finally settled, or adequately provided for in the Company Financial Statements), and the Company has no reason to believe that any such deficiency will be proposed, asserted or assessed. There has been no intentional disregard of any statute, regulation, rule or revenue ruling in the preparation of any tax return that would result in a material increase in any tax liability for any period that remains open to adjustment.

        (e) Amounts have been withheld and paid over to the appropriate governmental authorities by the Company from its employees for all prior periods in compliance with the tax withholding provisions of all applicable federal, provincial, local and foreign laws.

        (f) Amounts have been withheld and paid over to the appropriate governmental authorities by the Company from any payments made in respect of which a withholding obligation is imposed, in compliance with the withholding provisions or "collection at source" provisions of all applicable federal, provincial, local and foreign laws, except where the failure to withhold and pay over, individually or in the aggregate, is reasonably likely not to have a Material Adverse Effect on the Company.

4.16    CONTRACTS AND COMMITMENTS

        (a)   Except as set forth on Schedule 4.16 hereto the Company:

               (i) has no contract, arrangement or commitment which is material to its business, operations or prospects (for the purpose of this subsection, any contract, arrangement or commitment shall be deemed "material" if, together with all related and similar contracts, it calls for fixed and/or contingent payments thereunder of more than $50,000 in the aggregate), except those which are cancelable by the Company on notice of not longer than thirty (30) days and without liability, penalty or premium;

               (ii) has no contract, arrangement or commitment with any director, officer, employee, agent, consultant, advisor, salesman, or representative providing for future compensation of more than $50,000 per annum that is not cancelable by it on notice of not longer than thirty (30) days and without liability, penalty or premium;

               (iii) has no employment agreement with any officer, employee or agent, nor any agreement that contains any severance or termination pay liabilities or obligations;

               (iv) has no collective bargaining or union contracts or agreements;

               (v) has no agreement restricting it from carrying on its business or any part thereof anywhere in the world or from competing in any line of business with any person;

               (vi) has no debt obligation for borrowed money, including guarantees of or agreements to acquire any such debt obligation of others;

               (vii) has no outstanding loan to any person in excess of
                     $10,000, other than advances to directors, officers and employees of the Company for business expenses in the ordinary course of business not exceeding $10,000 in the aggregate;

              (viii) has no obligation or liability as guarantor, surety, co-signer, endorser, comaker, indemnitor or otherwise in respect of the obligation of any other person, other than endorsements in the ordinary course of business; and

               (ix) has not given any irrevocable power of attorney to any person except any agent for service of process in foreign jurisdictions.

        (b) The Company has previously delivered to the Purchaser a true copy of each of the contracts, agreements and other instruments set forth on Schedule 4.16 hereto.

        (c) The Company is not in violation of any of the provisions of its Articles of Incorporation or By-laws or other organizational documents. Except as set out in Schedule 4.16 hereto, (i) each of the material contracts, agreements, commitments, arrangements, leases, insurance policies or other instruments, whether entered into in the ordinary course of business or otherwise, and whether written or oral, to which the Company is a party or by which any of its assets or properties is bound (each, a "Company Contract"), is a valid and binding obligation of the Company and, to the best of the Company's knowledge, of each of the other parties thereto,
              (ii) there are no uncured or unwaived Defaults under any of the Company Contracts on the part of the Company or, to the best of the Company's knowledge, any of the other parties to any such Company Contracts, and (iii) no event has occurred that, with the giving of notice or the lapse of time or both, would result in a Default under any of the Company Contracts, except, in each case, any such Defaults which, either individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect on the Company.

4.17    REGISTRATION STATEMENT PROXY STATEMENTS ETC.

        None of the information with respect to the Company that is included in
(i) the Registration Statement on Form S-4 (the "Registration Statement") to be filed by the Purchaser, either at the time the Registration Statement is declared effective by the SEC (the "Effective Time") or at the Closing Date,
(ii) in the Proxy Statement/Prospectus to be mailed to the stockholders of the Purchaser ("Proxy Statement/Prospectus") (including any information incorporated by reference therein), either at the time copies thereof are filed with the SEC pursuant to Rule 424(b) of the general rules and regulations promulgated under the Securities Act, on the date the Proxy Statement/Prospectus is first mailed to the Company's or the Purchaser's stockholders or on the date of the meeting of the stockholders of the Purchaser to consider and approve the transactions contemplated by this Agreement and the Amendment (the "Purchaser Stockholders' Meeting"), or (iii) any other schedules, statements, reports or other documents required to be filed under the Exchange Act, or the Securities Act or under any other United States federal securities laws relating to the transactions contemplated hereby to be filed by the Purchaser (collectively, the "Other Filings") shall contain any statement which, at such time and in light of the circumstances under which it was made, is false or misleading with respect to any material fact, or omits to state any material fact necessary in order to make the statements therein not false or misleading or necessary to correct any statement in any earlier communication. The Company will advise the Purchaser promptly in writing if prior to the Effective Time or the Closing Date it shall obtain knowledge of any facts that would make it necessary to amend the Registration Statement in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading or to comply with applicable laws.

4.18    ABSENCE OF ENVIRONMENTAL LIABILITIES

        The Company has complied with all applicable environmental laws, orders, regulations, rules and ordinances adopted, imposed or promulgated by any governmental entity relating to the Company's properties. Neither the Company nor any of its leased, owned or other properties are in violation of any federal, provincial, local or foreign law, ordinance or regulation relating to industrial hygiene, worker safety, environmental hazardous materials or waste or toxic materials on, under or about any of the properties, including soil and waste water conditions. No current use of any of the Company's properties constitutes a public or private nuisance. The environmental licenses, permits, clearances, consents and authorizations, if any, material to the operations of the Company are in full force and effect. The Company is not aware of any fact or circumstance that could involve the Company or, following the Closing Date, the Purchaser in any environmental litigation or impose any material environmental liability upon the Company or, following the Closing Date, the Purchaser.

4.19    FACILITIES AND EQUIPMENT

        Except as set forth on Schedule 4.19 hereto, the facilities, structures and equipment of the Company are adequate for the uses to which they are being put. The Company has not received notification that it is in violation of any applicable building, zoning, anti-pollution, health or other law, ordinance or regulation in respect of its facilities, structures and equipment or its operations, the violation of which would, individually or in the aggregate, have or reasonably be likely to have a Material Adverse Effect on the Company and, to the best knowledge of the Company, no such violation exists.

4.20    PROPRIETARY RIGHTS

        To the Company's best knowledge, the Company has not infringed, and is not now infringing, on any patent, trade name, trademark, service mark, copyright, trade secret, technology, know-how or process (collectively, the "Proprietary Rights") belonging to any other person. Set forth on Schedule 4.20 hereto is a list of all Proprietary Rights which are either owned by the Company or which the Company otherwise has the right to use. To the best of the Company's knowledge, the Company holds adequate licenses or other rights to use all Proprietary Rights used in the business of the Company as now conducted.

4.21    ACCOUNTS RECEIVABLE

        The accounts receivable of the company ("Company Accounts Receivable") reflected on Schedule 4.21 hereto represent sales actually made or services actually performed in the ordinary course of business of the Company, and are collectible in the normal course of business at the aggregate recorded amounts thereof. None of the Company Accounts Receivable are subject to any conditions to payment, offsets, counterclaims, defenses of any kind, allowances or credits which together with uncollectible accounts exceeds the bad debt reserves shown on the company Financial Statements (which reserves are adequate and were calculated consistent with past practice).

4.22    PERSONNEL

        The Company has no (i) Employee Plans (as hereinafter defined), contracts or agreements with directors, officers, employees or consultants to which the Company is a party or is subject as of the date of this Agreement, or any (ii) group insurance programs in effect for employees of the Company. The Company has no union contracts or collective bargaining agreements with, or any other obligations to, employee organizations or groups relating to the Company's business, nor is the Company currently engaged in any labour negotiations except in minor grievances not involving any employee organization or group, nor, to the best knowledge of the Company, is the Company the subject of any union organization affecting its business. There is no pending or, to the Company's best knowledge, threatened labour dispute, strike or work stoppage affecting the Company's business.

        The term "Employee Plan" includes all present and prior (including terminated and transferred) plans, programs, agreements, arrangements and methods of contributions or compensation (including all amendments to and components of the same, such as a trust with respect to a plan) providing any remuneration or benefits, other than current cash compensation, to any current or former employee of the Company or to any other person who provides services to the Company's business. The term Employee Plan includes, but is not limited to, pension, retirement, profit sharing, percentage compensation, stock purchase, stock option, bonus and non-qualified deferred compensation plans. The term Employee Plan also includes, but is not limited to, disability, medical, dental, workers compensation, health insurance, life insurance or other death benefits, incentive, severance plans, vacation benefits and fringe benefits.

4.23    INSURANCE

        Schedule 4.23 hereto constitutes a list of all insurance policies and bonds in force with respect to the Company or any of its properties, showing for each such policy or bond: (i) the owner; (ii) the coverage of such policy or bond; (iii) the amount of premium properly allocable to such policy or bond;
(iv) the name of the insurer; and (v) the termination date of the policy or bond. All such insurance policies and bonds are in full force and effect, and the insurance coverage provided by such policies and bonds is adequate for the conduct of the business conducted by the Company in accordance with good business practices.

4.24    BROKERS' AND FINDERS' FEES

        The Company has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or investment bankers' fees or any similar charges in connection with this Agreement or any transaction contemplated hereby.

4.25    REPRESENTATIONS COMPLETE

        None of the representations or warranties made by the Company herein, or in any certificate, instrument or other document furnished by the Company pursuant to this Agreement, when all such documents are read together in their entirety, contains, or will contain at either the Effective Time or on the Closing Date any untrue statement of a material fact, or omits, or will omit at either the Effective Time or on the Closing Date to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading.


                                    ARTICLE V
             PERSONAL REPRESENTATIONS AND WARRANTIES OF THE VENDORS

        Each of the Vendors severally represents and warrants to Purchaser as of the date hereof and on and as of the Closing Date as follows:

5.1     TITLE TO SHARES

        (i) Such Vendor is and will be at the Closing the holder of record and the owner of all beneficial interest in the Shares set forth opposite such Vendors' name on Schedule 1.3 hereto, free and clear of any Liens whatsoever.

        (ii) Such Vendor will transfer and deliver to the Purchaser or its designee at the Closing good and valid title to all of the Shares set forth opposite such Vendor's name on Schedule 1.3, free and clear of any Liens, and all beneficial interest therein.

5.2     AUTHORITY: NO CONFLICTS; REQUIRED CONSENTS

        (a) Such Vendor has all requisite legal right or corporate power, as the case may be, and authority to enter into this Agreement and to consummate the transactions contemplated hereby. No other actions, corporate or otherwise, on the part of such Vendor are necessary to authorize the execution and delivery by such Vendor of the Agreement and the consummation by such Vendor of the transactions contemplated herein. This Agreement has been duly executed and delivered by such Vendor and constitutes the valid and binding obligations of such Vendor, enforceable against such Vendor in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

        (b) The execution and delivery of this Agreement by such Vendor do not, and the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or loss of a benefit under (i) where such Vendor is a corporation, any provision of the Articles of Incorporation or By-Laws, in each case as amended, of such Vendor, or (ii) where such Vendor is a partnership, any provision of the partnership agreement or other governing instrument of such partnership, or
              (iii) where such Vendor is a trust or other entity, the relevant governing instrument of such trust or other entity, or (iv) any material mortgage, indenture, lease, contract or other agreement or instrument to which such Vendor is a party or by which such Vendor or any of its assets or properties is bound, or (v) any Permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to such Vendor or its assets or properties, except in the case of clauses
              (iv) or (v) where such conflict, violation, default, termination, cancellation or acceleration would be reasonably likely not to have a Material Adverse Effect on such Vendor.

        (c) No Consents and Approvals are required to be made or obtained by such Vendor in connection with the execution and delivery of this Agreement by such Vendor or the consummation by such Vendor of the transactions contemplated hereby, except for such Consents and Approvals which, if not obtained or made, are reasonably likely not to have a Material Adverse Effect on such Vendor and would not prevent or materially alter or delay any of the transactions contemplated by this Agreement.

5.3     LITIGATION

        There are no actions, investigations, proceedings (or any basis therefor), suits or claims or legal, administrative or arbitral proceedings pending against or, to the best knowledge of such Vendor, threatened against or affecting such Vendor or such Vendor's Shares that individually or in the aggregate have or are reasonably likely to have (i) the effect of restraining, modifying or preventing the consummation of the transactions contemplated hereby or (ii) a Material Adverse Effect on the Company, or on the Purchaser or any Affiliate of the Purchaser that acquires the Shares. There is no judgment, decree or order against such Vendor that could prevent, enjoin, alter or materially delay any of the transactions contemplated by this Agreement, or that will have or are reasonably likely to have a Material Adverse Effect on the Company.

5.4     BROKERAGE

        Such Vendor has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or investment bankers' fees or any similar charges in connection with this Agreement or any transaction contemplated hereby except, in each such case, any such fees or expenses which are the sole liability and obligation of such Vendor and which shall not, either as a result of the transactions contemplated herein or otherwise, become a liability of the Company or the Purchaser as of or after the Closing Date.

5.5     TAX CONSEQUENCES

        Such Vendor has reviewed with tax advisors the federal, provincial, local and foreign tax consequences of the transactions contemplated by this Agreement. Such Vendor is relying solely on such advisor and not on any statements or representations of the Purchaser or the Company or any of its agents or representatives and understands that the Vendor (and not the Purchaser or the Company) shall be responsible for the Vendor's own tax liability that may arise as a result of the transactions contemplated by this Agreement.

5.6     REGISTRATION STATEMENT PROXY STATEMENT/PROSPECTUS

        None of the information with respect to such Vendor that is included in
(i) the Registration Statement to be filed by the Purchaser, either at the Effective Time or at the Closing Date, (ii) in the Proxy Statement/Prospectus (including any information incorporated by reference therein), either at the time copies thereof are filed with the SEC pursuant to Rule 424(b) of the general rules and regulations promulgated under the Securities Act, on the date the Proxy Statement/Prospectus is first mailed to the Company's or the Purchaser's stockholders or on the date of the Purchaser Stockholders' Meeting, or (iii) any of the Other Filings shall contain any statement respecting such Vendor which, at such time and in light of the circumstances under which it was made, is false or misleading with respect to any material fact respecting such Vendor, or omits to state any material fact necessary in order to make the statements therein respecting such Vendor not false or misleading or necessary to correct any statement in any earlier communication. Such Vendor will advise the Purchaser promptly in writing if prior to the Effective Time or the Closing Date it shall obtain knowledge of any facts that would make it necessary to amend the Registration Statement in order to make the statements respecting such Vendor contained therein, in light of the circumstances under which they were made, not misleading or to comply with applicable laws.

5.7     REPRESENTATIONS COMPLETE

        None of the representations or warranties made by such Vendor herein, or in any certificate, instrument or other document furnished by such Vendor or by the Vendors' Representative on behalf of such Vendor pursuant to this Agreement, when all such documents are read together in their entirety, contains, or will contain at either the Effective Time or on the Closing Date any untrue statement of a material fact, or omits, or will omit at either the Effective Time or on the Closing Date, to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading.


                                   ARTICLE VI
                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

Purchaser represents and warrants to Vendors as follows:

6.1     ORGANIZATIONS STANDING AND POWER

        The Purchaser is a corporation duly incorporated and organized, validly existing and in good standing under the laws of the State of Delaware. The Purchaser has the corporate power to own, lease and operate its properties and business and to carry on its business as and in the places where such properties are now owned, leased or operated or such business is now being conducted. The Purchaser is duly qualified or licensed to do business as a foreign corporation and is in good standing in every jurisdiction where the character of the property owned or leased by it or the nature of its activities makes such qualification necessary, except where the failure to be so qualified and in good standing has not had and is reasonably likely not to have a Material Adverse Effect on Purchaser. Purchaser has delivered a true and correct copy of the Articles of Incorporation and Bylaws or other charter or organizational documents, as applicable, of Purchaser to the Company on behalf of the Vendors. The Purchaser is not in violation of any of the provisions of its Articles of Incorporation or Bylaws or other charter or organizational documents. Purchaser has no subsidiaries and does not directly or indirectly own any equity or similar interest in, or any interest convertible or exchangeable or exercisable for, any equity or similar interest in, any corporation, partnership, joint venture or other business association or entity.

6.2     CAPITAL STRUCTURE OF THE PURCHASER

        The authorized capital stock of the Purchaser consists of 10,000,000 shares of Purchaser Common Stock of which, as of the date hereof, 2,118,125 shares are issued and outstanding. All of the issued and outstanding shares of Purchaser Common Stock have been validly issued and are fully paid and non-assessable. As of the date hereof, the Purchaser has reserved for issuance
(i) up to 560,000 shares of Purchaser Common Stock issuable upon exercise of options granted or to be granted under the Purchaser's 1994 Stock Option Plan,
(ii) up to 40,000 shares of Purchaser Common Stock issuable upon exercise of options granted or to be granted under the Purchaser's Non-Employee Directors' Stock Option Plan, (iii) up to 1,150,000 shares of Purchaser Common Stock issuable upon exercise of the Purchaser's outstanding Redeemable Common Stock Purchase Warrants, and (iv) up to 400,000 shares of Purchaser Common Stock issuable upon exercise of other warrants previously issued by the Purchaser. Except as set out herein or in Schedule 6.2 hereto:

        (a) there are no other outstanding shares of, or any securities of the Purchaser convertible into or exchangeable for, or any options or other rights (including any re-emptive rights) to acquire from the Purchaser, or any other contracts, understandings, arrangements or obligations (whether contingent or otherwise) providing for the issuance, transfer or sale by the Purchaser, directly or indirectly, of, any capital stock or any other securities of the Purchaser;

        (b) there are no outstanding contractual obligations of the Purchaser to repurchase, redeem or otherwise acquire any shares of Purchaser Common Stock or other securities issued by the Purchaser;

        (c) no holder of any securities of the Purchaser has any registration rights with respect thereto and no holder of any shares of Purchaser Common Stock or any ownership interest of the Purchaser is entitled to any dividend or distribution in respect of such shares of Purchaser Common Stock;

        (d) there are no shares of any class or series of capital stock of the Purchaser which are currently held by the Purchaser as treasury shares; and

        (e) there are no voting interests or other agreements or commitments with respect to the voting of any shares of Purchaser Common Stock.

6.3     CORPORATE AUTHORITY; NO CONFLICTS; REQUIRED CONSENTS

        (a) Purchaser has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by the Board of Directors of the Purchaser and, except for the approval by the shareholders of the Purchaser of (i) this Agreement and the transactions contemplated herein and
              (ii) the Amendment

              (the "Shareholder Approval"), no other corporate actions on the part of the Purchaser are necessary to authorize the execution and delivery by the Purchaser of the Agreement and the consummation by the Purchaser of the transactions contemplated herein. This Agreement has been duly executed and delivered by Purchaser and constitutes the valid and binding obligations of Purchaser, enforceable against Purchaser in accordance with its terms except
              (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

        (b) The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or loss of a benefit under (i) any provision of the Articles of Incorporation or By laws of Purchaser, in each case as amended, (ii) any material mortgage, indenture, lease, contract or other agreement or instrument to which Purchaser is a party or by which the Purchaser or any of its assets or properties is bound, or (iii) any Purchaser Permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Purchaser or its assets or properties, except in the case of clauses (ii) or (iii) where such conflict, violation, default, termination, cancellation or acceleration would be reasonably likely not to have a Material Adverse Effect on Purchaser.

        (c) No Consents and Approvals are required to be made or obtained by Purchaser in connection with the execution and delivery of this Agreement by Purchaser or the consummation by Purchaser of the transactions contemplated hereby, except for (i) the Shareholder Approval, (ii) the filing of the Registration Statement and Proxy Statement/Prospectus and the approvals thereof by the SEC, (iii) any filings as may be required under applicable state securities laws and the securities laws of any foreign country, and (iv) such other Consents and Approvals which, if not obtained or made, are reasonably likely not to have a Material Adverse Effect on Purchaser and would not prevent or materially alter or delay any of the transactions contemplated by this Agreement.

6.4     SEC DOCUMENTS; FINANCIAL STATEMENTS

        The Purchaser has filed with the SEC all forms, reports and documents required to be filed by it within the past three years pursuant to the Securities Act, the Exchange Act and the rules and regulations promulgated by the SEC thereunder (the "Purchaser SEC Documents"), all of which, when filed, complied in all material respects with all applicable requirements of the Securities Act and the Exchange Act, as the case may be, and, as of their respective dates, did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading. The financial statements of Purchaser, including the notes thereto, included in the Purchaser SEC Documents (the "Purchaser Financial Statements") fairly present in all material respects the consolidated financial condition and operating results of Purchaser at the dates and during the periods indicated therein (subject, in the case of unaudited statements, to normal, recurring year-end adjustments). There has been no change in Purchaser accounting policies except as described in the notes to the Purchaser Financial Statements or in the Purchaser SEC Documents.

6.5     ABSENCE OF CERTAIN CHANGES

        Since October 31, 1998 (the "Purchaser Balance Sheet Date") and except as described in any of the Purchaser SEC Documents or in any of the Purchaser Financial Statements or the notes thereto included therein, Purchaser has conducted its business in the ordinary course consistent with past practice and there has not occurred: (i) any change, event or condition (whether or not covered by insurance) that has had or is reasonably likely to have a Material

Adverse Effect on Purchaser; (ii) any acquisition, sale or transfer of any material asset of Purchaser other than in the ordinary course of business and consistent with past practice; (iii) any change in accounting methods or practices (including any change in depreciation or amortization policies or rates) by Purchaser or any revaluation by Purchaser of any of its assets; (iv) any declaration, setting aside, or payment of a dividend or other distribution with respect to the shares of Purchaser, or any direct or indirect redemption, purchase or other acquisition by Purchaser of any of its shares of capital stock; (v) any material contract entered into by Purchaser, other than in the ordinary course of business and as made available to Vendors prior hereto, or any material amendment or termination of, or default under, any material contract to which Purchaser is a party or by which it is bound; or (vi) any negotiation or agreement by Purchaser to do any of the things described in the preceding clauses (i) through (v) (other than negotiations with the Company and the Vendors and its representatives regarding the transactions contemplated by this Agreement).

6.6     ABSENCE OF UNDISCLOSED LIABILITIES

        Purchaser has no material obligations or liabilities of any nature (matured or unmatured, fixed or contingent) other than (i) those set forth or adequately provided for in the balance sheet included in Purchaser's Quarterly Report on Form 10-QSB for the period ended October 31, 1998 (the "Purchaser Balance Sheet"), (ii) those incurred in the ordinary course of business prior to the Purchaser Balance Sheet Date and not required to be set forth in the Purchaser Balance Sheet under generally accepted accounting principles in the United States, (iii) those incurred in the ordinary course of business since the Purchaser Balance Sheet Date and consistent with past practice, and (iv) those arising under or pursuant to this Agreement.

6.7     LITIGATION

        There are no actions, investigations, proceedings (or any basis therefor), suits or claims, or legal, administrative or arbitral proceedings pending against, or, to the best knowledge of the Purchaser, threatened against or affecting the Purchaser or any of its assets or properties or any of its officers or directors (in their capacities as such) that, individually or in the aggregate, have or are reasonably like to have (i) the effect of restraining, modifying or preventing the consummation of the transactions contemplated hereby or (ii) a Material Adverse Effect on the Purchaser. There is no judgment, decree or order against the Purchaser or, to the Purchaser's best knowledge, any of its directors or officers (in their capacities as such) that could prevent, enjoin, alter or materially delay any of the transactions contemplated by this Agreement, or that has had or is reasonably likely to have a Material Adverse Effect on the Purchaser.

6.8     COMPLIANCE WITH APPLICABLE LAWS

        The business of the Purchaser is being conducted in compliance with all Laws applicable to or binding upon the Purchaser or the properties, assets or business of the Purchaser, except for such violations or failures to comply that would not, individually or in the aggregate, be reasonably likely to have a Material Adverse Effect on the Purchaser. The Purchaser has not received notification that any investigation or inquiry is being or has been conducted by any Governmental Entity with respect to the Purchaser and, to the best knowledge of the Purchaser, (i) no such investigation or inquiry is threatened and (ii) no fact exists or event or circumstance has occurred which would be reasonably likely to give rise to any such investigation or inquiry.

6.9     PERMITS

        The Purchaser holds or has applied for, is in compliance with the terms of and is entitled to all of the benefits under, all permits, licenses, exemptions, orders and approvals of all Governmental Entities necessary for the conduct of its business as currently conducted ("Purchaser Permits"), except for failures to hold or comply with any such Purchaser Permits which would not, individually or in the aggregate, be reasonably likely to have a Material Adverse Effect on the Purchaser. All Purchaser Permits are in full force and effect and will continue in full force and effect upon consummation of the transactions contemplated herein, free and clear of all Liens. No Defaults are or have been recorded with any Governmental Entity in respect of any of the Purchaser Permits, except such Defaults which would not, individually or in the aggregate, be reasonably likely to have a Material Adverse Effect on Purchaser, and no proceeding is pending or, to the best knowledge of Purchaser, threatened to revoke, limit or impose conditions on any of the Purchaser Permits, and no fact exists or event or circumstance has occurred which would be reasonably likely to give rise to any such revocation, limitation or imposition of conditions.

6.10    TAXES

        (a) Except as set forth on Schedule 6.10 hereto, the Purchaser has duly filed or caused to be filed with the appropriate governmental authorities all federal, state, local and foreign tax reports and returns required to be filed by it, subject to any allowable extension periods, and has maintained, or caused to be maintained, all required records with respect to taxes, and has duly paid in full or caused to be duly paid in full, or has established or caused to be established in the Purchaser Financial Statements reserves adequate for payment of, all federal, state, local and foreign taxes and other charges due or claimed to be due from each of them by federal, state, local or foreign taxing authorities for all periods up to and including the date of this Agreement, except where the failure to file tax reports and returns and to pay taxes, individually or in the aggregate, is reasonably likely not to have a Material Adverse Effect on the Purchaser. As of the time of filing, the foregoing tax reports and returns correctly reflected the facts regarding the income, business, assets, operations and activities of the Purchaser or any other information to be shown thereon. The Purchaser has timely paid all taxes that have been shown as due and payable on such tax reports and returns. The Purchaser is not delinquent in the payment of any taxes.

        (b) Except as set forth on Schedule 6.10 hereto, the federal, state, local and foreign tax returns of the Purchaser have not been audited by the respective governmental authorities.

        (c) All deficiencies and assessments resulting from any examination of the federal, state, local and foreign tax returns and reports of the Purchaser have been paid, finally settled, or adequately provided for in the Purchaser Financial Statements, and no issue resulting in an adjustment has been raised by the Internal Revenue Service ("IRS") or relevant state or local authorities in any examination which, by application of similar principles, reasonably could be expected to result in a proposed deficiency for any other period not so examined or in any jurisdiction not so examined.

        (d) To the best knowledge of the Purchaser, no deficiency for any taxes has been proposed, asserted, or assessed against the Purchaser (other than deficiencies or assessments referred to in subparagraphs (c) or (e) hereof, which deficiencies or assessments have either been paid, finally settled, or adequately provided for in the Purchaser Financial Statements), and the Purchaser has no reason to believe that any such deficiency will be proposed, asserted or assessed. There has been no intentional disregard of any statute, regulation, rule or revenue ruling in the preparation of any tax return that would result in a material increase in any tax liability for any period that remains open to adjustment.

        (e) Amounts have been withheld and paid over to the appropriate governmental authorities by the Purchaser from its employees for all prior periods in compliance with the tax withholding provisions of all applicable federal, state, local and foreign laws.

        (f) Amounts have been withheld and paid over to the appropriate governmental authorities by the Purchaser from any payments made in respect of which a withholding obligation is imposed, in compliance with the withholding provisions or "collection at source" provisions of all applicable federal, state, local and foreign laws, except where the failure to withhold and pay over, individually or in the aggregate, is reasonably likely not to have a Material Adverse Effect on the Purchaser.

6.11    CONTRACTS AND COMMITMENTS

        (a)   Except as disclosed in Schedule 6.11 hereto, the Purchaser:

               (i) has only one employee, its Vice President Finance, whose employment may be terminated by the Company on notice of not longer than thirty (30) days and without severance or termination pay or other liability, penalty or premium;

               (ii) has no other contract, arrangement or commitment with any director, officer, employee, agent, consultant, advisor, salesman, or representative providing for future compensation;

               (iii) has no agreement restricting it from carrying on its business or any part thereof anywhere in the world or from competing in any line of business with any person;

               (iv) has no debt obligation for borrowed money, including guarantees of or agreements to acquire any such debt obligation of others;

               (v)    has no outstanding loan to any person;

               (vi) has no obligation or liability as guarantor, surety, co-signer, endorser, comaker, indemnitor or otherwise in respect of the obligation of any other person, other than endorsements in the ordinary course of business; or

               (vii) has not given any irrevocable power of attorney to any person except any agent for service of process in foreign jurisdictions.

        (b) The Purchaser is not in violation of any of the provisions of its Articles of Incorporation or By-laws or other organizational documents. Except as set out in Schedule 6.11 hereto, (i) each of the material contracts, agreements, commitments, arrangements, leases, insurance policies or other instruments, whether entered into in the ordinary course of business or otherwise and whether written or oral, to which the Purchaser is a party or by which any of its assets or properties is bound (each, a "Purchaser Contract"), is a valid and binding obligation of the Purchaser and, to the Purchaser's best knowledge, of each of the other parties thereto, (ii) there are no uncured or unwaived Defaults under any of the Purchaser Contracts on the part of the Purchaser or, to the Purchaser's best knowledge, any of the other parties to such Purchaser Contracts, and (iii) there has not occurred any event that, with the giving of notice or the lapse of time or both, would result in a Default under any of the Purchaser Contracts, except, in each case, any such Defaults which, either individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect on the Purchaser.

6.12    REGISTRATION STATEMENT PROXY STATEMENTS ETC.

        None of the information with respect to the Purchaser that is included in (i) the Registration Statement to be filed by Purchaser, either at the Effective Time or on the Closing Date, (ii) in the Proxy Statement/Prospectus (including any information incorporated by reference therein), at the time copies thereof are filed with the SEC pursuant to Rule 424(b) of the general rules and regulations promulgated under the Securities Act, on the date the Proxy Statement/Prospectus is first mailed to the Purchaser's stockholders, or on the date of the Purchaser Stockholders' Meeting, or (iii) any of the Other Filings by the Purchaser shall contain any statement which, at such time and in light of the circumstances under which it was made, is false or misleading with respect to any material fact, or omits to state any material fact necessary in order to make the statements therein not false or misleading or necessary to correct any statement in any earlier communication. The Purchaser will advise the Company and the Vendors Representatives promptly in writing if prior to the Effective Time or the Closing Time it shall obtain knowledge of any facts that would make it necessary to amend the Registration Statement in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading or to comply with applicable laws.


6.13    PROPRIETARY RIGHTS

        To the best knowledge of the Purchaser, the Purchaser has not infringed, and is not now infringing, on any patent, trade name, trademark, service mark, copyright, trade secret, technology, know-how or process (collectively, the "Purchaser's Proprietary Rights") belonging to any other Person.

6.14    BROKERS' AND FINDERS' FEES

        Purchaser has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or investment bankers' fees or any similar charges in connection with this agreement or any transaction contemplated hereby.

6.15    BOARD APPROVAL

        The Board of Directors of Purchaser has (i) approved this Agreement and
(ii) determined that the Agreement is in the best interests of its stockholders and is on terms that are fair to such stockholders.

6.16    REPRESENTATIONS COMPLETE

        None of the representations or warranties made by Purchaser herein, or in any certificate instrument or other document furnished by Purchaser pursuant to this Agreement, when all such documents are read together in their entirety, contains or will contain at either the Effective Time or on the Closing Date any untrue statement of a material fact, or omits or will omit at either the Effective Time or on the Closing Date to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading.


                                   ARTICLE VII
                            COVENANTS AND AGREEMENTS

7.1     CONDUCT OF BUSINESS

        During the period from the date hereof to the Closing Date, except as otherwise expressly agreed in writing by the Purchaser or expressly contemplated hereunder, the Company shall conduct its business in the same manner as heretofore conducted and will not engage in any transaction or activity, enter into any agreement or make any commitment, except for (a) changes which are not in the aggregate material; or (b) changes which are otherwise in the ordinary course of business and consistent as to the type of action and amounts involved with past practice. The Company will not take any action the taking of which, or omit to take any action the omission of which, would cause any of the representations or warranties contained in Article IV hereto to fail to be true in any material respect either at or as of any time prior to either the Effective Time or the Closing Date, except as otherwise permitted by this Agreement. The Company will use its reasonable best efforts to preserve its business, business organization and good will, keep available the services of its present officers and employees, and maintain satisfactory relationships with persons having business dealings with it. Without limiting the generality of the foregoing, between the date hereof and the Closing Date, the Company shall not, without the prior written consent of the Purchaser:

        (a) adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Company;

        (b) (i) incur or assume any long-term or short-term debt other than in the ordinary course of business consistent with past practice, or issue any debt securities, (ii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other Person, (iii) make any loans, advances or capital contributions to, or investments in, any other Person other than in the ordinary course of business consistent with past practice, (iv) pledge or encumber any Company Common Shares or (v) mortgage or pledge any of its material assets, tangible or intangible, or create or suffer to exist any material Lien thereupon (other than Liens in the ordinary course of business consistent with past practice);

        (c) (i) increase or agree to increase the compensation payable to its officers or employees, (ii) grant any severance or termination pay to, or enter into any employment or severance agreements with, any officers or employees, (iii) enter into any collective bargaining agreement or (iv) establish, adopt, enter into or amend in any material respect any bonus, profit sharing, thrift, compensation, stock options, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, trust, fund, policy or arrangement for the benefit of any directors, officers or employees;

        (d) acquire or agree to acquire by merger or consolidation with, or by purchase of a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division, or otherwise acquire or agree to acquire any material assets not in the ordinary course of business consistent with past practice;

        (e) sell, lease, license or otherwise dispose of any of its properties or assets which are material, individually or in the aggregate, to the business of the Company;

        (f) enter into any contract or agreement which would be material to the Company or make or authorize any capital expenditure which, individually, is in excess of $100,000 or, together with all such other expenditures, is in excess of $100,000; or

        (g) take, or agree in writing or otherwise to take, any of the actions described in paragraphs (a) through (f) of this Section 7.1, or any other action which is reasonably likely to make any of the Company's representations or warranties contained in this Agreement or in any schedule or other instrument or document delivered pursuant hereto untrue or incorrect in any material respect.

7.2     CHARTER DOCUMENTS AND CAPITAL CHANGES

        From the date of this Agreement to the Closing Date, neither the Company nor the Purchaser will (a) change or amend its Articles of Incorporation or By-laws or other organizational documents except, in the case of the Purchaser, as provided in the Amendment, (b) issue or sell any shares of its capital stock or other securities or ownership interests, except for issuances upon exercise of options, warrants, convertible securities or other rights to purchase outstanding on the date hereof as set out herein or in any schedule hereto, or
(iii) issue options, warrants, convertible securities or other rights to purchase or acquire, or enter into any arrangement or contract with respect thereto, or (c) make any other changes in its capital structure.

7.3     NO SOLICITATIONS

        From the date of this Agreement until the Closing Date, the Company, Purchaser and the Vendors shall not, and shall not permit any of their respective officers, directors or employees or any investment banker, financial advisor, attorney, accountant or other representative retained by any of them to initiate, solicit or encourage any discussions, negotiations, inquiries or proposals for the acquisition of all or substantially all of the Purchaser's or the Company's assets or business or for a merger, consolidation, liquidation, or dissolution of the Company or the Purchaser, as the case may be (an "Acquisition Transaction"), provided, however, that the Company and the Purchaser and their respective directors and officers may participate in any discussions or negotiations regarding, or furnish any information with respect to, any unsolicited Acquisition Transaction if the Company's or the Purchaser's Board of Directors, as the case may be, is advised by the Company's or the Purchaser's outside legal counsel that, in its opinion, the failure to take such action would be likely to constitute a breach of fiduciary duty by such Board of Directors to its stockholders.

7.4     DIVIDENDS ETC.

        From the date of this Agreement to the Closing Date, neither the Purchaser nor the Company shall declare, pay or set aside for payment any dividend or make any distributions, including a distribution of rights, in respect of its respective capital stock or redeem, purchase or otherwise acquire any shares of its respective capital stock, or make any commitment for any such action.

7.5     CONSUMMATION OF AGREEMENT

        Each of the Purchaser, the Company and each of the Vendors shall use his, her or its best efforts to perform and fulfill all conditions and obligations to be performed and fulfilled by such Person under this Agreement and each of the Company and each of the Vendors shall use his, her or its best efforts further to ensure that to the extent within the Company's or such Vendor's control or capable of influence by the Company or such Vendor, respectively, no breach of any of the Company's or such Vendor's respective representations, warranties, and agreements hereunder or contemplated hereby occurs or exists on or before the Closing Date.

7.6     FULL ACCESS/AUDIT

        From the date hereof to the Closing Date, each of the Company and the Purchaser will afford to the other, its directors, officers, counsel, accountants and other authorized representatives, full access, during normal business hours and upon reasonable notice, to its offices, properties, books and records in order that each may have full opportunity to make such investigations as they shall desire to make of the affairs of the other. Each of the Company and the Purchaser will also cause its officers, accountants and solicitors to furnish such additional financial and operating data and other information as the other shall from time to time reasonably request.

7.7     CONFIDENTIALITY

        Until the Closing Date, or, in the event of the termination of this Agreement pursuant to Section 8.17 hereof, for a period of two years from the date of such termination, the Company and the Vendors, on the one hand and, the Purchaser on the other hand and their respective consultants, advisors, officers, directors and employees shall hold in confidence and not divulge or use any confidential or proprietary information of the other obtained from any investigation of the other referred to in Section 7.6 hereof, or given to them by the other or by others performing services for the other or in a confidential relationship with the other, except to the extent (a) required by law, (b) otherwise available from third parties or (c) previously known to it. Neither the Company nor the Purchaser shall misuse to the detriment of the other material confidential or proprietary information obtained from the other.

7.8     COOPERATION

        The Company and the Purchaser will generally cooperate with each other and take such reasonable action as may be reasonably necessary to consummate the transactions contemplated herein in a manner advantageous to all Parties hereto as soon as reasonably practicable, including, without limitation, furnishing to each other, or reviewing, the information relating to each of them required by applicable statutes, rules and regulations for the purpose of preparing the Registration Statement, the Proxy Statement/Prospectus and any state securities law filings, using their best efforts to respond to the comments of the SEC or state securities law administrators, and causing the Proxy Statement/Prospectus to be mailed to each of the Company's and the Purchaser's shareholders as promptly as practicable following the execution of this Agreement. The Company and the Purchaser shall promptly notify each other of any comments or requests for additional information received from the SEC or any state securities law administrators, and will supply each other with copies of all correspondence between them or their representatives and the SEC or members of its staff or state securities law administrators, with respect to the Registration Statement, state securities law matters or any other matters contemplated herein.

7.9     FURTHER ASSURANCES

        Each of the Parties hereto shall execute such documents, further instruments and other papers and take such further actions as may be reasonably required or desirable to carry out the provisions hereof and the transactions contemplated hereby



                                  ARTICLE VIII
                     GENERAL DEFINITIONS AND INTERPRETATION

8.1     DEFINITIONS

        In this Agreement, the following terms shall have the meanings set out below unless the context requires otherwise:

        "ACQUISITION TRANSACTION" has the meaning given in Section 7.3.

        "AFFILIATE" means, with respect to any Person, any other Person who directly or indirectly controls, is controlled by, or is under direct or indirect common control with, such Person, and includes any Person in like relation to an Affiliate. A Person shall be deemed to control a Person if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise; and the term "controlled" shall have a similar meaning.

        "AFFILIATE" has the meaning given in Section 4.9.

        "AGREEMENT" means this Agreement, including the Exhibits and the Schedules to this Agreement, as it or they may be amended or supplemented from time to time, and the expressions "HEREOF", "HEREIN", "HERETO", "HEREUNDER", "HEREBY" and similar expressions refer to this Agreement and not to any particular Section or other portion of this Agreement.

        "ASSOCIATE" has the meaning given in Section 4.9.

        "BUSINESS DAY" means any day except Saturday, Sunday or any day on which banks are generally not open for business in the City of Ottawa or the City of New York.

        "CLOSING" means the completion of the purchase and sale of the Shares in accordance with the provisions of this Agreement.

        "CLOSING DATE" means March 16, 1999 or such earlier or later date as may be agreed upon in writing by the Parties.

        "CLOSING TIME" means the time of closing on the Closing Date provided for in Section 2.1.

        "COMMON SHARES" has the meaning given in Section 4.2.

        "COMPANY" means Tele Hub Link Corporation.

        "COMPANY ACCOUNTS RECEIVABLE" has the meaning given in Section 4.21.

        "COMPANY BALANCE SHEET DATE" means October 31, 1998.

        "COMPANY CONTRACT" has the meaning given in Subsection 4.1 6(c).

        "COMPANY FINANCIAL STATEMENTS" has the meaning given in Section 4.8

        "COMPANY PERMITS" has the meaning given in Section 4.7.

        "COMPANY PERMITTED ENCUMBRANCES" has the meaning given in paragraph 4.14(b).

        "CONSENTS AND APPROVALS" means all consents, approvals, permits, licenses or grants required to be obtained from, or any filings required to be made with, any Governmental Entity or other Person in connection with the execution and delivery of this Agreement and the completion of the transactions contemplated by this Agreement.

        "DEFAULT" means a violation, contravention or breach of any of the terms or conditions of, any modification of the effect of, or the occurrence of any event that would give any other contracting party the right to terminate, accelerate or cancel any right or obligation of a Party hereto under any contract, agreement, indenture, lease, instrument or other document to which a Party hereto is also a party or by which any of the assets or properties of a Party hereto are bound or subject.

        "EMPLOYEE PLAN" has the meaning given in Section 4.22.

        "EXCHANGE ACT" means the United States Securities Exchange Act of 1934, as amended.

        "GOVERNMENTAL ENTITY" means any federal, provincial, state, local or foreign court, arbitral tribunal, administrative agency or commission or other governmental or regulatory authority or administrative agency or commission.

        "INCLUDING" means "including without limitation", and "INCLUDES" means "includes without limitation".

        "IRS" means the Internal Revenue Service of the United States of
        America.

        "LAWS" has the meaning given in Section 4.6.

        "LIENS" means any and all liens, claims, charges, options, agreements, mortgages, pledges, security interests, restrictions or encumbrances of any kind.

        "MATERIAL ADVERSE EFFECT" means a material adverse effect on the condition (financial or otherwise), prospects, results of operations, properties, assets or business of the Party in question.

        "MNR" means the Minister of National Revenue of the Government of Canada.

        "OTHER FILINGS" has the meaning given in Section 4. 17.

        "PARTY" means a party to this Agreement and any reference to a Party includes its successors and permitted assigns; "PARTIES" means every Party.

        "PERSON" is to be broadly interpreted and includes an individual, a corporation, a partnership, association, a trust, an unincorporated organization or other entity or organization, the government of a country or any political subdivision thereof, or any other Governmental Entity, and the executors, administrators or other legal representatives of an individual in such capacity.

        "PROPRIETARY RIGHTS" has the meaning given in Section 4.20.

        "PROXY STATEMENT/PROSPECTUS" has the meaning given in Section 4. 17.

        "PURCHASER" means What a World!, Inc.

        "PURCHASER BALANCE SHEET" has the meaning given in Section 6.6.

        "PURCHASER BALANCE SHEET DATE" means October 31, 1998.

        "PURCHASER COMMON STOCK" means the shares of common stock, par value $0.01 per share, of the Purchaser.

        "PURCHASER CONTRACT" has the meaning given in Subsection 6.1 1 (b).

        "PURCHASER FINANCIAL STATEMENTS" has the meaning given in Section 6.4.

        "PURCHASER PERMITS" has the meaning given in Section 6.9.

        "PURCHASER SEC DOCUMENTS" has the meaning given in Section 6.4.

        "PURCHASER'S CLOSING OPINION" means the opinion of Tenzer Greenblatt LLP, counsel to the Purchaser in the form attached hereto as Exhibit F.

        "PURCHASER'S SOLICITORS" means Tenzer Greenblatt LLP.

        "PURCHASER SHARES" means 13,011,339 shares of Purchaser Common Stock.

        "PURCHASER PROPRIETARY RIGHTS" has the meaning given in Section 6. 13.

        "PURCHASER STOCKHOLDERS' MEETING" has the meaning given in Section 4.17.

        "REGISTRATION STATEMENT" has the meaning given in Section 4.17.

        "SEC" means the United States Securities and Exchanges Commission.

        "SECURITIES ACT" means the United States Securities Act of 1933, as amended.

        "SHAREHOLDER APPROVAL" has the meaning given in Subsection 6.3(a).

        "SHARES" means all the issued and outstanding shares in the capital of the Company.

        "VENDOR REPRESENTATIVES" has the meaning given in Section 8.12.

        "VENDORS" means those Persons listed on Schedule 1.3 hereto.

        "VENDORS' SOLICITOR" means LaBarge Weinstein.

        "VENDORS' CLOSING OPINION" means the opinion of LaBarge Weinstein counsel to the Vendors in the form attached hereto as Exhibit D.

8.2     HEADINGS AND TABLE OF CONTENTS

        The division of this Agreement into Articles and Sections, the insertion of headings, and the provision of any table of contents are for convenience of reference only and shall not affect the construction or interpretation of this Agreement.

8.3     NUMBER AND GENDER

        Unless the context requires otherwise, words importing the singular include the plural and vice versa and words importing gender include all genders.

8.4     BUSINESS DAYS

        If any payment is required to be made or other action is required to be taken pursuant to this Agreement on a day which is not a Business Day, then such payment or action shall be made or taken on the next Business Day.

8.5     CURRENCY AND PAYMENT OBLIGATIONS

        Except as otherwise expressly provided in this Agreement:

        (a) All dollar amounts referred to in this Agreement are stated in United States Dollars;

        (b) Any payment contemplated by this Agreement shall be made by cash, certified cheque or any other method that provides immediately available funds.

8.6     STATUTE REFERENCES

        Any reference in this Agreement to any statute or any section thereof shall, unless otherwise expressly stated, be deemed to be a reference to such statute or section as amended, restated or re-enacted from time to time.

8.7     SECTION AND SCHEDULE REFERENCES

        Unless the context requires otherwise, references in this Agreement to Sections, Exhibits or Schedules are to Sections, Exhibits or Schedules of this Agreement. The Exhibits and Schedules to this Agreement are as follows:


SCHEDULES

        1.3           List of Vendors, Shareholdings and Allocation of Purchase Price
        4.3           Other Securities
        4.8           Company Financial Statements
        4.14(b)       Company Permitted Encumbrances
        4.16          Contracts and Commitments
        4.19          Facilities and Equipment
        4.20          Proprietary Rights
        4.21          Company Accounts Receivable
        4.23          Insurance
        5.2           Actions, Approvals and Filings
        6.2           Capital Stock of Purchaser
        6.10          Purchaser's Taxes
        6.11          Purchaser's Contracts and Commitments

EXHIBITS

        A             Company's Secretary's Certificate
        B             Company's Officer's Certificate
                             C              Power of Attorney to Transfer Shares
        D             Vendors' Closing Opinion
        E             Purchaser's Officer's Certificate
        F             Purchaser's Secretary's Certificate
        G             Purchaser's Closing Opinion

8.8     NOTICES

        (a) Any notice, certificate, consent, determination or other communication required or permitted to be given or made under this Agreement shall be in writing and shall be effectively given and made if (i) delivered personally, (ii) sent by prepaid courier service or mail, or (iii) sent prepaid by fax or other similar means of electronic communication, in each case to the applicable address set out below:

              (i)     if to the Vendors, to:

                      c/o Tele Hub Link Corporation
                      1255 Greene Avenue, Suite 400
                      Westmount, Quebec H3Z 2C3
                      Attention:      Stanley Young, Chief Executive Officer
                      Telephone:      (781) 229-6668
                      Facsimile:      (781) 229-6794

                      with a copy to:

                      LaBarge Weinstein
                      Xerox Building, 11th Floor
                      333 Preston Street
                      Ottawa, Ontario K1 S 5N4
                      Attention:      Randy Taylor
                      Telephone:      (613) 231-3000

                      Facsimile:      (613) 231-3900

               (ii)   if to the Purchaser, to:

                      What A World!, Inc.
                      P.O. Box 20125
                      Tampa, Florida 33622
                      Attention:      David Cornstein
                      Telephone:      (212) 808-2060
                      Facsimile:      (212) 808-0349

                      with a copy to:

                      Tenzer Greenblatt LLP
                      The Chrysler Building
                      405 Lexington Avenue
                      New York City, New York 10174

                      Attention:      James Martin Kaplan, Esq.

                      Telephone:      (212) 885-5000
                      Facsimile:      (212) 885-5001

        (b) Any such communication so given or made shall be deemed to have been given or made and to have been received on the day of delivery if delivered, or on the day of faxing or sending by other means of recorded electronic communication, provided that such day in either event is a Business Day and the communication is so delivered, faxed or sent before 4:30 p.m. on such day. Otherwise, such communication shall be deemed to have been given and made and to have been received on the next following Business Day. Any such communication sent by mail shall be deemed to have been given and made and to have been received on the fifth Business Day following the mailing thereof; provided however that no such communication shall be mailed during any actual or apprehended disruption of postal services. Any such communication given or made in any other manner shall be deemed to have been given or made and to have been received only upon actual receipt.

        (c)   Any Party may from time to time change its address under this
              Section 8.8 by notice to the other Party given in the manner provided by this Section.

8.9     ENTIRE AGREEMENT

        This Agreement (together with all documents attached as Appendices and Schedules, constitutes the entire agreement between the Parties pertaining to the subject matter of this Agreement and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written. There are no conditions, warranties, representations or other agreements between the Parties in connection with the subject matter of this Agreement (whether oral or written, express or implied, statutory or otherwise) except as specifically set out in this Agreement (together with all documents attached as Appendices and Schedules).

8.10    WAIVER

        A waiver of any default, breach or non-compliance under this Agreement is not effective unless in writing and signed by the Party to be bound by the waiver. No waiver shall be inferred from or implied by any failure to act or delay in acting by a Party in respect of any default, breach or non-observance or by anything done or omitted to be done by the other Party. The waiver by a Party of any default, breach or non-compliance under this Agreement shall not operate as a waiver of that Party's rights under this Agreement in respect of any continuing or subsequent default, breach or non-observance (whether of the same or any other nature).

8.11    SEVERABILITY

        Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such prohibition or unenforceability and shall be severed from the balance of this Agreement, all without affecting the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

8.12    APPOINTMENT OF ATTORNEY

        Each of the Vendors, by execution hereof, hereby appoints Stanley Young and Bruce Young acting jointly as attorney in fact and representatives (the "Vendor Representatives"), with full power in such Vendor's name, place and stead to act for and on behalf of such Vendor in respect of any and all matters related to this Agreement, including power to transfer the Shares in the capital of the Company held by such Vendor, to execute such documents and agreements as shall be necessary to carry out the terms of this Agreement and to make such modifications to the terms hereof, provided such modifications do not materially increase the obligations of such Vendor hereunder. The Vendors each agree to execute and deliver such additional instruments and take such additional actions as may be necessary to give effect to this Section 8.12. This power-of-attorney is irrevocable and is coupled with an interest and shall not be effected by the subsequent death, disability or incapacity of any Vendor or, if the Vendor is not a natural person, by the dissolution, liquidation or termination thereof.

8.13    LANGUAGE

        The Parties have required that this Agreement and all deeds, documents and notices relating to this Agreement be drawn up in the English language.

8.14    GOVERNING LAW

        This Agreement shall be governed by and construed in accordance with the laws of the State of New York and the laws of the United States of America applicable in that State and shall be treated, in all respects, as a New York contract without giving effect to the conflict of laws provisions of the laws of the State of New York. The Company and each of the Vendors hereby submits to the jurisdiction of the courts of the State of New York and the Federal Courts of the United States of America located in such state solely in respect of the interpretation and enforcement of the provisions of this Agreement and the documents referred to herein, and hereby waives and agrees not to assert as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or any such document any claim based on alleged lack of personal jurisdiction, improper venue,forum NON CONVENIENT, or any similar basis. The Parties to this Agreement each consent to the service of process in accordance with the notice provisions hereof.

8.15    SUCCESSOR AND ASSIGNS

        This Agreement shall inure to the benefit of, and be binding on, the Parties and their respective heirs, administrators, executors, successors and permitted assigns. None of the Parties hereto may assign or transfer, whether absolutely, by way of security or otherwise, all or any part of his, hers or its respective rights or obligations under this Agreement without the prior written consent of the other Parties hereto (if being understood that the consent of the Vendor Representatives shall be deemed to constitute the consent of each of the Vendors)

8.16    COUNTERPARTS

        This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which taken together shall be deemed to constitute one and the same instrument. Counterparts may be executed either in original or faxed form and the Parties adopt any signatures received by a receiving fax machine as original signatures of the Parties; provided, however, that any Party providing its signature in such manner shall promptly forward to the other Party an original of the signed copy of this Agreement which was so faxed.

8.17    TERMINATION

        This Agreement may be terminated and the transactions contemplated herein may be abandoned at any time prior to the Closing Date, whether before or after approval of this Agreement by the Company, the Vendors or the Purchaser:

        (a)   by mutual written consent of the Parties hereto;

        (b) by any of the Parties hereto if, without fault of the terminating Party, the transactions contemplated herein have not been consummated by May 1, 1999;

        (c) by any of the Parties hereto if there shall be any statute, rule or regulation which makes consummation of the transactions contemplated herein illegal or otherwise prohibited, or any order, decree, injunction enjoining any of the Parties hereto from consummating the transactions contemplated herein and such order, decree, injunction or judgment shall have become final and non-appealable;

        (d) by the Company if there has been a material breach of any representation, warranty, covenant or agreement of the Purchaser contained in this Agreement or in any other instrument or document delivered pursuant hereto, which breach shall not have been cured within 10 business days of receipt by the Purchaser of written notice of such breach from the Company;

        (e) by the Purchaser if there has been a material breach of any representation, warranty, covenant or agreement of the Company or any of the Vendors contained in this Agreement or in any other instrument or document delivered pursuant hereto, which breach shall not have been cured within 10 business days of receipt by the Company or such Vendor, as the case may be, of written notice of such breach from the Purchaser;

        (f) by the Company upon the occurrence of any event that would result in a failure of any of the conditions set forth in section 3.2 hereof, and such event is not capable of being remedied within 30 days after the occurrence thereof; or

        (g) by the Purchaser upon the occurrence of any event that would result in a failure of many of the conditions set forth in section
              3.5 hereof, and such event is not capable of being remedied within 30 days after the occurrence thereof.

        If this Agreement is terminated pursuant to this Section 8.17, this Agreement shall become void and of no effect with no liability on the part of any Party hereto, except that nothing herein shall relieve any Party of any liability for willful breach hereof.

        IN WITNESS WHEREOF the parties have executed this Agreement as of the date first written above.

                                                   WHAT A WORLD!, INC.


                                            Per:  /S/ BRIAN S LAPPIN
                                                  --------------------------
                                                  TELE HUB LINK CORPORATION


                                            Per:  /S/ PATRICK THOMAS
                                                  --------------------------

                                         /S/ STANLEY A. YOUNG
--------------------------------             -----------------------------------
Witness                                      STANLEY A. YOUNG

                                         /S/ ADAM D. YOUNG
--------------------------------             -----------------------------------
Witness                                      ADAM D. YOUNG

                                         /S/ BARBARA YOUNG
--------------------------------             -----------------------------------
Witness                                      BARBARA YOUNG

                                         /S/ HAZEL LECRAW
--------------------------------             -----------------------------------
Witness                                      HAZEL LECRAW

                                         /S/ KIMBERLY BLETZER
--------------------------------             -----------------------------------
Witness                                      KIMBERLY BLETZER

                                         /S/ JAMES BLETZER
--------------------------------             -----------------------------------
Witness                                      JAMES BLETZER

                                         /S/ BRUCE YOUNG
--------------------------------             -----------------------------------
Witness                                      BRUCE YOUNG

                                         /S/ CAROL SMITH
--------------------------------             -----------------------------------
Witness                                      CAROL SMITH

                                         /S/ DAVID CORNSTEIN
--------------------------------             -----------------------------------
Witness                                      DAVID CORNSTEIN

                                         /S/ MARC CORNSTEIN
--------------------------------             -----------------------------------
Witness                                      MARC CORNSTEIN

                                         /S/ NORMAN BERGERON
--------------------------------             -----------------------------------
Witness                                      NORMAN BERGERON

                                         /S/ DENIS CROUGH
--------------------------------             -----------------------------------
Witness                                      DENIS CROUGH

                                         /S/ GREGORY D. DWYER
--------------------------------             -----------------------------------
Witness                                      GREGORY D. DWYER

                                         /S/ ABRAHAM OSTROVSKY
--------------------------------             -----------------------------------
Witness                                      ABRAHAM OSTROVSKY

                                         /S/ ED SCHOLEMAN
--------------------------------             -----------------------------------
Witness                                      ED SCHOLEMAN

                                         /S/ CHAD RAO
--------------------------------             -----------------------------------
Witness                                      CHAD RAO

                                         /S/ SAM ROSENBERG
--------------------------------             -----------------------------------
Witness                                      SAM ROSENBERG

                                         /S/ JOHN DE LUCA
--------------------------------             -----------------------------------
Witness                                      JOHN DE LUCA

                                         /S/ ROBERT FREHILL
--------------------------------             -----------------------------------
Witness                                      ROBERT FREHILL

                                         /S/ MARTIN GOLDMAN
--------------------------------             -----------------------------------
Witness                                      MARTIN GOLDMAN

                                         /S/ DAVID PHILLIPS
--------------------------------             -----------------------------------
Witness                                      DAVID PHILLIPS

                                         /S/ JANET GALLANT
--------------------------------             -----------------------------------
Witness                                      JANET GALLANT

                                         /S/ ADRIENNE WILLLIAM
--------------------------------             -----------------------------------
Witness                                      ADRIENNE WILLIAM

                                         /S/ MARK COHEN
--------------------------------             -----------------------------------
Witness                                      MARK COHEN

                                         /S/ ROY STEILMAN
--------------------------------             -----------------------------------
Witness                                      ROY STEILMAN

                                         /S/ DEBORAH WEINSTEIN
--------------------------------             -----------------------------------
Witness                                      DEBORAH WEINSTEIN

                                         /S/ MAIMON LEAVITT
--------------------------------             -----------------------------------
Witness                                      MAIMON LEAVITT

                                         /S/ DAVID MILLER
--------------------------------             -----------------------------------
Witness                                      DAVID MILLER

                                         /S/ EDWARD MARTIN
--------------------------------             -----------------------------------
Witness                                      EDWARD MARTIN

                                         /S/ JEFF SMITH
--------------------------------             -----------------------------------
Witness                                      JEFF SMITH

                                         /S/ JOHN BENNETT
--------------------------------             -----------------------------------
Witness                                      JOHN BENNETT

                                         /S/ JOHN SPECIAL
--------------------------------             -----------------------------------
Witness                                      JOHN SPECIAL

                                         /S/ RAY STEPHENS
--------------------------------             -----------------------------------
Witness                                      RAY STEPHENS

                                         /S/ JOSH DRACHMAN
--------------------------------             -----------------------------------
Witness                                      JOSH DRACHMAN

                                         /S/ KELLY SMITH
--------------------------------             -----------------------------------
Witness                                      KELLY SMITH

                                         /S/ PATRICK THOMAS
--------------------------------             -----------------------------------
Witness                                      PATRICK THOMAS

                                         /S/ JOHN ROTONDE
--------------------------------             -----------------------------------
Witness                                      JOHN ROTONDE

                                         /S/ GARRY FETMAN
--------------------------------             -----------------------------------
Witness                                      GARRY FETMAN

STANLEY A. YOUNG TRUST                     SAY LIMITED PARTNERSHIP

Per: /S/ STANLEY A. YOUNG                  Per: /S/ STANLEY A. YOUNG
    ----------------------------                --------------------------------

YOUNG MANAGEMENT GROUP, INC.               YOUNG TECHNOLOGY FUND

Per: /S/ STANLEY A. YOUNG                  Per: /S/ STANLEY A. YOUNG
    ----------------------------                --------------------------------

BLETZER FAMILY TRUST                       ASHLEY ELIZABETH BLETZER
MINOR'S TRUST                              MINOR'S TRUST

Per: /S/ KIRK BLETZER                      Per: /S/ KIRK BLETZER
    ----------------------------                --------------------------------

ABIGAIL TAYLOR BLETZER                     ALYSON BARRY BLETZER
MINOR'S TRUST                              MINOR'S TRUST

Per: /S/ KIRK BLETZER                      Per: /S/ KIRK BLETZER
    ----------------------------                --------------------------------

KIMBERLY BLETZER AND                       GLOBAL BUSINESS
JAMES BLETZER (JOINTLY)                    CONSULTANTS, INC.

Per: /S/ JAMES BLETZER                     Per: /S/ BRUCE YOUNG
    ----------------------------                --------------------------------

Per: /S/ KIMBERLY BLETZER
    ----------------------------

CAROL A. SMITH                             DAVID A. SMITH ACF
ACF LINDSEY A. SMITH                       ANDREW BREWER SMITH


Per: /S/ CAROL SMITH                       Per: /S/ CAROL SMITH
    ----------------------------                --------------------------------

DAVID A. PHILLIPS                          KROLL DESIGN ASSOC., INC.
FAMILY TRUST

Per: /S/ DAVID A. PHILLIPS                 Per: /S/ DIANE KROLL
    ----------------------------                --------------------------------

B.T. ALEX BROWN INC.                       FORWARDISSUE LIMITED
CUSTODIAN FOR J. ROTONDE

Per:    B.T. Alex Brown Inc.
        Custodian for J. Rotonde           Per: /S/ GUY NAGGAR
                                                --------------------------------

Per: /S/ JOHN R. ROTONDE
    ----------------------------

        THIS AMENDMENT AGREEMENT is made as of January 11, 1999 BETWEEN:


     STANLEY YOUNG AND BRUCE YOUNG (together, the Vendors' Representatives),
                              FOR AND ON BEHALF OF
                  THE SHAREHOLDERS OF TELE HUB LINK CORPORATION
                             AS LISTED ON EXHIBIT A HERETO
                 (hereinafter collectively called the "Vendors")


                                                               OF THE FIRST PART

- and -

                              WHAT A WORLD!, INC.,
                 a corporation formed under the laws of Delaware
                      (hereinafter called the "Purchaser")

                                                              OF THE SECOND PART

- and -

                           TELE HUB LINK CORPORATION,
                       a corporation formed under the laws
                           of the Province of Ontario
                       (hereinafter called the "Company")

                                                               OF THE THIRD PART

         WHEREAS the Vendors, the Purchaser and the Company have entered into a certain Share Purchase Agreement dated as of December 21, 1998 (the "Share Purchase Agreement");

         AND WHEREAS pursuant to Article 8.12 of the share Purchase Agreement, each of the Vendors has appointed Stanley Young and Bruce Young to act jointly as such Vendor's representatives with full power in such Vendor's name, place and stead to act for and on behalf of such Vendor in respect of any and all matters related to the Share Purchase Agreement, including power to execute such documents and agreements as are necessary to carry out the terms of the Share Purchase Agreement and to make such modifications to the terms thereof, provided such modifications do not materially increase the obligations of such Vendor thereunder;

         AND WHEREAS the Parties hereto, being those parties to the Share Purchase Agreement, desire to modify certain terms of the Share Purchase Agreement in such manner as more fully expressed below;

         NOW THEREFORE this Agreement witnesses that, in consideration of the mutual covenants and agreements contained herein, the Parties hereto covenant and agree as follows:

                                    ARTICLE I

1.1      AMENDMENT TO ARTICLE 1.2 OF THE SHARE PURCHASE AGREEMENT

         Article 1.2 of the Share Purchase Agreement is hereby amended to read as follows:

         As consideration for the sale, transfer and delivery of the Shares to the Purchaser, the Purchaser shall issue to the Vendors an aggregate of 13,011,339 shares of common stock, par value $0.01 per share, of the Purchaser (the "Purchaser Shares"), or 3.9252318 Purchaser Shares for each Share sold, transferred and delivered by the Vendors on the Closing Date.

1.2      AMENDMENT TO SCHEDULE 1.3 TO THE SHARE PURCHASE AGREEMENT

         Schedule 1.3 to the Share Purchase Agreement is hereby amended to read in its entirety as set forth on Exhibit A hereto.

1.3      ALL OTHER TERMS

         With the exception of the changes contemplated in Articles 1.1 and
Article 1.2 hereof, all other terms of the Share Purchase Agreement shall remain intact as executed by the parties thereto on December 21, 1998.

1.4      CAPITALIZED TERMS

         All capitalized terms used herein and not otherwise defined shall have the meanings ascribed thereto in the Share Purchase Agreement.

         IN WITNESS WHEREOF the parties have executed this Agreement as of the date first written above.

                                          WHAT A WORLD!, INC.

                                          Per: /s/ BRIAN S. LAPPIN
                                              ---------------------

                                          TELE HUB LINK CORPORATION

                                          Per: /s/ STANLEY YOUNG
                                              ---------------------

                                          VENDORS' REPRESENTATIVES

                                          /s/ STANLEY YOUNG
                                          -------------------------
                                          STANLEY YOUNG

                                          /s/ BRUCE YOUNG
                                          -------------------------
                                          BRUCE YOUNG

                                                                       ANNEX B

                            CERTIFICATE OF AMENDMENT

                                     OF THE

                          CERTIFICATE OF INCORPORATION

                                       OF

                               WHAT A WORLD!, INC.

                    ----------------------------------------
                     Pursuant to Section 242 of the General
                    Corporation Law of the State of Delaware
                    ----------------------------------------

         WHAT A WORLD!, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify as follows:

         FIRST: The name of the Corporation is WHAT A WORLD!, INC.

         SECOND: Resolutions setting forth a proposed amendment to the Certificate of Incorporation of the Corporation, declaring said amendment to be advisable and directing that said amendment be considered by the stockholders of the Corporation, were adopted by the Board of Directors of the Corporation at a meeting duly held on December 14, 1998.

         THIRD: Thereafter, said amendment was approved in accordance with
Section 242 of the General Corporation Law of the State of Delaware by the holders of a majority of the outstanding shares of the Corporation's capital stock at a special meeting of the Corporation's stockholders duly held on , 1999.

         FOURTH: Said amendment amends the Certificate of Incorporation of the Corporation by deleting Article FIRST and Article FOURTH thereof and substituting therefor a new Article FIRST and Article FOURTH, which read in their entirety as follows:

                  FIRST: The name of the corporation is TeleHubLink Corporation (hereinafter referred to as the "Corporation").

                  FOURTH: The total number of shares of capital stock that the Corporation shall have authority to issue is 50,000,000 shares of Common Stock, par value $0.01 per share.

         FIFTH: Said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its President and attested by its Secretary this ______ day of __________________, 199__.

                                    WHAT A WORLD!, INC.

                                    By:
                                       ----------------------
                                       David B. Cornstein
                                       Chairman of the Board

Attest:

By:
   ---------------
   Brian S. Lappin
   Secretary

                                                                       ANNEX C

                         PROSPECT CAPITAL ADVISORS, LLC
                               36 PROSPECT AVENUE
                                DARIEN, CT 06820


                                                               January 12, 1999


The Special Committee of the Board of Directors
What A World!, Inc.
P.O. Box 20125
Tampa, FL 33622

Members of the Special Committee:


         You have requested our opinion as investment bankers as to the fairness to the unaffiliated shareholders (the "Unaffiliated Shareholders") of What A World!, Inc. ("What A World"), from a financial point of view, of the proposed exchange ratio reflected in the Share Purchase Agreement, dated as of December 21, 1998 and amended as of January 11, 1999 (the "Share Purchase Agreement"), between What A World, Tele Hub Link Corporation ("TeleHub") and the shareholders of TeleHub. Under the Share Purchase Agreement, What A World will issue to the TeleHub shareholders shares of What A World common stock at the rate of
3.9252318 shares of What A World common stock in exchange for each share of common stock of TeleHub (the "Exchange Ratio"), and as a result, TeleHub will become a wholly-owned subsidiary of What A World (the "Transaction"), with the former TeleHub shareholders holding approximately 86% of the outstanding post-Transaction shares of What A World common stock. The terms and conditions of the Transaction are more fully set forth in the Share Purchase Agreement.


         In arriving at our opinion, we have, among other things (i) reviewed the Share Purchase Agreement and discussed with What A World's management the terms of the Share Purchase Agreement; (ii) reviewed What A World's audited financial statements for the years ended February 1, 1997 and January 31, 1998, and interim quarterly financial statements for the quarters ended May 2, 1998, August 1, 1998 and October 31, 1998; (iii) reviewed TeleHub's audited opening balance sheet at July 31, 1998, and TeleHub's unaudited financial statements for the three-month period ended October 31, 1998; (iv) reviewed certain financial projections furnished by TeleHub for calendar years 1998 to 2001 and the assumptions and bases therefor; (v) reviewed certain publicly available filings with the Securities and Exchange Commission for What A World; (vi) held discussions with management of TeleHub and What A World to discuss the business, operations, historical financial results and future prospects of TeleHub and What A World, both on an independent and combined basis, and the implications for combining TeleHub into the What A World public shell; (vii) reviewed the historical market prices and trading volumes of What A World's common stock;
(viii) compared the financial terms and pro forma post-Transaction percentage ownership of the combined entity which What A World common shareholders will retain to that of certain other publicly traded public shell mergers deemed relevant; and (ix) discussed with What A World's management potential market reaction to the Merger.

         In conducting our analysis and in arriving at our opinion, we have, with your consent, relied upon and assumed the accuracy and completeness of the financial and other information that was publicly available or provided to us by What A World and TeleHub, and we have not undertaken to independently verify the same.

We have not prepared or obtained any independent evaluation or appraisal of What A World's or TeleHub's assets or liabilities. With your consent, we have assumed and relied upon the statements of senior management of TeleHub as to the reasonableness and achievability of the financial and operating forecasts furnished by management (and the assumptions and bases therefor). Our opinion is necessarily based on economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. We have been retained by the Special Committee of the Board of Directors of What A World to act as financial advisor to What A World only with respect to this fairness opinion. We do not hold or trade the equity securities of What A World or TeleHub or any of their respective affiliates. Our opinion is directed to the Special Committee of the Board of Directors of What A World and does not constitute a recommendation to any shareholder of What A World as to how such a shareholder should vote on any shareholder vote of What A World held in connection with the Transaction. Our opinion is limited solely to the fairness of the Exchange Ratio to the Unaffiliated Shareholders of What A World.

         On the basis of and subject to the foregoing, as of the date hereof, we are of the opinion that the Exchange Ratio reflected in the Share Purchase Agreement is fair to the Unaffiliated Shareholders of What A World from a financial point of view.


                                        Very truly yours,
                                        /s/ Prospect Capital Advisors, LLC

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145 of the General Corporation Law of the State of Delaware provides for the indemnification of officers and directors under certain circumstances against expenses incurred in successfully defending against a claim and authorizes Delaware corporations to indemnify their officers and directors under certain circumstances against expenses and liabilities incurred in legal proceedings involving such persons because of their being or having been an officer or director.

     Section 102(b) of the Delaware General Corporation Law permits a corporation, by so providing in its certificate of incorporation, to eliminate or limit director's liability to the corporation and its shareholders for monetary damages arising out of certain alleged breaches of their fiduciary duty. Section 102(b)(7) provides that no such limitation of liability may affect a director's liability with respect to any of the following: (i) breaches of the director's duty of loyalty to the corporation or its shareholders; (ii) acts or omissions not made in good faith or which involve intentional misconduct of knowing violations of law; (iii) liability for dividends paid or stock repurchased or redeemed in violation of the Delaware General Corporation Law; or
(iv) any transaction from which the director derived an improper personal benefit. Section 102(b)(7) does not authorize any limitation on the ability of the corporation or its shareholders to obtain injunction relief, specific performance or other equitable relief against directors.

     Reference is made to Article Tenth of the Certificate of Incorporation, as amended, of the Registrant for the provisions which the Registrant has adopted relating to indemnification of officers, directors, employees and agents.

     The Agreement filed as Exhibit 10.1 to this Registration Statement contains provisions entitling certain persons to indemnification for losses incurred under certain circumstances.

     Reference is also made to Section 7 of the Underwriting Agreement filed as
Exhibit 1.1 to this Registration Statement.

     In addition to the foregoing, the Registrant maintains a directors and officers liability insurance policy insuring directors and officers of the Registrant against certain liabilities.

ITEM  21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

          (a) Exhibits

          The Exhibits required to be filed as part of this Registration Statement are listed on the attached Index to Exhibits.

          (b) Financial Statement Schedules

          No Financial Statement Schedules are filed as part of this Registration Statement because they are not required or not applicable or the required information is contained in the financial statements as notes thereto.

ITEM 22.  UNDERTAKINGS.

A.   GENERAL UNDERTAKINGS

     (1) The undersigned Registrant hereby undertakes as follows: That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

     (2) The Registrant undertakes that every prospectus (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act of 1933 and is used in connection with an offering of securities subject to Rule 415, will be filed as part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

     (3) The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     (4) The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

B.   INDEMNIFICATION UNDERTAKINGS.

     Reference is made to the items of the Delaware General Corporation Law and the Company's Certificate of Incorporation, which provide for certain rights of indemnification for officers and directors of the Company.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES


          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on January 13, 1999.


                                           WHAT A WORLD!, INC.


                                           By: /s/ BRIAN S. LAPPIN
                                              -----------------------
                                               Brian S. Lappin
                                               Vice President of Finance and
                                                  Chief Financial Officer




          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE                                            TITLE                                       DATE
---------                                            -----                                       ----
         *                                           Chairman of the Board (Principal            January 13, 1999
----------------------------------------             Executive Officer)
David B. Cornstein

         *                                           Secretary and Director                      January 13, 1999
----------------------------------------
David F. Miller

                                                     Director                                    January 13, 1999
----------------------------------------
Edward J. Munley

/s/  JAMES MARTIN KAPLAN                             Director                                    January 13, 1999
----------------------------------------
James Martin Kaplan

SIGNATURE                                            TITLE                                       DATE
---------                                            -----                                       ----


          *                                          Director                                    January 13, 1999
----------------------------------------
Hugh H. Jones

/s/  BRIAN S. LAPPIN                                 Vice President of Finance and Chief         January 13, 1999
---------------------------------------              Financial Officer (Principal Financial
Brian S. Lappin                                      Officer and Principal Accounting
                                                     Officer)

* By: /s/ JAMES MARTIN KAPLAN
     ------------------------
      James Martin Kaplan
      Attorney-in-Fact

                                INDEX TO EXHIBITS

EXHIBIT
NUMBER    DESCRIPTION
-------   -----------

1.1 Underwriting Agreement between Registrant and Whale Securities Co., L.P. and Selected Dealer Agreement. (incorporated by reference to
          Exhibit 1.1 of the Registrant's Form 10-KSB for the year ended December 31, 1994 as filed with the Securities and Exchange Commission (the "1994 Form 10-KSB")).

3.1 Certificate of Incorporation of Registrant, as amended (incorporated by reference from Exhibit 1.1 of the Registrant's Registration Statement on Form SB-2, (Commission No. 33-84774) as filed with the Securities and Exchange Commission (the "SB-2")).

3.2 By-Laws of Registrant (incorporated by reference to Exhibit 3.2 of the SB-2).

3.2.A Restated By-Laws of Registrant (incorporated by reference to Exhibit 3.2A of the SB-2).

4.1       Form of Certificate for Common Stock (incorporated by reference to
          Exhibit 4.1 of the SB-2).

4.2 Public Warrant Agreement between the Registrant, American Stock Transfer & Trust Company and Whale Securities Co., L.P. (incorporated by reference to Exhibit 4.2 of the SB-2).

4.3       Form of Public Warrant Certificate (incorporated by reference to
          Exhibit 4.3 of the SB-2).

4.4       Underwriter's Warrant Agreement (incorporated by reference to Exhibit
          4.4 of the SB-2).


5.1       Opinion of Tenzer Greenblatt LLP.

10.1 Share Purchase Agreement dated as of December 21, 1998 (the "Share Purchase Agreement") between the Registrant, Tele Hub Link Corporation ("TeleHub") and the shareholders of TeleHub (included as Annex A to the Proxy Statement/Prospectus which forms a part of this Registration Statement).

10.1(a) Amendment No. 1 dated as of January 11, 1999 to the Share Purchase Agreement (included in Annex A to the Proxy Statement/Prospectus which forms a part of this Registration Statement).


10.2 Agreement among the Registrant, Edward J. Munley, David B. Cornstein, David Miller and the other parties thereto, dated as of July 21, 1993, together with amendments to said Agreement (incorporated by reference to Exhibit 10.1 of the SB-2).

10.3 Employment Agreement with Edward J. Munley dated as of November 8, 1994 (incorporated by reference to Exhibit 10.3 of the SB-2).

10.4 Consulting Agreement between the Registrant and the Whale Securities Co., L.P. (incorporated by reference to Exhibit 10.11 of the 1994 Form 10-KSB).

10.5 1994 Stock Option Plan (incorporated by reference to Exhibit 10.12 of the SB-2).

10.5.A 1994 Nonemployee Directors' Stock Option Plan (incorporated by reference to Exhibit 10.12A of the SB-2).

10.6 Letter agreement dated October 3, 1994 by and among the Registrant, David B. Cornstein, David F. Miller and Edward J. Munley (incorporated by reference to Exhibit 10.17 of the SB-2).

10.7 Agreement dated as of September 8, 1994 by and among the Registrant, Edward J. Munley, David B. Cornstein and David F. Miller in respect of contribution of shares to the Registrant (incorporated by reference to Exhibit 10.19 of the SB-2).

10.8 Form of Seasonal Secured Revolving Note dated August 28, 1996 in favor of each of David B. Cornstein, Hugh H. Jones, Jr. and David F. Miller (incorporated by reference to the Registrant's Form 10-QSB for the Quarter ended August 3, 1996 (the "Third Quarter 1996 10-QSB")).

10.9 Form of Warrant and Registration Agreement dated as of August 28, 1996 in favor of each of David B. Cornstein, Hugh H. Jones, Jr. and David
          F. Miller. (incorporated by reference to Exhibit 10.2 to the Third Quarter 1996 10-QSB).

10.10 Security Agreement dated as of August 28, 1996 in respect of Seasonal Secured Revolving Notes (incorporated by reference to Exhibit 10.3 to the Third Quarter 1996 10-QSB).

10.11 Asset Purchase Agreement dated as of March 7, 1997 between the Registrant and Natural Wonders, Inc. (incorporated by reference to
          Exhibit 10.11 to the Registrant's Form 10-KSB for the fiscal year ended February 1, 1997 (the "Fiscal 1996 10-KSB")).

10.12 Management Agreement dated March 7, 1997 between the Registrant and Natural Wonders, Inc. (incorporated by reference to Exhibit 10.13 to the Fiscal 1996 10-KSB).

10.13 Form of Non Competition Agreement dated March 7, 1997 by David B. Cornstein and David F. Miller (incorporated by reference to Exhibit
          10.14 to the Fiscal 1996 10-KSB).


10.14 Agreement dated October 29, 1998 between TeleHub and Access One Communications, Inc.

10.15     Agreement dated as of October 22, 1998 between TeleHub and Call Tel.





10.16 General Security Agreement dated as of June __, 1998 between TeleHub and AT&T Canada Long Distance Services Company.

10.17 Business Long Distance Special Flat Rate Service Agreement between TeleHub and AT&T Canada Long Distance Services Company.


11 Statement re Computation of Per Share Earnings (not required because the relevant computations can be clearly determined from material contained in the financial statements included herein).

16 Letter dated June 8, 1998 from Arthur Anderson LLP pursuant to Item 304(a)(3) of Regulation S-B (incorporated by reference to Exhibit 16 to the Registrant's Current Report on Form 8-K dated June 9, 1998).

23.1 Consent of Tenzer Greenblatt LLP (included in its opinion filed as Exhibit 5.1).

23.2      Consent of Kirkland, Russ, Murphy & Tapp.*

23.3      Consent of Arthur Andersen LLP.*

23.4      Consent of Giroux, Menard et Associes.*

23.5      Consent of Prospect Capital regarding their fairness opinion.*

24        Power of Attorney.**

99.1      Form of What A World!, Inc. Proxy.*

----------
*  Replaces previously filed exhibit.
** Previously filed.